UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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SPRINT NEXTEL CORPORATION

(Name of Registrant as Specified In Its Charter)

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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

MAY 12, 2009

We will hold the annual meeting of shareholders of Sprint Nextel Corporation on Tuesday, May 12, 2009 at 10:00 a.m. Central time at The Overland Park Convention Center, 6000 College Boulevard, Overland Park, Kansas 66211 (913-339-3000).

The purpose of the annual meeting is to consider and take action on the following:

1.	Election of ten directors for a one-year term ending 2010;

2.	Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for 2009;

3.	Approval of an amendment to the 1988 Employees Stock Purchase Plan to increase the authorized number of shares available for purchase;

4.	Vote on two shareholder proposals, if presented at the meeting; and

5.	Any other business that properly comes before the meeting.

Like last year, we are taking advantage of Securities and Exchange Commission rules that allow us to furnish proxy materials to you via the Internet. Unless you have already requested to receive a printed set of proxy materials, you will receive a Notice Regarding the Availability of Proxy Material, or Notice. The Notice contains instructions on how to access proxy materials and vote your shares via the Internet or, if you prefer, to request a printed set of proxy materials at no additional cost to you. We believe that this approach provides a convenient way for you to access your proxy materials and vote your shares, while lowering our printing and delivery costs and reducing the environmental impact associated with our annual meeting.

Shareholders of record as of March 13, 2009 can vote at the annual meeting. On or about March 31, 2009, we will mail the Notice or, for shareholders who have already requested to receive a printed set of proxy materials, this proxy statement, the accompanying proxy card and the annual report on Form 10-K for the year ended December 31, 2008. Please vote before the annual meeting in one of the following ways:

1.	By Internet—You can vote over the Internet at www.proxyvote.com by entering the control number found on your Notice or proxy card;

2.	By Telephone—You can vote by telephone by calling 1-800-690-6903 and entering the control number found on your Notice or proxy card; or

3.	By Mail—If you received your proxy materials by mail, you can vote by signing, dating and mailing the proxy card in the pre-paid enclosed envelope.

Your vote is very important. Please vote before the meeting using one of the methods above to ensure that your vote will be counted. Your proxy may be revoked at any time before the vote at the annual meeting by following the procedures outlined in the accompanying proxy statement.

By order of the Board of Directors,

James H. Hance, Jr.
Chairman of the Board of Directors

Overland Park, Kansas

March 30, 2009

General Information About Proxies and Voting

Date, Time and Place

These proxy materials are delivered in connection with the solicitation by our board of directors of proxies to be voted at our annual meeting of shareholders, which will be held at The Overland Park Convention Center, 6000 College Boulevard, Overland Park, Kansas 66211 at 10:00 a.m. Central time on Tuesday, May 12, 2009. On or about March 31, 2009, we mailed to our shareholders entitled to vote at the meeting the Notice or, for shareholders who have already requested to receive printed materials, this proxy statement and the form of proxy. Our principal executive offices are located at 6200 Sprint Parkway, Overland Park, Kansas 66251.

Purpose of the Annual Meeting

At the annual meeting, shareholders will be asked to:

•	elect ten directors to serve for a term of one year (Item 1 on the proxy card);

•	ratify the appointment of KPMG LLP as our independent registered public accounting firm for 2009 (Item 2 on the proxy card);

•	vote on an amendment to the 1988 Employees Stock Purchase Plan to increase the authorized number of shares available for purchase (Item 3 on the proxy card);

•	vote on a shareholder proposal concerning special shareholder meetings, if presented at the meeting (Item 4 on the proxy card);

•	vote on a shareholder proposal concerning political contributions, if presented at the meeting (Item 5 on the proxy card); and

•	take action on any other business that properly comes before the meeting and any adjournment or postponement of the meeting.

Record Date; Shareholders Entitled to Vote

The close of business on March 13, 2009 has been fixed as the record date for the determination of shareholders entitled to notice of, and to vote at, the 2009 annual meeting or any adjournments or postponements of the 2009 annual meeting.

As of the record date, the following shares were outstanding and entitled to vote:

Designation	Outstanding	Votes per Share
Series 1 common stock	2,790,132,789	1.0000
Series 2 common stock	74,831,333	0.1000

The relative voting power of our different series of voting stock is set forth in our articles of incorporation.

A complete list of shareholders entitled to vote at the 2009 annual meeting will be available for examination by any shareholder at 6200 Sprint Parkway, Overland Park, Kansas 66251, for purposes pertaining to the 2009 annual meeting, during normal business hours for a period of ten days before the annual meeting, and at the time and place of the annual meeting.

Quorum

In order to carry on the business of the meeting, we must have a quorum. A quorum requires the presence, in person or by proxy, of the holders of a majority of the votes entitled to be cast at the meeting. We count abstentions and broker “non-votes” as present and entitled to vote for purposes of determining a quorum. A broker “non-vote” occurs when a shareholder fails to provide voting instructions to his or her broker for shares held in “street name.” Under those circumstances, a shareholder’s broker may be authorized to vote for the shareholder on some routine items, but is prohibited from voting on other items. Those items for which a shareholder’s broker cannot vote result in broker “non-votes.”

Votes Required

Required Vote to Elect the Directors (Proposal 1; Item 1 on the Proxy Card)

Each of the ten nominees for director will be elected as a director if the votes cast for each such nominee exceed the number of votes against that nominee, assuming that there is a quorum represented at the annual meeting. A summary of our majority voting standard appears on page 24 under “Proposal 1—Election of Directors—Board Committees and Director Meetings—The Nominating and Corporate Governance Committee—Majority Voting.”

Required Vote to Ratify the Appointment of our Independent Registered Public Accounting Firm (Proposal 2; Item 2 on the Proxy Card)

The affirmative vote of a majority of votes cast in person or by proxy by holders of our common stock entitled to vote on the matter is required to ratify the appointment of KPMG LLP as our independent registered public accounting firm for 2009.

Required Vote to Approve the Amendment to the 1988 Employees Stock Purchase Plan (Proposal 3; Item 3 on the Proxy Card)

The affirmative vote of a majority of votes cast in person or by proxy by holders of our common stock entitled to vote on the matter is required to approve the management proposal concerning an amendment to the 1988 Employees Stock Purchase Plan.

Required Vote to Approve the Shareholder Proposals (Proposals 4 and 5; Items 4 and 5 on the Proxy Card)

The affirmative vote of a majority of votes cast in person or by proxy by holders of our common stock entitled to vote on the matter is required to approve the shareholder proposals, if presented at the annual meeting.

Treatment of Abstentions, Not Voting and Incomplete Proxies

If a shareholder marks the “Abstain” box, it will have no effect on the vote for Proposal 1, but it will have the same effect as a vote against Proposals 2 through 5. If a shareholder does not return a proxy, it will have no effect on the vote for the proposals. Broker non-votes for non-routine proposals will also have no effect on the vote for the proposals. Except for broker non-votes, if a proxy is returned without indication as to how to vote, the stock represented by that proxy will be considered to be voted in favor of Proposals 1, 2 and 3, and voted against Proposals 4 and 5.

Voting of Proxies

Giving a proxy means that you authorize the persons named in the proxy card to vote your shares at the 2009 annual meeting in the manner directed. You may vote by proxy or in person at the meeting. To vote by proxy, you may use one of the following methods if you are a registered holder (that is, you hold our stock in your own name):

•	By Internet—You can vote over the Internet at www.proxyvote.com by entering the control number found on your Notice or proxy card;

•	By Telephone—You can vote by telephone by calling 1-800-690-6903 and entering the control number found on your Notice or proxy card; or

•	By Mail—If you received your proxy materials by mail, you can vote by signing, dating and mailing the proxy card in the pre-paid enclosed envelope.

We request that shareholders vote as soon as possible. When the proxy is properly returned, the shares of stock represented by the proxy will be voted at the 2009 annual meeting in accordance with the instructions contained in the proxy.

Except for broker non-votes, if any proxy is returned without indication as to how to vote, the stock represented by the proxy will be considered to be voted in favor of Proposals 1, 2 and 3, and voted against Proposals 4 and 5. Unless a shareholder checks the box on the proxy card to withhold discretionary authority, the proxies may use their discretion to vote on other matters introduced at the 2009 annual meeting.

If a shareholder’s shares are held in “street name” by a broker or other nominee, the shareholder should check the voting form used by that firm to determine whether the shareholder may provide voting instructions to the broker or other nominee by telephone or the Internet.

Every shareholder’s vote is important. Accordingly, you should vote via the Internet or by telephone; sign, date and return the enclosed proxy card if you received it by mail; or provide instructions to your broker or other nominee whether or not you plan to attend the annual meeting in person.

Revocability of Proxies and Changes to a Shareholder’s Vote

A shareholder has the power to revoke his or her proxy or change his or her vote at any time before the proxy is voted at the annual meeting. You can revoke your proxy or change your vote in one of four ways:

•	by sending a signed notice of revocation to our corporate secretary to revoke your proxy;

•	by sending to our corporate secretary a completed proxy card bearing a later date than your original proxy indicating the change in your vote;

•

by logging on to www.proxyvote.com in the same manner you would to submit your proxy electronically or calling 1-800-690-6903, and in each case following the instructions to revoke or change your vote; or

•

by attending the annual meeting and voting in person, which will automatically cancel any proxy previously given, or by revoking your proxy in person, but attendance alone will not revoke any proxy that you have given previously.

If you choose any of the first three methods, you must take the described action no later than the beginning of the 2009 annual meeting. Once voting on a particular matter is completed at the annual meeting, you will not be able to revoke your proxy or change your vote as to that matter. If your shares are held in street name by a broker, bank or other financial institution, you must contact that institution to change your vote.

Solicitation of Proxies

This solicitation is made on behalf of our board of directors, and we will pay the cost and expenses of printing and mailing this proxy statement and soliciting and obtaining the proxies, including the cost of reimbursing brokers, banks and other financial institutions for forwarding proxy materials to their customers. Proxies may be solicited, without extra compensation, by our officers and employees by mail, telephone, fax, personal interviews or other methods of communication. We have engaged the firm of Georgeson Shareholder Communications, Inc. to assist us in the distribution and solicitation of proxies and will pay Georgeson a fee of $9,000 plus out-of-pocket expenses for its services.

Voting by Our Employees Participating in the Sprint Nextel 401(k) Plan

If you are an employee of Sprint Nextel who has a right to vote shares acquired through your participation in our 401(k) plan, you are entitled to instruct the trustee, Fidelity Management Trust Company, how to vote the shares allocated to your account. The trustee will vote those shares as you instruct. You will receive voting information that covers any shares held in your 401(k) plan account, as well as any other shares registered in your own name.

If you do not instruct the trustee how to vote your shares, the 401(k) plan provides for the trustee to vote those shares in the same proportion as the shares for which it receives instructions from all other participants. To allow sufficient time for the trustee to vote, your voting instructions must be received by the trustee by May 7, 2009.

Delivery of Proxy Materials to Households Where Two or More Shareholders Reside

Rules of the Securities and Exchange Commission, or SEC, allow us to deliver multiple Notices in a single envelope or a single copy of an annual report and proxy statement to any household where two or more shareholders reside if we believe the shareholders are members of the same family. This rule benefits shareholders by reducing the volume of duplicate information they receive at their households. It also benefits us by reducing our printing and mailing costs.

We mailed Notices in a single envelope, or a single set of proxy materials, as applicable, to each household this year unless the shareholders in these households provided instructions to the contrary in response to a notice previously mailed to them. However, for shareholders who previously requested a printed set of the proxy materials, we mailed each shareholder in a single household a separate proxy card or voting instruction form. If you prefer to receive your own copy of the proxy materials for this or future annual meetings and you are a registered holder, you may request a duplicate set by writing to Sprint Nextel Shareholder Relations, 6200 Sprint Parkway, Mailstop KSOPHF0302-3B424, Overland Park, Kansas 66251 or by email at shareholder.relations@sprint.com, or by calling 913-794-1091, and we will promptly furnish such materials. If a broker or other nominee holds your shares, you may instruct your broker to send duplicate mailings by following the instructions on your voting instruction form or by contacting your broker.

If you share a household address with another shareholder, and you receive duplicate mailings of the proxy materials this year, you may request that your household receive a single set of proxy materials in the future. If you are a registered holder, please contact Sprint Nextel Shareholder Relations using one of the contact methods described above. If a broker or other nominee holds your shares, you should follow the instructions on your voting instruction form or contact your broker.

If you hold some shares as a registered holder or through our 401(k) plan, and other shares in the name of a broker or other nominee, we must send you proxy materials for each account. To avoid receiving duplicate sets of proxy materials, you may consolidate accounts or consent to electronic delivery as described in the following section.

Electronic Delivery of the Proxy Materials

We are able to distribute the annual report and proxy statement to shareholders in a fast and efficient manner via the Internet. This reduces the amount of paper delivered to a shareholder’s address and eliminates the cost of sending these documents by mail. You may elect to view all future annual reports and proxy statements on the Internet instead of receiving them by mail. Alternatively, you may elect to receive all future annual reports and proxy statements by mail instead of viewing them via the Internet. To make an election, please log on to www.proxyvote.com and enter your control number.

If you have enrolled for electronic delivery, you will receive an email notice of shareholder meetings. The email will provide links to our annual report and our proxy statement. These documents are in PDF format so you will need Adobe Acrobat® Reader to view these documents on-line, which you can download for free by visiting www.adobe.com. The email will also provide a link to a voting web site and a control number to use to vote via the Internet.

Confidential Voting Policy

Your votes are kept confidential from our directors, officers and employees, subject to certain specific and limited exceptions. One exception occurs if you write opinions or comments on your proxy card. In that case, a copy of the proxy card is sent to us.

Attending the Meeting

Shareholders, their guests and persons holding proxies from shareholders may attend the annual meeting. Seating, however, is limited and will be available on a first-come, first-served basis. If you plan to attend the meeting, please bring proof of ownership to the meeting. A brokerage account statement showing that you owned our stock on March 13, 2009 is acceptable proof.

Conference Call and Audio Webcast

Shareholders may listen live by phone or audio webcast to our annual meeting. The dial-in numbers for the conference call will be posted at www.sprint.com/investors/shareholders/annualmeeting before the meeting. Lines are limited and will be available on a first-come, first-served basis. Shareholders may access the audio webcast of our annual meeting at the same web address. This is an audio-only webcast with no video or other materials.

Security Ownership of Certain Beneficial Owners

The following table provides information about the only known beneficial owners of five percent or more of our voting common stock based on our stock outstanding at March 13, 2009.

For purposes of the table below, beneficial ownership is determined based on Rule 13d-3 of the Securities Exchange Act of 1934, which states that a beneficial owner is any person who directly or indirectly has or shares voting and/or investment/dispositive power.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
Common Stock	AXA Financial, Inc. 1290 Avenue of the Americas New York, New York 10104	234,347,139 shares	(1)	8.4%

	Dodge & Cox 555 California Street, 40th Floor San Francisco, CA 94104	195,440,413 shares	(2)	7.0%

	Capital Research Global Investors 333 South Hope Street Los Angeles, California 90071	183,444,340 shares	(3)	6.6%

	Bank of New York Mellon Corporation One Wall Street, 31st Floor New York, New York 10286	181,190,287 shares	(4)	6.5%

	Barclay’s Global Investors, NA 400 Howard Street San Francisco, California 94105	160,430,126 shares	(5)	5.7%

(1)	According to a Schedule 13G/A filed with the SEC on February 13, 2009, AXA Financial, Inc. together with AXA Assurances I.A.R.D. Mutuelle, AXA Assurances Vie Mutuelle and AXA. AXA Financial, Inc. has sole voting power with respect to 185,513,143 shares and sole dispositive power with respect to all of the shares.
(2)	According to a Schedule 13G filed with the SEC on February 11, 2009, Dodge & Cox has sole voting power with respect to 184,526,913 shares and sole dispositive power with respect to all of the shares.
(3)	According to a Schedule 13G/A filed with the SEC on February 17, 2009, Capital Research Global Investors has sole voting power with respect to 58,636,040 shares and sole dispositive power with respect to all of the shares.
(4)	According to a Schedule 13G filed with the SEC on February 17, 2009 by The Bank of New York Mellon Corporation, MBC Investments Corporation, Neptune LLC, Mellon International Holding S.AR.L., Mellon International Ltd., Newton Management Ltd. and Newton Investment Management Ltd. According to the Schedule 13G, Bank of New York Mellon Corporation is the beneficial owners of, and has sole voting power with respect to 168,536,609 shares, and sole dispositive power with respect to 180,242,370 shares.
(5)	According to a Schedule 13G filed with the SEC on February 5, 2009 by Barclays Global Investors, NA, Barclays Global Fund Advisors, Barclays Global Investors, LTD, Barclays Global Investors Japan Limited, Barclays Global Investors Canada Limited, Barclays Global Investors Australia Limited and Barclays Global Investors (Deutschland) AG. According to the Schedule 13G, these investors aggregately are the beneficial owners of, and have sole voting power with respect to 137,918,524 shares, and sole dispositive power with respect to all of the shares.

Security Ownership of Directors and Executive Officers

The following table states the number of shares of our series 1 common stock beneficially owned as of March 13, 2009 by each director, named executive officer and all directors and executive officers as a group. Except as otherwise indicated, each individual named has sole investment and voting power with respect to the shares owned.

Name of Beneficial Owner	Shares Owned		Shares Covered by Exercisable Options and RSUs to be Delivered(1)	Shares Represented by RSUs(2)	Percentage of Common Stock
Mark E. Angelino	7,579	(3)	305,984	0	*
William G. Arendt	98,260	(3)	300,357	26,756	*
Robert R. Bennett	28,997		14,815	0	*
Gordon M. Bethune	17,515		14,815	0	*
Robert H. Brust	2,985		0	469,484	*
Keith O. Cowan	125,429		538,939	558,144	*
Steven L. Elfman	89,326		228,666	361,599	*
Larry C. Glasscock	33,946		14,815	0	*
James J. Hance, Jr.	38,455		14,815	0	*
Daniel R. Hesse	486,210		1,853,886	1,254,498	*
V. Janet Hill	19,128		187,288	0	*
Irvine O. Hockaday, Jr.	126,902		50,717	0	*
Frank Ianna	5,000		8,609	0	*
Robert L. Johnson	71,712		495,988	161,377	*
Leonard J. Kennedy	4,044	(3)	620,077	61,155	*
Sven-Christer Nilsson	0		10,144	0	*
William R. Nuti	0		10,965	0	*
Rodney O’Neal	3,649		14,815	0	*
Paul N. Saleh	403,556	(3)	0	191,110	*

Directors and Executive Officers as a group (22 persons)	1,660,298		5,198,872	3,318,147	*

*	Indicates ownership of less than 1%.
(1)	Represents shares that may be acquired upon the exercise of stock options exercisable, and shares of stock that underlie restricted stock units to be delivered, on or within 60 days after March 13, 2009 under our equity-based incentive plans.

(2)	Represents unvested restricted stock units with respect to which we will issue the underlying shares of our common stock after the units vest. There are no voting rights with respect to these restricted stock units. These amounts do not include any restricted stock units covered by footnote 1.

(3)	The share ownership information is provided to the best of our knowledge as Messrs. Angelino, Arendt, Kennedy and Saleh were terminated on January 25, November 14, December 19 and January 25, 2008, respectively.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file with the SEC and the New York Stock Exchange, or NYSE, initial reports of beneficial ownership and reports of changes in beneficial ownership of our common stock and other equity securities. These people are required by SEC regulations to furnish us with copies of all Section 16(a) reports they file, and we make these reports available at www.sprint.com/investors/sec.

To our knowledge, based solely on a review of the copies of these reports furnished to us and written representations that no other reports were required, during 2008 all Section 16(a) filing requirements applicable to our directors, executive officers and beneficial owners of more than 10% of our equity securities were met.

Proposal 1. Election of Directors

(Item 1 on Proxy Card)

We currently have 11 seats on our board. Irvine O. Hockaday, Jr. is not standing for re-election. The board has reduced the number of seats on our board to ten effective as of the time of our annual meeting.

Each of the ten nominees, if elected, will serve one year until the 2010 annual meeting and until a successor has been elected and qualified. The persons named in the accompanying proxy will vote for the election of the nominees named below unless a shareholder directs otherwise. Each nominee has consented to be named and to continue to serve if elected. If any of the nominees becomes unavailable for election for any reason, the proxies will be voted for the other nominees and for any substitutes.

Nominees for Director

Robert R. Bennett, age 50. Principal of Hilltop Investments, a private investment company. Mr. Bennett served as President of Discovery Holding Company from March 2005 until September 2008, when Discovery Communications, Inc. became a public company. Mr. Bennett also served as President and CEO of Liberty Media Corporation from April 1997 until August 2005 and continued as President until March 2006. He was with Liberty Media from its inception, serving as its principal financial officer and in various other capacities. Prior to his tenure at Liberty Media, Mr. Bennett worked with Tele-Communications, Inc. (TCI) and the Bank of New York. Mr. Bennett serves as a director of Discovery Communications, Inc. and Liberty Media Corporation. Mr. Bennett has served as one of our directors since October 2006.

Gordon M. Bethune, age 67. Retired Chairman and Chief Executive Officer of Continental Airlines, Inc., an international commercial airline company. He served as Chief Executive Officer of Continental Airlines from 1994 and as Chairman and Chief Executive Officer from 1996 until December 31, 2004. He is a director of Honeywell International Inc. and Prudential Financial, Inc. Mr. Bethune has served as one of our directors since March 2004.

Larry C. Glasscock, age 60. Chairman of the Board of WellPoint, Inc., a health benefits company. Mr. Glasscock served as President and Chief Executive Officer of WellPoint, Inc. from November 2004 (following the merger between Anthem, Inc. and WellPoint Health Networks Inc.) until June 2007 and as Chairman of WellPoint, Inc. since November 2005. Prior to Anthem’s merger with WellPoint Health Networks in November 2004, Mr. Glasscock had served as Anthem’s President and Chief Executive Officer since 2001 and also as Anthem’s Chairman since 2003. He is a director of Zimmer Holdings, Inc. Mr. Glasscock has served as one of our directors since August 2007.

James H. Hance, Jr., age 64. Chairman of the Board of Sprint Nextel. Retired Vice Chairman of Bank of America Corporation, a financial services holding company. He served as the Vice Chairman of Bank of America Corporation from 1993 until January 31, 2005 and as the Chief Financial Officer of Bank of America Corporation from 1988 until April 2004. He is a director of Cousins Properties Incorporated, Duke Energy Corporation, and Rayonier Corporation. Mr. Hance also serves as a Senior Advisor to The Carlyle Group. Mr. Hance has served as one of our directors since February 2005.

Daniel R. Hesse, age 55. President and Chief Executive Officer of Sprint Nextel. Before becoming the President and Chief Executive Officer of Sprint Nextel on December 17, 2007, Mr. Hesse was Chairman, President, and Chief Executive Officer of Embarq Corporation. He served as Chief Executive Officer of Sprint’s Local Telecommunications Division from June 2005 until the Embarq spin-off in May 2006. Before that, Mr. Hesse served as Chairman, President and Chief Executive Officer of Terabeam Corp., a wireless telecommunications service provider and technology company, from 2000-2004. Prior to serving at Terabeam Corp., Mr. Hesse spent 23 years at AT&T during which he held various senior management positions, including President and Chief Executive Officer of AT&T Wireless Services. He serves on the board of directors of Clearwire Corporation and on the National Board of Governors of the Boys and Girls Clubs of America. Mr. Hesse has served as one of our directors since December 2007.

V. Janet Hill, age 61. Since 1981, Mrs. Hill has been Vice President of Alexander & Associates, Inc., a corporate consulting firm. Mrs. Hill also serves as a director of Wendy’s/Arby’s Group, Inc. and Dean Foods, Inc. Mrs. Hill served as a director of Nextel Communications, Inc. from November 1999 until its merger with Sprint Corporation in August 2005, and she has served as one of our directors since 2005.

Frank Ianna, age 59. Chief Executive Officer and Director, Attila Technologies LLC, a Technogenesis ® Company incubated at Stevens Institute of Technology. Mr. Ianna retired from AT&T in 2003 after a 31-year career serving in various executive positions, most recently as President of Network Services. Following his retirement, Mr. Ianna served as a business consultant, executive and board member for several private and nonprofit enterprises. Mr. Ianna is a director of Tellabs, Inc. and Clearwire Corporation. Mr. Ianna has served as one of our directors since March 2009.

Sven-Christer Nilsson, age 64. Owner and Founder, Ripasso AB, Ängelholm, Sweden, a private business advisory company. Mr. Nilsson serves as an advisor and board member for companies throughout the world. He previously served in various executive positions for The Ericsson Group from 1982 through 1999, including as its President and Chief Executive Officer from 1998 through 1999. Mr. Nilsson is a director of Ceva, Inc., Tilgin AB, and Assa Abloy AB. He serves as the Chairman of Swedish ICT Research AB, an industrial research institute in the information technology and communications field, and as the Chairman of the Swedish Public Service Broadcasting Foundation. Mr. Nilsson has served as one of our directors since November 2008.

William R. Nuti, age 45. Chairman of the Board, Chief Executive Officer and President of NCR Corporation, a global technology company. Mr. Nuti has served as Chief Executive Officer and President of NCR since August 2005, and as Chairman of NCR since October 2007. Before joining NCR, Mr. Nuti had served as President and Chief Executive Officer of Symbol Technologies, Inc. from 2003 to 2005, and as President and Chief Operating Officer of Symbol Technologies from 2002 to 2003. Mr. Nuti joined Symbol Technologies in 2002 following more than 10 years at Cisco Systems, where he advanced to the dual role of senior vice president of the company’s Worldwide Service Provider Operations and senior vice president of U.S. Theater Operations. Mr. Nuti has served as one of our directors since June 2008.

Rodney O’Neal, age 55. Chief Executive Officer and President of Delphi Corporation, a global supplier of mobile electronics and transportation systems. Mr. O’Neal has served as Chief Executive Officer and President of Delphi since January 2007. He previously served as President and Chief Operating Officer of Delphi from January 2005 until January 2007. In 2000, Mr. O’Neal was named Executive Vice President of the former Safety, Thermal & Electrical Architecture Sector at Delphi. In 2003, he was named president of the Dynamics, Propulsion, and Thermal Sector. Previously, he served in a variety of domestic and international operating assignments for both Delphi and its former parent company, General Motors. He is a director of The Goodyear Tire & Rubber Company. Mr. O’Neal has served as one of our directors since August 2007.

Our Board of Directors recommends that you vote for the election of the ten nominees for director in this Proposal 1.

Director Not Standing for Re-Election

The following information is given with respect to Irvine O. Hockaday, Jr. who is not standing for re-election at our annual meeting. Mr. Hockaday will continue to serve on our board until the annual meeting.

Irvine O. Hockaday, Jr., age 72. Retired President and Chief Executive Officer of Hallmark Cards, Inc., a manufacturer of greeting cards. Mr. Hockaday served as President and Chief Executive Officer of Hallmark Cards, Inc. from 1985 to 2001. He is a director of Crown Media Holdings, Inc., Ford Motor Company, and Estee Lauder, Inc. Mr. Hockaday has served as one of our directors since June 1997.

Compensation of Directors

The following table provides compensation information for our current and former directors who served during 2008. Because Mr. Ianna’s service did not commence until March 2009, he is not listed in the table below. Compensation information for Mr. Hesse, our President and Chief Executive Officer, can be found in the “Executive Compensation” section of this proxy statement.

Name	Fees Earned or Paid in Cash (1)($)		Stock Awards (2)($)	Option Awards (2)($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation (3)($)	Total ($)
Robert R. Bennett	136,000		129,516	—	—	—	—	265,516
Gordon M. Bethune	129,375		132,015	—	—	—	3,369	264,759
Larry C. Glasscock	132,000	(4)	125,864	—	—	—	—	257,864
James H. Hance, Jr.	299,000		131,899	—	—	—	5,137	436,036
V. Janet Hill	121,000		129,516	—	—	—	174	250,690
Irvine O. Hockaday, Jr.	114,000	(4)	132,015	—	—	—	5,179	251,194
Sven-Christer Nilsson(5)	13,667		32,765	—	—	—	—	46,432
William R. Nuti(6)	53,833		55,389	—	—	—	—	109,222
Rodney O’Neal	117,000		125,864	—	—	—	—	242,864
Former Directors
Keith J. Bane(7)	55,250		44,508	—	—	—	2,194	101,952
Frank M. Drendel(7)	41,250		44,508	—	—	—	985	86,743
Linda Koch Lorimer(7)	43,250	(4)	47,007	—	—	—	879	91,136
William H. Swanson(7)	56,875	(4)	47,007	—	—	—	5,890	109,772
Ralph V. Whitworth(8)	99,583		21,659	—	—	—	—	119,437

(1)	Includes annual retainer fees; Chairman, committee and/or committee chair fees; and board and committee meeting fees.
(2)	Represents the compensation costs of stock awards for financial reporting purposes for 2008 as determined under Statement of Financial Accounting Standards No. 123 (revised 2004), Share-Based Payment, or SFAS 123R.

For a discussion of the assumptions used in determining the compensation cost associated with stock awards, see note 12 of the Notes to Consolidated Financial Statements in our annual report on Form 10-K for the year ended December 31, 2008. We did not issue stock options to outside directors as part of our 2008 outside director compensation program.

On May 13, 2008, we issued 14,815 restricted stock units, or RSUs, to each of our outside directors serving on the board at the time in connection with their annual RSU grant for 2008. The grant date fair market value of the 2008 RSU grant to each of our outside directors is $134,224, which is the product of the per share grant date fair market value multiplied by the number of RSUs granted. To determine the grant date fair market value, we used the trading price of our common stock at the close of market on the May 13, 2008 grant date.

The number of RSUs granted to each of our outside directors was calculated by dividing the director’s annual RSU grant value of $100,000 by $6.75, which was the 30-calendar day stock price average for our common stock beginning on March 27, 2008 and ending on April 25, 2008.

Any new outside director joining the board receives a grant of prorated RSUs upon his or her appointment. The methodology for determining the number of potential RSUs awarded is described on page 17 under “—Restricted Stock Units.” Three directors received a grant of prorated RSUs upon joining the board in 2008. On February 11, 2008, the board’s Compensation Committee granted 2,226 RSUs to Mr. Whitworth.

On June 9, 2008, the board’s Compensation Committee granted 10,965 RSUs to Mr. Nuti. On November 5, 2008, the board’s Compensation Committee granted 10,144 RSUs to Mr. Nilsson, with such grant becoming effective as of November 10, 2008, which was the effective date of Mr. Nilsson’s board appointment.

As of December 31, 2008, the outside directors held stock awards in the form of RSUs as set forth in the following table:

Name	Aggregate Number of Sprint Nextel RSUs Outstanding at December 31, 2008
Robert R. Bennett	14,815
Gordon M. Bethune	14,815
Larry C. Glasscock	14,815
James H. Hance, Jr.	14,815
V. Janet Hill	14,815
Irvine O. Hockaday, Jr.	14,815
Sven-Christer Nilsson	10,144
William R. Nuti	10,965
Rodney O’Neal	14,815
Former Directors
Keith J. Bane	—
Frank M. Drendel	—
Linda Koch Lorimer	—
William H. Swanson	—
Ralph V. Whitworth	—

Although we issued no cash dividends in 2008, it is our policy that any cash dividend equivalents on the RSUs granted to the outside directors are reinvested into RSUs, which vest when the underlying RSUs vest. The aggregate number of RSUs disclosed in this table includes the dividend accruals on the underlying RSUs, if any. This table reflects the number of stock awards outstanding as of December 31, 2008 attributable to compensation paid by us to our directors.

As of December 31, 2008, the outside directors held outstanding option awards, all of which are vested, as set forth in the following table:

Name	Aggregate Number of Shares Underlying Sprint Nextel Option Awards Outstanding at December 31, 2008
Robert R. Bennett	—
Gordon M. Bethune	—
Larry C. Glasscock	—
James H. Hance, Jr.	—
V. Janet Hill	172,473
Irvine O. Hockaday, Jr.	44,118
Sven-Christer Nilsson	—
William R. Nuti	—
Rodney O’Neal	—
Former Directors
Keith J. Bane	—
Frank M. Drendel	—
Linda Koch Lorimer	33,356
William H. Swanson	—
Ralph V. Whitworth	—

This table includes options granted to Mr. Hockaday and Ms. Lorimer under Sprint’s 1997 Long-Term Stock Incentive Program in February 2002. Options granted to Mrs. Hill were granted under the Nextel incentive equity plan prior to the Sprint-Nextel merger. Since the merger, we have not issued stock options to our outside directors as part of our outside director compensation program.
(3)	Consists of tax gross-up payments made in 2008 for certain benefits provided in 2007, tax gross-up payments made in 2009 for certain benefits provided in 2008 and charitable matching contributions in 2008 of $2,500 made with respect to Mr. Bethune and $5,000 made with respect to each of Messrs. Hance, Hockaday and Swanson. Our Sprint Foundation matching gift program and other benefits are described below on page 17. Beginning in 2006, no tax gross-ups are provided on the value of communications services and equipment utilized by our outside board members.
(4)	Messrs. Glasscock, Hockaday and Swanson participated in our Directors’ Shares Plan in 2008 and elected to use their annual and additional retainer fees and meeting fees to purchase shares of our common stock in lieu of receiving cash payments. Ms. Lorimer participated in our Deferred Compensation Plan and elected to defer receipt of her retainer and meeting fees. Our Directors’ Shares Plan and our Deferred Compensation Plan are described below on page 16.
(5)	Mr. Nilsson joined our board effective November 10, 2008.
(6)	Mr. Nuti joined our board on June 9, 2008.
(7)	Messrs. Bane, Drendel and Swanson and Ms. Lorimer retired from our board on May 13, 2008.
(8)	Mr. Whitworth joined our board on February 11, 2008 and resigned from our board on October 23, 2008.

Our outside directors are directors who are not employees of our company. The compensation of our outside directors is partially equity-based and is designed to comply with our Corporate Governance Guidelines, which provide that the guiding principles behind our outside director compensation practices are: (1) alignment with shareholder interests, (2) preservation of outside director independence and (3) preservation of the fiduciary duties owed to all shareholders. Our outside directors are also reimbursed for direct expenses relating to their activities as members of our board of directors.

Annual Retainers, Additional Retainers and Meeting Fees

Our outside directors are each paid $70,000 annually plus meeting fees and the following additional retainers:

•	the Chairman receives an additional annual retainer of $150,000;

•	the Chair of the Audit Committee receives an additional annual retainer of $20,000;

•	the Chair of the Compensation Committee receives an additional annual retainer of $15,000; and

•	the Chairs of the Finance Committee and the Nominating and Corporate Governance Committee each receive an additional annual retainer of $10,000.

For each meeting attended, we pay our outside directors the following fees:

•	$2,000 for in-person board and committee meetings; and

•	$1,000 for board and committee meetings held telephonically.

As discussed above, our directors are entitled to participate in our Deferred Compensation Plan, a nonqualified and unfunded plan under which our outside directors can defer receipt of all or part of their annual and additional retainer fees and meeting fees into various investment funds and stock indices, including a fund that tracks our common stock. In 2008, Ms. Lorimer participated in our Deferred Compensation Plan. Also, as discussed above, our directors may participate in our Directors’ Shares Plan, under which they can elect to use all or part of their annual and additional retainer fees and meeting fees to purchase shares of our common stock in lieu of receiving cash payments. Our outside directors can also elect to defer receipt of these shares. In 2008,

Messrs. Glasscock, Hockaday and Swanson participated in our Directors’ Shares Plan. On an annual basis, our outside directors are given the opportunity to either enroll in or discontinue their participation in one or both of these plans.

Restricted Stock Units

Each of our outside directors receives a targeted annual grant of $100,000 in RSUs representing shares of our common stock. Generally, the RSUs are granted each year on the date of the annual meeting of shareholders and each grant vests in full upon the subsequent annual meeting. Any new outside board member joining the board receives a grant of prorated RSUs upon his or her appointment that vests in full upon the subsequent annual meeting. The dollar value of the outside directors’ targeted annual grant ($100,000) is prorated for the time period between the date of the director’s initial appointment to the board and the date of the subsequent annual meeting. The prorated RSU grant is intended to offer a competitive compensation package to our outside directors, immediately align the interests of outside directors with our shareholders’ interests, and be consistent with the manner in which the cash retainers are paid upon an outside director joining the board.

Stock Ownership Guidelines

Our director stock ownership guidelines require our outside directors to hold equity or equity interests in our common stock with a value of at least $140,000, which is two times the annual retainer fee. Each outside director is expected to meet this ownership level by the second anniversary of the director’s initial election or appointment to the board. Our director stock ownership guidelines provide the board with flexibility to grant exceptions based on its consideration of individual circumstances. As of December 31, 2008, of our current outside directors who have served on our board for two or more years, one was in compliance with our director stock ownership guidelines and five were not in compliance with our director stock ownership guidelines due to the reduction in our share price that occurred during 2008. The same stock and stock equivalents that count towards the stock ownership guidelines for our executive officers (as described below under “Executive Compensation—Compensation Discussion and Analysis”) are used to determine our outside directors’ compliance with the director stock ownership guidelines.

In addition, active outside directors are required to retain for a period of at least 12 months all shares or share equivalents (e.g., options or RSUs) received from us, except for shares (i) sold for the payment of taxes as a result of shares becoming available to the outside director or (ii) delivered to pay for the acquisition of additional shares through the exercise of a stock option or otherwise. The 12-month period begins on the date any restrictions or vesting periods have lapsed on the shares or share equivalents (including stock options). The outside directors are subject to this holding period until they leave our board.

Other Benefits

We believe that it serves the interests of our company and our shareholders to enable our outside directors to utilize our communications services. Accordingly, each outside director is entitled to receive an unlimited number of wireless units, including accessories, and the related wireless service, wireline long distance services and long distance calling cards with a maximum limit of $12,000 per year. Outside directors may also receive specialized equipment, such as a repeater or AIRAVETM device, on an as-needed basis, with equipment valued at greater than $1,000 requiring Compensation Committee approval. In addition to the value of the communications service, the value of any additional services and features (e.g., ringers, call tones, directory assistance), and the lease value of the wireless devices, replacements and associated accessories are included in the value of the communications benefit. The value of any communications benefits realized by a director is subject to federal, state or local income taxes, which taxes are paid by the director. There may be other circumstances in which units are provided to board members (such as demonstration, field testing and training units, or units for use while traveling internationally); these units must be returned or they will be converted to a consumer account and applied toward the wireless units under this communications benefit once the units reach production.

Under our charitable matching gifts program, the Sprint Foundation matches contributions made to qualifying organizations on a dollar-for-dollar basis, up to the annual donor maximum of $5,000. The annual maximum contribution per donor, per organization is $2,500. As described in the director compensation table, Messrs. Bethune, Hance, Hockaday and Swanson were the only outside directors for whom the Sprint Foundation provided matching charitable contributions in 2008.

We currently do not offer retirement benefits to outside directors, and none of our current outside directors are eligible to receive benefits under a pre-existing retirement plan originally adopted by our board of directors in 1982. The board amended that retirement plan in 1996 to eliminate the retirement benefit for any outside director who did not have five years of credited service as of the date of the amendment.

Corporate Governance Matters

Our board and senior management devote considerable time and attention to corporate governance matters. We maintain a comprehensive set of corporate governance initiatives that include the following:

•

refinement of our policies and goals with respect to the determination of executive compensation programs, including increasing emphasis on performance-based equity compensation, as further described below under “Executive Compensation—Compensation Discussion and Analysis;”

•	implementing a majority vote standard in an uncontested election of directors;

•	implementing an executive compensation clawback policy, which is discussed on page 40;

•	implementing a policy regarding independent executive consultants, which is discussed on page 27;

•	conducting annual board, committee and director self evaluations;

•	declassification of the board;

•	adherence to strict independence standards for directors that meet or exceed NYSE listing standards;

•	requiring the outside directors to hold executive sessions without management present, no less than three times a year, at or in conjunction with regularly-scheduled board meetings;

•	requiring the Audit Committee, the Finance Committee, the Compensation Committee and the Nominating and Corporate Governance Committee to be composed entirely of independent directors;

•	publication on our website of our Corporate Governance Guidelines and charters for all standing committees of the board, which detail important aspects of our governance policies and practices;

•	maintaining limits on the number of other public company boards and audit committees on which our directors may serve;

•

maintaining a policy that prohibits our independent registered public accounting firm from providing professional services, including tax services, to any employee or board member or any of their immediate family members that would impair the independence of our independent registered public accounting firm;

•	maintaining stock ownership guidelines for vice presidents and above and outside directors; and

•

maintaining limits on payments made in any future severance agreement with any officer at the level of senior vice president or above as further described below under “Executive Compensation—Compensation Discussion and Analysis.”

We value the views of our shareholders and other interested parties. Consistent with this approach, our board has established a system to receive, track and respond to communications from shareholders and other interested parties addressed to our board or to our outside directors. A statement regarding our board communications policy is available at www.sprint.com/governance. Any shareholder or other interested party who wishes to communicate with our board or our outside directors may write to Board Communications Designee, Sprint Nextel Corporation, 6200 Sprint Parkway, Overland Park, KS 66251, KSOPHF0302-3B424, or send an email to boardinquiries@sprint.com. Our board has instructed the Board Communications Designee to examine incoming communications to determine whether the communications are relevant to our board’s roles and responsibilities. The Board Communications Designee will review all appropriate communications and report on the communications to the chair of or the full Nominating and Corporate Governance Committee, the Chairman of our full board, or the outside directors, as appropriate. The Board Communications Designee will take additional action or respond to letters in accordance with instructions from the relevant board source. Communications relating to accounting, internal accounting controls, or auditing matters will be referred promptly to members of the Audit Committee in accordance with our policy on communications with the board of directors.

James H. Hance, Jr. currently serves as our Chairman. As detailed in our Corporate Governance Guidelines, the responsibilities and authority of our Chairman are designed to facilitate the board’s oversight of management and ensure the appropriate flow of information between the board and management, and include the following:

•	determining an appropriate schedule for board meetings and seeking to ensure that the outside directors can perform their duties responsibly while not interfering with the operations of the company;

•	setting agendas for board meetings, with the understanding that agenda items requested on behalf of the outside directors will be included on the agenda;

•

determining the quality, quantity and timeliness of the flow of information from management that is necessary for the outside directors to perform their duties effectively and responsibly, with the understanding that the outside directors will receive any information requested on their behalf by the Chairman;

•	coordinating, developing the agenda for, chairing and moderating meetings of the outside directors;

•

acting as principal liaison between outside directors and the Chief Executive Officer, or CEO, on sensitive issues and, when necessary, ensure the full discussion of those sensitive issues at board meetings;

•	providing input to the Compensation Committee regarding the CEO performance and meet, along with the chair of the Compensation Committee, with the CEO to discuss the board’s evaluation;

•

assisting the Nominating and Corporate Governance Committee, the board and our company’s officers in assuring compliance with and implementation of the Corporate Governance Guidelines, and providing input to the Nominating and Corporate Governance Committee on revisions to the guidelines; and

•

providing input to the Nominating and Corporate Governance Committee regarding the appointment of chairs and members of the Audit Committee, the Compensation Committee, the Executive Committee, the Finance Committee and the Nominating and Corporate Governance Committee.

The Chairman and the other directors may, from time to time, with the CEO’s knowledge and in most instances with members of management present, meet with outside parties on issues of importance to all shareholders.

A current copy of our Corporate Governance Guidelines and the charters for all standing committees of the board are available at www.sprint.com/governance. They may also be obtained by writing to Sprint Nextel Shareholder Relations, 6200 Sprint Parkway, Mailstop KSOPHF0302-3B424, Overland Park, Kansas 66251 or by email at shareholder.relations@sprint.com.

Independence of Directors

Our board has adopted a definition of director independence that in several areas exceeds the listing standards of the NYSE. Our Corporate Governance Guidelines require that at least two-thirds of our board be independent. Under our Corporate Governance Guidelines, our board will determine affirmatively whether a director is “independent” on an annual basis and disclose these determinations in our annual proxy statement. That determination is set forth below. A director will not be independent unless the board, considering all relevant circumstances, determines that the director does not have a material relationship with us, including any of our consolidated subsidiaries. A director will not be independent if:

•	during the preceding five years, the director or an immediate family member (as defined below) of the director was employed by our company;

•

during any 12-month period in the last three years, the director or an immediate family member of the director received more than $120,000 per year in direct compensation from us, other than excluded compensation (as defined below);

•

during the preceding five years: (1) the director was affiliated with or employed by an independent registered public accounting firm that is or was the internal or external auditor of our company; (2) the director has an immediate family member who is a current partner of such firm; (3) the director has an immediate family member who is a current employee of such firm and personally works on our audit; or (4) the director or an immediate family member was a partner or employee of such firm and personally worked on our audit within that time;

•

during the preceding five years, an executive officer of our company served on the compensation committee of the board of another company that concurrently employed the director or an immediate family member of the director as an executive officer;

•	an executive officer of our company serves on the board of a company that employs the director or an immediate family member of the director as an executive officer;

•

during the current or previous fiscal year, the director or an immediate family member of the director accepted any payments (other than those arising from investments in our securities, excluded compensation, or other non-discretionary compensation) from us in excess of $45,000;

•

the director is an employee of, or an immediate family member of the director is an executive officer of, any company to which we made, or from which we received, payments (other than those arising solely from investments in our securities) that during any of the preceding three fiscal years exceeded the greater of 2% of the other company’s consolidated gross revenues or $1,000,000; or

•

the director is a partner in or controlling shareholder or executive officer of any organization to which we made, or from which we received, payments (other than those arising solely from investments in our securities) that during any of the preceding three fiscal years exceeded the greater of 3% of the recipient’s (i.e., our company’s or the other organization’s) consolidated gross revenues or $200,000.

Our board may determine that a director who does not meet the standards in the fifth, sixth or eighth bullet points above nevertheless is independent. Following any such determination, our board will disclose a detailed explanation of its determination in our annual proxy statement. In no event will our board make such determination for a director for more than two consecutive years.

Our board uses the following definitions to determine director independence:

•

“excluded compensation” means director and committee fees and pension or other forms of deferred compensation for prior service, provided such compensation is not contingent in any way on continued service;

•	“executive officer” has the meaning set forth in Rule 303A.02 of the NYSE, as amended from time to time; and

•	“immediate family member” means any person included in such term as it is defined in Rule 303A.02 of the NYSE or the rules and regulations of the SEC.

In determining the independence of the outside directors, our board considered whether our outside directors, their immediate family members, and the companies with which they are employed as an executive officer (if applicable) have any relationships with our company that would prevent them from meeting the independence standards listed above, as well as the listing standards of the NYSE. In performing its review, our board considered the responses provided by the outside directors in their director questionnaires and determined that the following director nominees for re-election at the 2009 Annual Meeting have no material relationship with our company and are independent using the definition described above: Mrs. Hill and Messrs. Bennett, Bethune, Glasscock, Hance, Ianna, Nilsson, Nuti and O’Neal. Based on these standards, each of our outside directors who are standing for re-election are independent directors. The Audit Committee, the Finance Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee are composed entirely of independent directors.

Board Committees and Director Meetings

Board Meetings

During 2008, our board of directors held 17 meetings. Our board of directors has the following standing committees: an Audit Committee, a Finance Committee, a Compensation Committee, an Executive Committee and a Nominating and Corporate Governance Committee. Directors are expected to devote sufficient time to prepare properly for and attend meetings of our board, its committees and executive sessions, and to attend our annual meeting of shareholders. All directors attended at least 75% of the meetings of the board and board committees on which they served during 2008, and 12 of the 13 directors who served on our board at the time of our 2008 annual meeting attended that annual meeting.

Meetings of Outside Directors

In addition to board and committee meetings, our outside directors met eight times in 2008 without management present.

The Audit Committee

The primary purpose of the Audit Committee is to assist our board in fulfilling its oversight responsibilities with respect to:

•	the integrity of our financial statements and related disclosures, as well as related accounting and financial reporting processes;

•	our compliance with legal and regulatory requirements;

•	our independent registered public accounting firm’s qualifications, independence, audit and review scope, and performance;

•	the audit scope and performance of our internal audit function; and

•	our ethics and compliance program.

The Audit Committee also has sole authority for the appointment, retention, termination, compensation, evaluation and oversight of our independent registered public accounting firm. The committee’s principal responsibilities in serving these functions are described in the Audit Committee Charter that was adopted by our board of directors and is annually reviewed and revised as necessary.

Current copies of the Audit Committee Charter and our code of ethics, The Sprint Nextel Code of Conduct, both of which comply with SEC rules and the NYSE corporate governance standards, are available at www.sprint.com/governance. Copies of the Audit Committee Charter and The Sprint Nextel Code of Conduct may also be obtained by writing to Sprint Nextel Shareholder Relations, 6200 Sprint Parkway, Mailstop KSOPHF0302-3B424, Overland Park, Kansas 66251, or by email at shareholder.relations@sprint.com.

The Sprint Nextel Code of Conduct describes the ethical and legal responsibilities of directors and employees of our company and our subsidiaries, including senior financial officers and executive officers. All of our directors and employees (including all senior financial officers and executive officers) are required to comply with The Sprint Nextel Code of Conduct. In support of the ethics code, we have provided employees with a number of avenues for the reporting of potential ethics violations or similar concerns or to seek guidance on ethics matters, including a 24/7 telephone helpline. The Audit Committee has established procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters, including the confidential, anonymous submission by our employees of any concerns regarding questionable accounting or auditing matters to the Ethics Helpline at 1-800-788-7844, by mail to the Audit Committee, c/o Sprint Nextel Corporation, 6200 Sprint Parkway, Overland Park, KS 66251, KSOPHF0302-3B424, or by email to boardinquiries@sprint.com. Our Chief Ethics Officer reports regularly to the Audit Committee and annually to the entire board on our Ethics and Compliance program.

The Chair of the Audit Committee is Mr. Hance. The other members are Messrs. Bennett and Glasscock. Each of the members is financially literate and able to devote sufficient time to serving on the Audit Committee. Our board has determined that each of the Audit Committee members is an independent director under the independence requirements established by our board and the NYSE corporate governance standards. Our board has also determined that Messrs. Bennett, Glasscock and Hance each possess the qualifications of an “audit committee financial expert” as defined in SEC rules. The Audit Committee met ten times in 2008.

The Finance Committee

The primary functions of the Finance Committee include:

•	reviewing and approving our financing activities consistent with the authorization levels set forth in our fiscal policy;

•

reviewing and making recommendations to the board on our capital structure, annual budgets, enterprise risk management program, fiscal policy, investment policy and other significant financial initiatives; and

•	reviewing and approving proposed acquisitions, dispositions, mergers, joint ventures and similar transactions consistent with the authorization levels set forth in our fiscal policy.

The committee’s principal responsibilities in serving these functions are described in the Finance Committee Charter that was adopted by our board of directors and is annually reviewed and revised as necessary.

The Chair of the Finance Committee is Mr. Bennett. The other members are Messrs. Glasscock and Hance. Each member of the Finance Committee satisfies the independence requirements established by our board and the independence requirements of the NYSE corporate governance standards. The Finance Committee met 18 times in 2008.

A current copy of the charter for the Finance Committee is available at www.sprint.com/governance. It may also be obtained by writing to Sprint Nextel Shareholder Relations, 6200 Sprint Parkway, Mailstop KSOPHF0302-3B424, Overland Park, Kansas 66251, or by email at shareholder.relations@sprint.com.

The Compensation Committee

The primary functions of the Compensation Committee include:

•	discharging the board’s responsibilities relating to compensation of our executives in general and our principal senior officers in particular;

•	reporting on executive compensation in our annual proxy statement in accordance with applicable rules and regulations; and;

•	reviewing with management plans for the orderly development and succession of senior officers.

The committee’s principal responsibilities in serving these functions are described in the Compensation Committee Charter that was adopted by our board of directors and is annually reviewed and revised as necessary. Additional information regarding the Compensation Committee’s processes and procedures can be found below in “Executive Compensation—Compensation Discussion and Analysis.” Generally, the committee’s primary processes for establishing and overseeing outside director compensation and the role of company personnel and compensation consultants are similar to those regarding executive compensation. Any appropriate changes to outside director compensation are made following recommendation to the board by the Compensation Committee. In accordance with its charter, the Compensation Committee may delegate authority to subcommittees or any committee member when appropriate.

The Chair of the Compensation Committee is Mr. Bethune. The other members are Mrs. Hill and Messrs. Nuti and O’Neal. Each member of the Compensation Committee satisfies the independence requirements established by our board and the independence requirements of the NYSE corporate governance standards. The Compensation Committee met 14 times in 2008.

A current copy of the charter for the Compensation Committee is available at www.sprint.com/governance. It may also be obtained by writing to Sprint Nextel Shareholder Relations, 6200 Sprint Parkway, Mailstop KSOPHF0302-3B424, Overland Park, Kansas 66251, or by email at shareholder.relations@sprint.com.

Compensation Committee Interlocks and Insider Participation

Messrs. Bethune, O’Neal and Swanson, Mrs. Hill and Ms. Lorimer served on the Compensation Committee during 2008. There were no compensation committee interlocks or insider participation during 2008.

The Executive Committee

The primary function of the Executive Committee is to exercise powers of the board on matters of an urgent nature that arise between regularly scheduled board meetings.

The Chair of the Executive Committee is Mr. Hesse. The other members are Messrs. Bennett, Bethune, Hance and Hockaday. The Executive Committee did not meet in 2008.

The Nominating and Corporate Governance Committee

The primary function of the Nominating and Corporate Governance Committee is to ensure that our company has effective corporate governance policies and procedures and an effective board and board review process. In fulfilling this function, the committee:

•	assists the board by identifying individuals qualified to become directors;

•	recommends to the board for approval the director nominees for the next annual meeting of the shareholders;

•	recommends to the board for approval the chairs and members of each board committee; and

•	develops, reviews and recommends to the board corporate governance policies and practices designed to benefit our shareholders.

The committee’s principal responsibilities in serving its primary function are described in the Nominating and Corporate Governance Committee Charter that was adopted by our board of directors and is annually reviewed and revised as necessary.

In evaluating prospective candidates or current board members for nomination, the Nominating and Corporate Governance Committee considers all factors it deems relevant, including, but not limited to, the candidate’s: (1) character, including reputation for personal integrity and adherence to high ethical standards; (2) judgment; (3) knowledge and experience in leading a successful company, business unit or other institution; (4) independence from our company; (5) ability to contribute diverse views and perspectives; (6) business acumen; and (7) ability and willingness to devote the time and attention necessary to be an effective director — all in the context of an assessment of the needs of the board at that point in time.

The Nominating and Corporate Governance Committee reviews with the board the appropriate characteristics and background needed for directors. This review is undertaken not only in considering new candidates for board membership, but also in determining whether to nominate existing directors for another term. The committee determines the current director selection criteria and conducts searches for prospective directors whose skills and attributes reflect these criteria. To assist in the recruitment of new members to our board, the committee employs one or more third-party search firms. All approvals of nominations are determined by the full board.

It is the policy of the Nominating and Corporate Governance Committee also to consider candidates recommended by shareholders. These recommendations should be sent to the Nominating and Corporate Governance Committee, c/o Corporate Secretary, Sprint Nextel Corporation, 6200 Sprint Parkway, Mailstop KSOPHF0302-3B424, Overland Park, Kansas 66251. To be timely, your recommendation must be received by our Corporate Secretary between December 13, 2009 and January 12, 2010. Your recommendation must include the following for each candidate you intend to recommend:

•	name, age, business address and residence address;

•	principal occupation or employment;

•	the class and number of shares of our stock beneficially owned;

•	a description of all arrangements or understandings relating to the nomination between or among you, each nominee, and any other person or persons;

•	the signed consent of each nominee to serve as a director if so elected;

•	any other information that is required by law to be disclosed in connection with solicitations of proxies for the election of directors; and

•	a statement signed by the nominee that indicates whether the nominee, if elected as a director, intends to comply with our Corporate Governance Guidelines.

The notice must also include your name and address and the class and number of shares of our stock that you own.

Majority Voting

Our bylaws provide that each nominee for director in an uncontested election will be elected if the votes cast for that nominee exceed the votes cast against that nominee. Votes cast do not include abstentions and broker non-votes. The date for determining if an election is contested or uncontested has been set at 14 days before we file our definitive proxy statement. This requirement is intended to help us determine for our proxy statement whether director nominees will be elected under a majority or plurality standard prior to soliciting proxies.

Our Corporate Governance Guidelines provide that an incumbent nominee who receives fewer votes “for” than “against” in an uncontested election is expected to tender promptly his or her resignation. The committee will recommend, and the board will determine, whether or not to accept the tendered resignation within 90 days of the certification of the shareholder vote with respect to the director election. Our board’s decision will be publicly disclosed.

In connection with the board’s three-year independent director evaluation in February 2006, the board agreed to permit the rights issuable pursuant to our rights plan to expire in June 2007 in accordance with the plan. We currently do not have a shareholder rights plan in place.

The Chair of the Nominating and Corporate Governance Committee is Mr. Hockaday. The other members are Mrs. Hill and Messrs. Bethune, Ianna, Nilsson and O’Neal. Each member of the Nominating and Corporate Governance Committee satisfies the independence requirements established by our board and the independence requirements of the NYSE corporate governance standards. The Nominating and Corporate Governance Committee met eight times in 2008.

A current copy of the charter for the Nominating and Corporate Governance Committee and our Corporate Governance Guidelines are available at www.sprint.com/governance. They may also be obtained by writing to Sprint Nextel Shareholder Relations, 6200 Sprint Parkway, Mailstop KSOPHF0302-3B424, Overland Park, Kansas 66251 or by email at shareholder.relations@sprint.com. Like the Nominating and Corporate Governance Committee charter, the Corporate Governance Guidelines were adopted by our board of directors and are annually reviewed and revised as necessary.

Audit Committee Report

The Audit Committee has reviewed and discussed our audited consolidated financial statements with management. The Audit Committee has also discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended, relating to the auditors’ judgment about the quality of our accounting principles, judgments and estimates, as applied in our financial reporting.

The Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the audit committee concerning independence, and has discussed with the independent registered public accounting firm its independence.

The Audit Committee met with senior management periodically during 2008 to consider the adequacy of our internal controls and discussed these matters with our independent registered public accounting firm and with appropriate financial personnel. The Audit Committee also discussed with senior management our disclosure controls and procedures and the certifications by our CEO and our Chief Financial Officer, which are required by the SEC for certain of our filings with the SEC. The Audit Committee met privately with the independent registered public accounting firm, our internal auditors and other members of management, each of whom has unrestricted access to the Audit Committee.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the board that our audited consolidated financial statements be included in our annual report on Form 10-K for the year ended December 31, 2008 for filing with the SEC.

The Audit Committee

James H. Hance, Jr., Chair

Robert R. Bennett

Larry C. Glasscock

Compensation Committee Report

The Compensation Committee has reviewed and discussed Sprint Nextel’s Compensation Discussion and Analysis with management. Based on these reviews and discussions, the Compensation Committee recommended to the board that Sprint Nextel’s Compensation Discussion and Analysis be included in this proxy statement.

The Compensation Committee

Gordon M. Bethune, Chair

V. Janet Hill

William R. Nuti

Rodney O’Neal

Executive Compensation

Compensation Discussion and Analysis

This compensation discussion and analysis describes the compensation program for our named executive officers for 2008.

Our named executive officers are: Daniel R. Hesse, President and CEO; Robert H. Brust, Chief Financial Officer, or CFO; Keith O. Cowan, President – Strategic Planning and Corporate Initiatives and Acting President – CDMA; Steven L. Elfman, President, Network Operations and Wholesale; Robert L. Johnson, Chief Service Officer; Paul N. Saleh, our former CFO; William G. Arendt, our former Acting CFO and Controller and former Senior Vice President and Controller; Leonard J. Kennedy, our former General Counsel; and Mark E. Angelino, our former President – Sales & Distribution. On January 25, 2008, we terminated the employment of Messrs. Saleh and Angelino. On November 14, 2008, we terminated the employment of Mr. Arendt. On December 19, 2008, we terminated the employment of Mr. Kennedy. Based on SEC rules, we are required to include the former executive officers Messrs. Saleh, Arendt, Kennedy and Angelino as named executive officers in this proxy statement.

Objectives of our Executive Compensation Program

Our compensation program is designed to:

•	retain our executive officers and attract qualified and experienced executives who can contribute to our growth with the ultimate objective of improving shareholder value;

•	motivate our executives to achieve critical operating and financial objectives;

•

align the interests of our executives with those of our shareholders by having a significant portion of the compensation package consist of equity-based awards, which serves to encourage our executives to think and act like owners of our company;

•

encourage our executive officers to focus on and balance our short- and long-term business strategy in their day-to-day decision making and thereby mitigate the possibility that they undertake excessively risky business strategies to maximize short-term reward;

•	promote our tax, accounting and financial objectives; and

•	adhere to corporate governance best practices.

Our incentive plans tie executive remuneration to our performance, striking a balance between our short- and long-term performance, and between remuneration for achieving operating and financial objectives and producing a return for our shareholders. Target opportunities under our short- and long-term incentive plans comprise the substantial majority of the compensation packages of each of our named executive officers, motivating them to achieve our objectives.

Use of Compensation Consultants and Management Involvement

The Compensation Committee annually retains a compensation consultant. The Compensation Committee charter provides that, at least once every three years, it will retain a compensation consultant to report on whether our current compensation programs and arrangements provide an appropriate level of (1) compensation and retention incentive to principal senior officers, and (2) compensation to the non-employee members of the board of directors.

For 2008 and year-to-date 2009, the Compensation Committee has retained Frederic W. Cook & Co., Inc. as its independent compensation consultant. Frederic W. Cook & Co. provides no services to us other than advisory services for executive and director compensation and works with management only at the request and under the direction of the Compensation Committee. In 2008, to ensure independence, the Compensation Committee adopted a policy on executive compensation consultants that codifies this relationship. Frederic W. Cook & Co. has reviewed the compensation components and levels for our named executive officers and advised the Compensation Committee on the appropriateness of our compensation programs, including our incentive and equity-based compensation plans, retention incentives and any proposed employment agreements, as these matters arose during the year. Frederic W. Cook & Co. also provides recommendations on new compensation plans, programs and arrangements, and assists with the design and drafting and provides an opinion on the reasonableness of such plans, programs or arrangements. Representatives of Frederic W. Cook & Co. attend Compensation Committee meetings at the Compensation Committee’s request and make themselves available to provide guidance to the Compensation Committee on a variety of compensation issues as they arise. The primary point of contact at Frederic W. Cook & Co. communicates with the chair of the Compensation Committee frequently and interacts frequently with all the Compensation Committee members independent of management.

Frederic W. Cook & Co. prepares the benchmarking data with respect to an annual peer group compensation survey and reviews the appropriateness of such data. Frederic W. Cook & Co. also reviews our process for determining, and the compensation decisions made with respect to, comparisons of our named executive officers and the officers of those companies included in our peer group and market benchmarking surveys.

Personnel in our human resources department support the work of the Compensation Committee and its consultants. In addition, our CEO periodically discusses the design of compensation programs and the compensation levels of our other named executive officers and certain key personnel with the Compensation Committee.

Use of Peer Group and Market Survey Benchmarking Data

The primary data considered by the Compensation Committee in determining the elements of annual compensation is the peer group data and the market survey data. As a benchmarking process and in order for the Compensation Committee to understand how our current compensation structure aligns with the external market, the Compensation Committee compared the median and 75th percentile compensation level for each element of compensation of executives from groups of telecommunications and high-technology companies with the compensation of each of our named executive officers. For 2008, we derived this data from two sources: a market data assessment of a peer group of companies conducted by Frederic W. Cook & Co. and market survey data compiled by Towers Perrin.

Peer Group Data

The peer group was developed by Frederic W. Cook & Co. and approved by the Compensation Committee. To ensure that competitive data reasonably represents the external market in which we compete for talent, companies are selected for the peer group based on similarity of their business model and product offerings, as well as comparability from a size perspective. Size is assessed on a variety of bases, including annual revenue, market capitalization, net income and number of employees. The following table illustrates the companies included in the peer group in 2008:

Alltel Corporation	Electronic Data Systems Corporation	Qwest Communications International Inc.
AT&T Inc.	Hewlett-Packard Company	The DIRECTV Group, Inc.

Comcast Corporation	Motorola, Inc.	Time Warner Inc.
Computer Sciences Corporation	QUALCOMM Incorporated	Verizon Communications Inc.

Dell Inc.

Frederic W. Cook & Co. reviewed the compensation provided for the named executive officers of each of the peer group companies and provided the Compensation Committee with a summary of the market data, including the median and the 25th and 75th percentiles for each element of compensation.

When possible, Frederic W. Cook & Co. used the compensation of a peer group named executive officer with the same title or function as each of our named executive officers. In some cases, the titles of the named executive officers of our peer group companies did not closely match the titles or responsibilities of our named executive officers and, in these situations, Frederic W. Cook & Co. used the hierarchical pay compensation information of the executive officer with the same ranking in the peer group company’s proxy statement. For example, the compensation of our third highest paid named executive officer would be compared with the compensation of the third highest executive officer of the applicable peer group company. Because the data used in this analysis was based on compensation paid two years previously, the compensation amounts were adjusted for the estimated increase in the cost of labor.

For purposes of benchmarking market rates and considering changes to the compensation of our named executive officers in 2009, we removed Alltel Corporation (now known as Verizon Communications Inc.), which had been acquired. Additionally, Sun Microsystems, Texas Instruments and Xerox were added to the peer group of companies. These additional companies were included in the peer group to expand the comparison group and, thereby, improve the statistical reliability of the data.

Market Survey Data

We obtained survey data from Towers Perrin that included the median and 75th percentile compensation levels for each element of compensation for key executive positions of a group of telecommunications and high-technology companies that elect to participate in their surveys. The telecommunications and high-technology focus was intended to ensure that the companies included within the data sample represented those with similar business and financial models to ours and with which we most closely compete for top talent. The companies included in the 2008 market survey were as follows:

Accenture Ltd.	Electronic Data Systems Corporation	Qwest Communications International Inc.
AT&T Inc.	Hewlett-Packard Company	Time Warner Inc.

Computer Sciences Corporation	Motorola, Inc.	Verizon Communications Inc.
Cox Communications, Inc.	Nortel Networks Corporation

This Towers Perrin survey aggregated the data of the participating telecommunications and high-technology companies. Where titles of our named executive officers do not match those of the officers of this composite group, we used the compensation for a position with a similar job function for purposes of our analysis. Because the data used in this analysis was based on compensation paid for the prior year, the compensation amounts were adjusted for the estimated increase in the cost of labor.

Tax Deductibility of Compensation

Section 162(m) of the Internal Revenue Code limits to $1 million the amount of non-performance-based remuneration that we may deduct from our taxable income in any tax year with respect to our CEO and the three other most highly compensated executive officers, other than the CFO, at the end of the year. Base salary, certain equity-based awards and perquisites and other personal benefits are not considered performance-based remuneration. A company, however, may deduct from its taxable income without regard to the $1 million limit the full value of all performance-based compensation under Section 162(m), such as annual cash incentive compensation and stock option awards, if certain requirements are met, including that the maximum number of stock options that may be awarded and the maximum amount of other performance-based remuneration that may be payable to any one executive officer have been disclosed to and approved by shareholders prior to the award or payment.

The Compensation Committee considers Section 162(m) deductibility in designing our compensation program and incentive-based compensation plans. In general, we design our short-term and long-term incentives plans to be compliant with the performance-based compensation rules of Section 162(m), thereby ensuring full deductibility. However, in certain circumstances, the Compensation Committee has determined it necessary in order to retain executives in and attract candidates for senior level positions to offer compensation packages in which the non-performance-based elements exceed the $1 million Section 162(m) limit.

In 2008 for Section 162(m) purposes under our short-term incentive compensation (or STIC) plan, the second through fourth quarters payouts were intended to be treated as performance-based compensation. With respect to our long-term incentive compensation (or LTIC) plan, the 2008 stock option awards and the performance unit and resulting RSU awards granted under our LTIC plan under the enhanced near-term incentive compensation opportunity (or ENTI), other than the performance unit and RSU awards to Mr. Hesse for the second and third quarters, were intended to be treated as performance-based compensation under Section 162(m). The 2008 time-based RSU award component of the LTIC plan does not satisfy the requirements to be considered performance-based compensation under Section 162(m).

Elements of Compensation

The Compensation Committee annually reviews the compensation packages of our named executive officers and other key personnel, as presented in the form of “tally sheets.” These tally sheets set forth all components of compensation, a summary of the outstanding equity holdings of each named executive officer as of year end and the value of such holdings under various assumed share prices, the present value of retirement benefits and other benefit plans and programs and perquisites. The tally sheets also set forth the estimated value that each of our named executive officer would realize upon separation under various scenarios including: voluntary termination of employment with and without good reason; involuntary termination of employment with and without cause; termination of employment in connection with a change in control; and death or disability. The Compensation Committee uses these tally sheets when considering adjustments to base salaries and awards of equity-based or other remuneration, and in establishing incentive plan opportunity levels. Although the Compensation Committee reviews and considers the amounts realizable by our named executive officers under different termination scenarios, as well as the current stock and equity-based award holdings, value received upon vesting of previously awarded equity-based awards and exercise of in-the-money previously awarded stock options, these are not primary considerations in the assessment and determination of annual compensation for our named executive officers.

The following comprise the primary elements of the 2008 compensation program for our named executive officers:

Element	Form of Compensation	Purpose	Performance Objective(s)
Base Salary	Cash	Provides competitive, fixed compensation to attract and retain exceptional executive talent.	None.

Short-Term Incentive	Cash	Creates a strong financial incentive for achieving or exceeding critical operating and financial objectives.	For First Quarter 2008:
adjusted operating
income before
depreciation and
amortization, or
OIBDA; post-paid
wireless churn; net
iDEN subscriber
additions; and calls to
customer care.

For the Second
through Fourth

Quarters 2008:
adjusted OIBDA; post-
paid wireless churn;
free cash flow (which
is defined in the LTIC
as net cash from
operating activities
excluding certain
items); and calls to
customer care.

Element	Form of Compensation	Purpose	Performance Objective(s)
Long-Term Incentive	Non-qualified stock options and time-based RSUs, as well as performance-based RSUs granted under the ENTI.	Create a strong long
term financial
incentive for achieving
or exceeding critical
goals thereby
producing positive
returns for our
shareholders and
aligns executive
interests with those of
shareholders, as well
as enhancing executive
		retention.	With respect to performance-based RSUs granted under the ENTI, adjusted OIBDA; post-paid wireless churn; free cash flow; and calls to customer care.

A summary of the primary elements of compensation with respect to each of our named executive officers for 2008 is set forth in the table below:

	Base Salary(1)	2008 Short-Term Incentive Compensation Plan		2008 Long- Term Incentive Compensation Plan – Target Opportunity
		Target Opportunity	Actual Payout
Daniel R. Hesse	$1,200,000	$2,040,000	$2,651,388		$10,000,000
Robert H. Brust	$642,308	$867,750	$1,121,933	$	N/A
Keith O. Cowan	$725,000	$906,250	$1,177,854		$5,000,000
Steven L. Elfman	$412,500	$535,641	$687,198		$3,000,000
Robert L. Johnson	$460,000	$460,000	$597,862		$1,280,000
Former Executive Officers:
Paul N. Saleh	$75,000	$67,031	$70,852	$	N/A
William G. Arendt	$329,000	$253,999	$351,093		$640,384
Leonard J. Kennedy	$515,000	$423,523	$558,472		$1,565,334
Mark E. Angelino	$49,760	$37,357	$48,553	$	N/A

(1)	The base salary includes prorated amounts for Messrs. Brust, Elfman, Saleh, Arendt, Kennedy and Angelino based on length of employment. The annual salary of Messrs. Brust and Elfman is set forth below.

The amounts indicated for each named executive officer under the column entitled “2008 Long-Term Incentive Compensation Plan—Target Opportunity” represents the target amount granted rather than the actual amount earned under the program. Actual amounts earned, if any, may be above or below the indicated value and depend on a variety of factors including whether the executive meets the applicable vesting requirements, changes in our share price, and, in the case of the ENTI, whether the applicable performance goals are attained.

Mr. Brust commenced employment with us on May 1, 2008. In lieu of participating in the 2008 and 2009 LTIC plans, Mr. Brust received a sign-on equity award valued at $6,000,000, which is detailed below in (2) and (3). To attract Mr. Brust, his employment agreement provided for: (1) a $1,650,000 cash sign-on bonus—(a) 250,000 of which was payable in 2008, (b) $700,000 of which was payable as soon as practicable after December 31, 2008, and (c) the final $700,000 of which is payable as soon as practicable after December 31, 2009; (2) a sign-on option award to purchase 677,201 shares of our common stock that vest 50% on May 1, 2010 and 50% on May 1, 2011; and (3) 469,484 sign-on RSU award, that vest 50% on May 1, 2010 and 50% on May 1, 2011 . For additional information regarding Mr. Brust’s compensation, see “—Summary Compensation Table” and “—Grants of Plan-Based Awards.”

Other elements of the compensation program for our named executive officers consist of:

•	retention programs;

•	employee benefit plans and retirement programs;

•	limited personal benefits and perquisites; and

•	a deferred compensation program.

Base Salary

We determined the base salary of each of our named executive officers based on a number of factors, including the:

•	nature, responsibilities and reporting relationships of the position;

•	salary levels for incumbents in comparable positions at peer companies, as well as other executives within our organization; and

•	experience and tenure of the executive.

We periodically make adjustments to the base salaries of executive officers based on the factors listed above, as well as our performance and that of the executive officer. In 2008, the Compensation Committee completed its annual review of the base salaries of our named executive officers who were employed by us at that time. As of February 25, 2009, the base salary of our named executive officers remained unchanged from 2008 and is as follows:

•	Mr. Hesse—$1,200,000;

•	Mr. Brust—$ 1,000,000;

•	Mr. Cowan—$725,000;

•	Mr. Elfman—$650,000; and

•	Mr. Johnson—$460,000.

Short-Term Incentive Compensation Plans

Each of our named executive officers participated in our annual STIC plan for 2008, which provides for the payment of cash compensation if specified financial and operational objectives are achieved. The STIC plan is an important part of how we reward our employees, and we believe that indicates our commitment to producing solid financial results.

In 2008, we established target opportunities under the STIC plan for each named executive officer as a multiple of his base salary. To hold those employees with the highest levels of responsibility accountable for our performance, we vary incentive target opportunities under the STIC plan in proportion with each named executive officer’s role and responsibilities.

The employment agreement of Mr. Hesse provided for a target opportunity under the 2008 STIC plan of not less than 170% of base salary and an annual payment of not more than 200% of his target opportunity. We determined the target opportunities under the STIC plan of each of the other named executive officers based on job responsibilities and a number of other factors, including the short-term incentive compensation levels paid to employees with comparable responsibilities by the companies in the benchmarking analyses. We also considered the target opportunities of each named executive officer as compared with the levels for other members of our senior management team.

Because we were engaged in restructuring and turnaround initiatives in 2008, the Compensation Committee adopted a quarterly performance measurement approach that was intended to provide flexibility in the selection of performance goals and targets. This approach ensured that target performance objectives were set at levels sufficiently difficult to justify the payouts and also enabled the Compensation Committee to consider progress against our turnaround initiatives throughout the year.

In early 2008, the Compensation Committee established financial and operational objectives as a basis for determining the amount of payments made under the STIC plan for the first quarter 2008 if our performance met or exceeded these objectives. The Compensation Committee believed that the performance objectives set for the first quarter 2008 would emphasize our achievement of certain critical near-term objectives necessary for a turnaround by providing incentives for the senior management team and other plan participants to focus on (1) the customer experience as measured by wireless post-paid churn and calls from subscribers to customer care, (2) profitability as measured by adjusted OIBDA and (3) increasing our focus on iDEN customer additions.

In March 2008, the Compensation Committee established performance objectives for the second through fourth quarters of 2008. The Compensation Committee believed that the performance objectives set for the second through fourth quarters of 2008 would focus our organization on achieving certain critical near-term objectives necessary for a turnaround by providing incentives for the senior management team and other plan participants to (1) improve the customer experience as measured by wireless post-paid churn and reducing the calls from subscribers to customer care, and (2) improve profitability as measured by adjusted OIBDA and cash generation.

In focusing on these objectives during 2008, the Compensation Committee hoped to position us to stabilize negative subscriber trends in future periods.

For the first quarter 2008, the four performance objectives and their respective weightings were (1) adjusted OIBDA—or adjusted operating income before depreciation and amortization and special items, which was weighted at 30%; (2) service calls from subscribers to customer care, which was weighted at 30%; (3) post-paid wireless churn, which was weighted at 20%; and (4) net iDEN subscriber additions, which was weighted at 20%. For the adjusted OIBDA objective, for the first quarter of 2008, the target was set at $1.88 to $1.98 billion, with a threshold set at $1.78 billion. For that quarter, we reported actual adjusted OIBDA at $2.009 billion. We do not include the performance goals for service calls from subscribers to customer care. We set the service calls to customer care target at a level that was challenging but obtainable. We also do not include the performance goals for post-paid wireless churn. We set the post-paid wireless churn target at a level that was challenging but obtainable. In addition, we do not include the performance goals for net iDEN subscriber additions. We set the net iDEN subscriber additions target at a level that was challenging but obtainable.

For the second quarter of 2008, the four performance objectives and their respective weightings were (1) adjusted OIBDA, which was weighted at 20%; (2) service calls from subscribers to customer care, which was weighted at 20%; (3) post-paid wireless churn, which was weighted at 40%; and (4) free cash flow, which was weighted at 20%. For the adjusted OIBDA objective, for the second quarter of 2008, the target was set at $1.65 to $1.738 billion, with a threshold set at $1.575 billion. For that quarter, we reported actual adjusted OIBDA at $2.096 billion. For the free cash flow objective, for the second quarter of 2008, the target was set at ($12) to $5 million, with a threshold set at ($87) million. For that quarter, we reported actual free cash flow at ($8) million. We do not include the performance goals for service calls from subscribers to customer care. We set the service calls to customer care target at a level that was challenging but obtainable, and, for the second quarter, the target level was set at a level that was 9% below the first quarter target, which we believed was challenging to obtain. We also do not include the performance goals for post-paid wireless churn. We set the post-paid wireless churn target at a level that was challenging but obtainable, and, for the second quarter, the target level was set with the belief that the objective was more challenging to obtain than the first quarter.

For the third quarter of 2008, the four performance objectives and their respective weightings were (1) adjusted OIBDA, which was weighted at 20%; (2) service calls from subscribers to customer care, which was weighted at 20%; (3) post-paid wireless churn, which was weighted at 40%; and (4) free cash flow, which was weighted at 20%. For the adjusted OIBDA objective, for the third quarter of 2008, the target was set at $1.55 to $1.65 billion, with a threshold set at $1.51 billion. For that quarter, we reported actual adjusted OIBDA at $1.824 billion. For the free cash flow objective, for the third quarter of 2008, the target was set at $215 to $265 million, with a threshold set at $175 million. For that quarter, we reported actual free cash flow at $1.059 billion. We do not include the performance goals for service calls from subscribers to customer care. We set the service calls to customer care target at a level that was challenging but obtainable, and, for the third quarter, the target level was set at a level that was 13% below the second quarter target, which we believed was challenging to obtain. We also do not include the performance goals for post-paid wireless churn. We set the post-paid wireless churn target at a level that was challenging but obtainable, and, for the third quarter, the target level was set with the belief that the objective was more challenging to obtain than the second quarter.

For the fourth quarter of 2008, the four performance objectives and their respective weightings were (1) adjusted OIBDA, which was weighted at 20%; (2) service calls from subscribers to customer care, which was weighted at 20%; (3) post-paid wireless churn, which was weighted at 40%; and (4) free cash flow, which was weighted at 20%. For the adjusted OIBDA objective, for the fourth quarter of 2008, the target was set at $1.6 to $1.8 billion, with a threshold set at $1.375 billion. For that quarter, we reported actual adjusted OIBDA at $1.735 billion. For the free cash flow objective, for the fourth quarter of 2008, the target was set at $350 to $550 million, with a threshold set at $213 million. For that quarter, we reported actual free cash flow at $536 million. We do not include the performance goals for service calls from subscribers to customer care. We set the service calls to customer care target at a level that was challenging but obtainable, and, for the fourth quarter, the target level was set at a level that was 5% below the third quarter target, which we believed was challenging to obtain. We also do not include the performance goals for post-paid wireless churn. We set the post-paid wireless churn target at a level that was challenging but obtainable, and, for the fourth quarter, the target level was set with the belief that the objective was more challenging to obtain than the third quarter.

The STIC plan provided that payouts to each named executive officer were determined using three variables:

•	the named executive officer’s target opportunity;

•	our actual performance compared with each performance objective; and

•	the relative weightings of each performance objective.

The STIC plan provided for a range of payouts above and below each named executive officer’s targeted opportunity so long as our actual results exceeded minimum threshold levels. To further our goal of tying a significant portion of each named executive officer’s total annual compensation to our business performance, the plan provided that we would make a STIC payment equal to the named executive officer’s targeted opportunity only if our actual results met the targeted objectives. Similarly, the plan provided for a payment in excess of a named executive officer’s targeted opportunity if our actual performance exceeded the targeted objectives. The plan also provided that, if our actual performance was below the target objectives but exceeded the minimum threshold levels, we would make a payment that was below the named executive officer’s targeted opportunity. Named executive officers were not eligible for payouts under the plan if our actual performance did not meet the minimum threshold level for the targeted objectives.

For the first quarter of 2008, our adjusted OIBDA and calls from subscribers to customer care performance exceeded the target level, our net iDEN subscriber additions met the target level and our post-paid wireless churn met the threshold level but did not meet the target level. For the second quarter of 2008, our adjusted OIBDA, calls from subscribers to customer care and post-paid wireless churn exceeded our target, and our free cash flow met the target level. For the third quarter of 2008, our adjusted OIBDA and free cash flow exceeded the target level, and our post-paid wireless churn met the threshold level but did not meet the target level. Our calls from subscribers to customer care performance met the target level. For the fourth quarter of 2008, our calls from subscribers to customer care exceeded the target level, our adjusted OIBDA and free cash flow met the target level, and our post-paid wireless churn did not meet the target threshold.

For the second, third and fourth quarters of 2008, the Compensation Committee established Section 162(m) objectives for the named executive officers potentially subject to Section 162(m) at a small fraction of a percentage of our adjusted operating income excluding amortization in the second and third quarter, and our adjusted operating income less depreciation in the fourth quarter. The Compensation Committee exercised their discretion to make payments under the STIC plan at levels below the limits achieved under the Section 162(m) objective in those quarters.

Under the terms of our incentive compensation plans, the Compensation Committee retains the discretion to reduce the size of any award or payout. In 2008, the Compensation Committee exercised its discretion and reduced the payout made to all employees participating in the STIC Plan in the first quarter 2008 with respect to the calls to customer care metric. In making the determination to reduce the payout with respect to this metric, the Compensation Committee considered when our costs savings realized from improvements in the calls to customer care metric will be realized and how the metric has improved with each successive implementation of the unified billing platform across the customer base which contributed significantly to exceeding this metric.

For the 2008 STIC plan, the aggregate payout percentage, as compared to targeted opportunity for our current named executive officers was approximately 130%. With respect to our former named executive officers, the aggregate payout percentages as compared to targeted opportunity were as follows: Saleh—106%; Arendt—138%; Kennedy—132%; and Angelino—130%. The payout percentages for the former named executive officers vary depending on their respective dates of departure.

Long-Term Incentive Compensation Plan

Each of our named executive officers participated in our LTIC plan for 2008, under which we award equity-based incentive compensation. Typically, the Compensation Committee grants equity awards to eligible employees, including our named executive officers, at its February meeting. In 2008, however, equity awards were granted at the meeting on March 26, 2008 because the Compensation Committee delayed completing its review of our incentive compensation arrangements until the 2008 strategy and supporting metrics were complete. Equity grants to certain newly hired employees, including named executive officers, are made on the date of hire.

Enhanced Near-Term Incentive Compensation Opportunity. Given our need to focus on achieving certain critical near-term objectives necessary for a turnaround of our performance, as discussed further below, the Compensation Committee designed part of the 2008 LTIC plan to provide incentives for our named executive officers and other plan participants to reduce wireless post-paid churn and improve the customer experience, use our resources efficiently and maximize free cash flow. To further the focus of senior management on these critical objectives, the Compensation Committee allocated one half of each participant’s 2008 LTIC plan targeted opportunity, which we refer to as the ENTI, to be in the form of dollar denominated performance units, or Performance Units, payable in RSU awards, based on our actual performance in the second, third and fourth quarters of 2008 using the same performance objectives as the second, third and fourth quarter 2008 STIC plan. The 50% portion of each 2008 LTIC plan participant’s targeted objective to be made in the form of Performance Units were equally allocated to each of the second, third and fourth quarters of 2008 under the ENTI. The Performance Units were payable based on our actual performance during the applicable period as compared to the financial or operating metric established for each performance objective and relative weightings for each performance objective for each of the three quarterly performance periods in 2008 established with respect to the STIC plan discussed above under “—Short-Term Incentive Compensation Plans.”

Each performance objective for the applicable quarterly performance period had a threshold, target and maximum level of payment opportunity, with the maximum payment opportunity equal to 250% of the participant’s target opportunity. To calculate each incentive award amount, an eligible participant’s incentive target opportunity was multiplied by the weightings and the payout results for each performance objective. In order to comply with the performance-based requirements under Section 162(m), for our named executive officers, other than Mr. Hesse in the second and third quarters of 2008, the payout for Section 162(m) purposes was limited to a maximum payout under an adjusted operating income objective. For 2008, the payout earned under the performance objectives described in the previous paragraph did not exceed this maximum payout.

All payouts of Performance Units were in the form of RSU awards that vest six months from the end of the applicable quarterly performance period. We determined the number of RSUs in which each Performance Unit would convert by dividing the payout under the applicable Performance Units by the fair market value of our common stock on the date of grant.

Long-Term Incentive Compensation. Under the 2008 LTIC plan, the 50% portion of each plan participant’s targeted opportunity that remains following the allocation to the Performance Units under the ENTI discussed above were made in a combination of non-qualified stock options and RSU awards, weighted equally based on expected fair value on the date of grant. The Compensation Committee made the allocation between stock options and RSU awards to reward our executive officers to the extent that they created value for the shareholders and to ensure that the program supports our retention objectives.

The stock options will vest ratably in equal amounts on February 11, 2009, February 11, 2010 and February 11, 2011 and have an exercise price equal to the closing price of a share of our common stock on the date of the grant. The RSU awards, which are designed to enhance our retention of executive officers, will vest entirely on February 11, 2011.

2009 Compensation Determinations

2009 Short-Term Incentive Compensation Plan

In January 2009, the Compensation Committee established the performance objectives and other terms of our STIC plan for 2009. The 2009 STIC plan provides for a payment of incentive compensation based on the achievement of the following specified performance objective during 2009:

•	adjusted OIBDA, weighted at 50%;

•	post-paid churn, weighted at 20%;

•	post-paid net subscriber additions, weighted at 20%; and

•	calls from subscribers to customer care, weighted at 10%.

As compared to second through fourth quarters of 2008, the performance objectives for our 2009 STIC plan have changed by eliminating free cash flow as an objective and substituting it with post-paid net subscriber additions. Also, the objectives are weighted at different rates as compared to 2008 because of our current business focus for 2009. The Compensation Committee believes that these changes are important in order to place a strong emphasis on the most critical objectives to drive turnaround and improve our performance in 2009.

For 2009, the Compensation Committee has established two six-month performance periods. The biannual approach was adopted in lieu of the quarterly approach used in 2008 because, although we believe we are making progress against key turnaround initiatives, the Compensation Committee wanted to maintain flexibility to revisit the performance schedule at mid-year. This flexibility enables the setting of goals that are sufficiently challenging to justify and support the costs associated with payout at various levels of performance and also protects against the possibility of a compensation windfall or deficit during a period in which the economic environment is highly volatile. The first period is from January 1, 2009 through June 30, 2009, and the second is from July 1, 2009 through December 31, 2009. Each performance period has discrete performance objectives, and employees generally must be employed on December 31, 2009 in order to be eligible to receive compensation for both periods.

The award payment under the 2009 STIC plan will be determined based on our results using three variables:

•	the individual’s annual incentive target opportunity, which is based on a percentage of his or her base salary;

•	our performance compared with each of the performance objectives mentioned above; and

•	relative weightings for each performance objective.

Each of the performance objectives will have a threshold, target and maximum level of payment opportunity. The minimum payment opportunity is equal to 25% of the individual’s target opportunity, a target opportunity of 100% and a maximum payment opportunity is equal to 200% of the individual’s target opportunity. The determination of payments for the named executive officers is intended to comply with the performance-based requirements under Section 162(m) of the Internal Revenue Code.

Mr. Hesse’s employment agreement provides for a target opportunity under the STIC plan of not less than 170% of base salary—or $2,040,000 for 2009. Mr. Brust’s employment agreement provides for a target opportunity under the STIC plan of not less than 130% of base salary—or $1,300,000 for 2009. Mr. Cowan’s employment agreement provides for a target opportunity under STIC plan of not less than 125% of base salary—or $906,250 for 2009. Mr. Elfman’s employment agreement provides for a target opportunity under STIC plan of not less than 125% of base salary—or $812,500 for 2009. Mr. Johnson’s employment agreement provides for a target opportunity under the STIC plan of not less than 100% of base salary—or $460,000 for 2009.

The actual incentive amounts paid under the 2009 STIC plan will be based on our actual results during 2009 in relation to the established performance objectives, and these payments may be greater or less than the target amounts that have been established.

2009 Long-Term Incentive Compensation Plan

In January 2009, the Compensation Committee established the 2009 performance objective and other terms of our LTIC plan. In light of the current economic conditions, in February 2009, the Compensation Committee decided that participants, including our senior management, should have at least a 15% reduction in their LTI awards for 2009. As compared to the 2008 LTIC plan, the 2009 plan varies in several areas. The 2009 LTIC plan shifted away from the ENTI to a three year Performance Unit award, as well as stock option awards in order to maximize shares available under the 2007 Omnibus Incentive Plan. In addition, although we dropped the free cash flow objective from the STIC plan for 2009, we have added it as the objective under the 2009 LTIC plan for the first year’s performance period, which is discussed in more detail below.

Subject to the 15% reduction described above, seventy-five percent of the value of each participant’s targeted opportunity will be in the form of non-qualified stock option grants, the number of which will be based on the value of each option determined using the Black-Scholes valuation model. The exercise price of each option was the closing price of our common stock on the grant date, and the options will vest ratably in equal amounts on February 25, 2010, February 25, 2011, February 25, 2012, and February 25, 2013.

Subject to the 15% reduction described above, the remaining 25% of the value of each participant’s targeted opportunity will be made in the form of a Performance Unit award. The value of each Performance Unit is $1.00. The Performance Unit award is allocated equally to each of the 2009, 2010, and 2011 performance periods, and is payable in cash or unrestricted shares at the end of 2011. If paid out in shares of our common stock, the number of shares awarded will be determined by dividing the payout amount by the average high and low stock price on the date the Compensation Committee approves the form of payment.

The Performance Unit payout will be based on our achievement of specified results in each annual performance period. The performance objective for year one is free cash flow and includes a threshold of 25%, a target achievement level of 100% and a maximum achievement level of 200% based on the achievement of those specified results. If the threshold performance goals are not attained, all of the Performance Units will be forfeited. The Compensation Committee may change the objective for the second and third annual performance periods. The payouts may be greater or less than the target amounts that will be established. Except for the Performance Unit award to Mr. Hesse, which is allocated to the 2011 calendar year performance period, the design of the plan is intended to comply with the performance-based requirements under Section 162(m) of the Internal Revenue Code.

Retention Programs

The Compensation Committee periodically evaluates whether we are at risk of losing the services of any of our named executive officers and other key personnel who we believe are critical to the success of our business. To ensure that we retain the employment of our named executive officers and other key personnel who we believe may be at particular risk of voluntarily terminating employment, the Compensation Committee from time to time awards cash bonuses, RSUs or stock options to further our retention objectives and promote a commonality of interests with shareholders. In determining whom to award, and the number of RSUs or stock options to be awarded, the Compensation Committee considers the current stock and equity-based award holdings of each named executive officer and other key personnel under consideration. RSU awards made for retention purposes do not comply with the Section 162(m) performance-based requirements.

During 2008, the Compensation Committee awarded Mr. Arendt 20,824 RSUs that were scheduled to vest on June 9, 2009. This award vested upon Mr. Arendt’s involuntary termination without cause on November 14, 2008 and is included in the Grants of Plan-Based Awards table. During 2008, the Compensation Committee also awarded Mr. Kennedy 29,462 RSUs that were scheduled to vest on June 9, 2009. This award vested upon Mr. Kennedy’s involuntary termination without cause on December 19, 2008, and is included in the Grants of Plan-Based Awards table. During 2008, the Compensation Committee also awarded Mr. Johnson 26,316 RSUs that are scheduled to vest June 9, 2009.

Employee Benefit Plans and Programs

Our compensation program includes a comprehensive array of health and welfare benefits. Our named executive officers participate in the same benefit programs, plans and arrangements that are provided to all of our eligible employees. We pay all of the costs for some of these benefit plans, and participants contribute a portion of the cost for other benefit plans.

Retirement Programs

Our retirement program includes a 401(k) plan. For 2008, under the Sprint Nextel 401(k) Plan, we matched participant’s contributions up to 5% of eligible compensation regardless of the achievement of performance targets. For 2009, under the 401(k) Plan, we will match participant’s contributions up to 4% of eligible compensation from January 1, 2009 to March 6, 2009 and will not match participant’s contributions to the plan after March 6, 2009 unless we meet certain performance targets. The Compensation Committee made the determination that if we exceed our adjusted OIBDA target in 2009, as discussed under “2009 Compensation Determinations—2009 Short-Term Incentive Compensation Plan,” then 10% of the over achievement would be distributed to participants on a matching basis up to a maximum of 4% of their eligible compensation. The match for 2009, including any discretionary amount, will be made in the first quarter of 2010. The 401(k) Plan provides the participants, with our help, the ability to add to their retirement benefits and the opportunity to build financial security for their future.

Deferred Compensation

Our named executive officers are entitled to participate in the Sprint Nextel Deferred Compensation Plan, a nonqualified and unfunded plan under which they may defer to future years the receipt of certain compensation that would otherwise be paid to them in the year in which it was earned. The plan provides our named executive officers the ability to defer income in addition to the 401(k) Plan. Under the plan for 2008, we matched contributions made by our named executive officers in an amount up to 5% of eligible earnings above the applicable annual limit, which for 2008 was $230,000, to compensate highly-compensated employees for limitations placed on our 401(k) Plan by federal tax law. Participants elect to allocate deferred and matching contributions among one or more hypothetical investment options, which include one option that tracks our common stock and other options that track broad bond and equity indices. Messrs. Saleh and Hesse participated in this plan during 2008. For 2009, none of the named executive officers are participating in the Deferred Compensation Plan.

The amount of matching contributions made by us to participating named executive officers and any above market earnings are included in the “All Other Compensation” column of the Summary Compensation Table.

Personal Benefits and Perquisites

We provide very few personal benefits and perquisites to our named executive officers. The few personal benefits and perquisites that we do provide are summarized in the footnotes to the Summary Compensation Table below, and consist primarily of non-business use of our corporate aircraft, primarily for our CEO and CFO, and communications equipment installed in residences. The Compensation Committee established an overall security program for Mr. Hesse, our CEO, for our benefit. Under the security program, we currently provide Mr. Hesse with residential security systems and equipment, and he is required to use our aircraft for non-business as well as business travel. Mr. Hesse is permitted to have his family accompany him on the corporate aircraft for business and non-business travel. Mr. Brust, our CFO, has a provision in his employment agreement that allows the personal use of our corporate aircraft, which was part of a comprehensive compensation package negotiated with Mr. Brust. The Compensation Committee determined that this provision was necessary in order to attract Mr. Brust, who had a very specific skill set that we desired, to work for us following his retirement from Eastman Kodak Company, where he gained valuable experience working with a challenged company.

Executive Severance Policy

The Compensation Committee decided, in its judgment, that severance to our named executive officers is needed to mitigate the risks associated with leaving their former employer or position and assuming the challenges of a new position, in addition to providing financial protection and transition to new employment opportunities. Under our executive severance policy, the board will seek shareholder approval for any future severance agreement or arrangement with a senior executive that provides (a) severance pay in excess of two times the senior executive’s base salary plus bonus and (b) continuation of group health, life insurance and other benefits in excess of 24-months following the executive’s termination. The policy permits (x) accelerated vesting of RSUs, stock options and any other equity-based awards or (y) continued vesting during the severance period of any such awards. The policy also requires that we seek shareholder approval of any future severance agreement or arrangement that provides for the reimbursement of excise taxes imposed under IRC Section 4999 to a senior level executive.

For additional information regarding severance benefits to which our named executive officers are entitled, see “—Potential Payments Upon Termination of Employment or Change of Control.”

Change in Control

The Sprint Nextel Change in Control Severance Plan, which became effective January 1, 2007, provides severance benefits to a select group of senior management, including Messrs. Hesse, Cowan, Elfman and Johnson, in the event of a qualified termination of employment in connection with a transaction that results in a change in control of us. The plan is designed to increase the willingness of participants to remain with us notwithstanding the employment uncertainties related to a possible change in control of us.

If a transaction that could result in a change in control was under consideration, we expect that our named executive officers would face uncertainties about how the transaction may affect their continued employment with us, which we believe would distract their attention from their day-to-day responsibilities. In the event of any transaction that would result in a change in control is proposed or under consideration, we believe it is in our shareholders’ best interest if our named executive officers remain employed with us. These arrangements accomplish this goal by providing each named executive officer with a meaningful severance benefit in the event that a change in control occurs and, within a specified period of time after the change in control, the named executive officers’ employment is involuntarily terminated without “cause” or voluntarily terminated for “good reason.” Any benefit received by an officer under a change-in-control agreement would be reduced to the extent of any severance benefit he may earn under any other applicable program or severance policy so that there would be no duplication of benefits.

Although the Compensation Committee considers the estimated value an executive would realize upon termination in connection with a change in control, the Compensation Committee does not rely heavily upon that information in deciding the elements of annual compensation for our named executive officers. Continued retention and management objectivity in very limited and unusual circumstances is the primary purpose of these change in control arrangements, and retention and motivation to achieve performance goals in a normal operating environment are the focus in establishing elements of annual compensation. For additional information regarding benefits upon a change in control of us to which our named executive officers are entitled, see “—Potential Payments Upon Termination of Employment or Change of Control.”

Clawback Policy

In 2007, our board implemented a “clawback” policy. The policy provides that, in addition to any other remedies available to us under applicable law, we may recover (in whole or in part) any bonus, incentive payment, commission, equity-based award or other compensation received by certain executives, including our named executive officers, if the board or any committee of the board determines that such bonus, incentive payment, commission, equity-based award or other compensation is or was based on any financial results or operating objectives that were impacted by the officer’s knowing or intentional fraudulent or illegal conduct, and our board or a committee of the board determines that recovery is appropriate.

Stock Ownership Guidelines

In August 2005, we adopted stock ownership guidelines for our executive officers, other members of our senior management team and our outside directors. The board believes ownership by executives of a meaningful financial stake in our company serves to align executives’ interests with those of our shareholders. Our guidelines require that our CEO hold shares of our common stock with a value equal to five times his base salary, and that the other named executive officers currently employed by us hold shares of our common stock with a value equal to three times their respective base salaries. Eligible shares and share equivalents counted toward ownership include:

•	common or preferred stock, including those purchased through our Employee Stock Purchase Plan;

•	restricted stock or restricted stock units;

•	intrinsic value of vested, in-the-money stock options; and

•	share units held in our 401(k) plan and various deferred compensation plans.

Persons subject to the stock ownership guidelines have five years to achieve the ownership requirement beginning on the later of January 1, 2006 and the date on which the person becomes subject to the ownership guidelines. As of December 31, 2008, Messrs. Hesse, Cowan and Johnson are on track to achieve the five year ownership target, but none have met 100% of the stock ownership requirement. Messrs. Brust and Elfman were hired in 2008 and will have five years to meet their ownership requirement beginning in 2009.

Summary Compensation Table

The table below summarizes the compensation of our named executive officers that is attributable to the fiscal years ended December 31, 2008, 2007 and 2006. The named executive officers are our Chief Executive Officer and President, our Chief Financial Officer, and our three other most highly compensated executive officers ranked by their total compensation in the table below. In addition, our former Chief Financial Officer, former Acting Chief Financial Officer, former General Counsel and Corporate Secretary, and former President, Sales and Distribution are included.

Each of our named executive officers has an employment agreement with us. With respect to Messrs. Saleh, Arendt and Kennedy, who were employed by Nextel prior to the Sprint-Nextel merger, we assumed the obligations under their respective employment agreements in connection with the merger.

For more information regarding our compensation philosophy and a discussion of the elements of our compensation program, see “—Compensation Discussion and Analysis.” For additional information on how our Compensation Committee views annual equity compensation, see “Supplement to the Summary Compensation Table” on page 44, which shows the value of stock and option awards granted to our named executive officers in 2008 based on grant date fair value and intrinsic value.

Name and Principal Position	Year	Salary (1)($)	Bonus (2)($)	Stock Awards (3)($)	Option Awards (3)($)	Non-Equity Incentive Plan Compensation (4)($)	All other Compensation (5)($)	Total ($)
Daniel R. Hesse	2008	1,200,000	—	9,246,053	5,816,704	2,651,388	287,228	19,201,373
Chief Executive Officer and President Joined 12-17-07	2007	23,077	2,650,000	125,448	195,771	—	—	2,994,296

Robert H. Brust	2008	642,308	950,000	836,725	788,880	1,121,933	609,530	4,949,376
Chief Financial Officer Joined 5-1-08

Keith O. Cowan	2008	725,000	500,000	4,177,370	1,644,200	1,177,854	95,057	8,319,481
President, Strategic Planning and Corporate Initiatives and Acting President, CDMA

Steven L. Elfman	2008	412,500	—	2,130,722	872,160	687,198	214,804	4,317,384
President, Network Operations and Wholesale Joined 5-4-08

Robert L. Johnson	2008	460,000	115,000	1,582,869	839,897	597,862	12,410	3,608,038
Chief Service Officer

Former Executive Officers:
Paul N. Saleh	2008	171,251	—	5,712,894	3,552,540	70,852	4,137,848	13,645,385
Former Chief Financial Officer	2007	775,385	—	2,435,164	3,073,579	628,875	35,394	6,948,397
Departed 1-25-08	2006	750,000	900,000	1,122,067	3,378,557	157,500	88,237	6,396,361

William G. Arendt	2008	365,635	150,000	1,103,410	759,079	351,093	1,380,084	4,109,301
Former Acting Chief Financial Officer Departed 11-14-08

Leonard J. Kennedy	2008	574,423	—	2,449,760	1,549,084	558,472	1,996,422	7,128,161
Former General Counsel and Corporate Secretary Departed 12-19-08

Mark E. Angelino	2008	103,667	—	2,444,448	1,406,929	48,553	2,189,436	6,193,033
Former President, Sales and Distribution Departed 1-25-08

(1)	Includes any portion of base salary earned in a fiscal year that the named executive officer elected to have deferred under our deferred compensation plan. See the Nonqualified Deferred Compensation table on page 51 for information regarding contributions to our deferred compensation plan.
(2)	Represents a sign-on bonus for Mr. Brust, $250,000 of which Mr. Brust must repay if he leaves the company before May 1, 2009 unless he is terminated without cause; bonus relating to the closing of our transaction with Clearwire Corporation for Mr. Cowan; payment to off-set travel expenses until he relocates his primary residence for Mr. Johnson and a bonus for Mr. Arendt provided in recognition of his service as Acting Chief Financial Officer.

In 2007, represents a sign-on bonus for Mr. Hesse.

In 2006 represents a retention payment to Mr. Saleh pursuant to a retention plan in connection with the Sprint-Nextel merger. Payments under our annual short-term incentive plan are reflected as Non-Equity Incentive Plan Compensation.
(3)	Represents the compensation costs recognized for financial reporting purposes for RSU, deferred share and stock option awards in a fiscal year, determined under SFAS 123R, rather than an amount paid to or realized by the named executive officer. Under SFAS 123R, the fair market value of a stock award is determined as of the date of grant, and that amount is amortized over all periods during which the named executive officer is required to provide service to us in exchange for the award—that is, the vesting period. For performance-based awards, the compensation cost is adjusted based on whether the performance conditions are achieved or probable of being achieved. Because our equity-based awards are subject to vesting over a number of years, compensation cost for equity-based awards includes costs related to awards granted previously by us and Nextel prior to the Sprint-Nextel merger, as well as awards granted in 2008, 2007 and 2006. See the Grants of Plan-Based Awards table on page 44 for the grant date fair value of stock and option awards granted in 2008. For a discussion of the assumptions used in determining the compensation costs associated with stock and option awards, see note 12 of the Notes to Consolidated Financial Statements in our annual report on Form 10-K for the year ended December 31, 2008.
(4)	For 2008, represents amounts paid under our 2008 STIC plan during 2008 and 2009 for service performed in 2008. Each named executive officer received a 2008 STIC payout of 106% to 138% of their targeted opportunity based on actual performance in 2008 compared to quarterly financial and operating objectives under our 2008 plan. Under their employment agreements, for post-termination days, Messrs. Saleh and Kennedy earned the higher of target or actual performance, Mr. Arendt earned actual performance and Mr. Angelino earned the lower of target or actual performance. The portion of the 2008 STIC payout for post-termination periods is included in “All Other Compensation” (Severance Benefits). For more information regarding our 2008 STIC plan, see “—Compensation Discussion and Analysis—Elements of Compensation—Short-Term Incentive Compensation Plans.”

For 2007, represents amounts paid under our 2007 STIC plan during 2008 for service performed in 2007. Each named executive officer received a 2007 STIC payout for company-wide objectives of 42.5% of their targeted opportunity and 17.0% to 22.1% of their targeted opportunity for their functional objectives, based on our actual performance in 2007 compared to the financial and operating objectives under the plan.

For 2006, represents amounts paid under our 2006 STIC plan during 2007 for service performed in 2006. Each named executive officer received a payout under the 2006 STIC plan equal to 16.8% of their targeted opportunity, based on our actual performance in 2006 compared to the financial and operating objectives under the plan.
(5)	Consists of: (a) amounts contributed by us under our 401(k) and deferred compensation plans, (b) amounts paid in reimbursement of relocation expenses and relocation-related allowances, (c) severance benefits in connection with the termination of the employment, (d) perquisites and other personal benefits required to be disclosed and (e) tax gross-up payments made in connection with the foregoing and other benefits, as follows:

	Year	Company Contributions to 401(k) and Deferred Compensation Plans($)	Relocation- Related Expenses($)	Severance Benefits(a)($)	Perquisites and Other Personal Benefits(b)($)	Tax Gross-Up Payments($)
Mr. Hesse	2008	173,801	—	—	113,427	—
	2007	—	—	—	—	—

Mr. Brust	2008	8,192	—	—	601,338	—

Mr. Cowan	2008	—	59,976	—	—	35,081

Mr. Elfman	2008	8,125	43,582	—	148,965	14,132

Mr. Johnson	2008	11,500	—	—	—	910

Former Executive Officers:

Mr. Saleh	2008	—	—	4,137,848	—	—
	2007	35,394	—	—	—	—
	2006	66,635	—	—	21,602	—

Mr. Arendt	2008	11,500	—	1,368,584	—	—

Mr. Kennedy	2008	11,500	—	1,984,922	—	—

Mr. Angelino	2008	5,183	—	2,184,253	—	—
(a)	Represents severance benefits that we accrued in 2008 related to the terminations of Messrs. Saleh, Arendt, Kennedy and Angelino, including the portion of their 2008 STIC payout received for post-termination periods. For more information on severance for each of these individuals, see “—Potential Payments Upon Termination of Employment or Change of Control.”
(b)	The Compensation Committee established an overall security program for Mr. Hesse for our benefit. Under the security program, in 2008, we provided Mr. Hesse with residential security systems and equipment, and he was required to use our aircraft for non-business as well as business travel. Mr. Hesse was permitted to have his family accompany him on the corporate aircraft for business and non-business travel.

The perquisites and other personal benefits received by Mr. Hesse in 2008 consisted of: costs for security equipment and services for Mr. Hesse’s residence, which had an incremental cost to us of $91,462; non-business use of our corporate aircraft by Mr. Hesse and personal IT and tech support. In 2008, family members of Mr. Hesse occasionally accompanied him on our corporate aircraft, at no or de minimus incremental cost to us.

The perquisites and other personal benefits received by Mr. Brust in 2008 consisted of non-business use of our corporate jet and use of chartered jets, which had an incremental cost to us of $601,338, and personal IT and tech support. In 2008, family members of Mr. Brust occasionally accompanied him on our corporate aircraft, at no or de minimus incremental cost to us.

The perquisites and other personal benefits received by Mr. Elfman in 2008 consisted of repayment of legal fees in a lawsuit filed against him by his former employer.

The perquisites and other personal benefits received by Mr. Saleh in 2006 consist of non-business use of our corporate aircraft by Mr. Saleh and his family members, communications equipment installed in his residence and other miscellaneous gifts.

Supplement to the Summary Compensation Table

The following supplemental table demonstrates how our Compensation Committee views the value of equity awards granted to our named executive officers. The table provides the value of stock and option awards granted to our named executive officers in 2008 based on fair value as of the grant date and the intrinsic value on December 31, 2008, as well as the total compensation that would have been reported in the Summary Compensation Table had grant date fair value or intrinsic value been used to value equity awards in the Summary Compensation Table. The table illustrates the degree to which equity-based compensation and the overall compensation opportunity provided to our named executive officers are sensitive to changes in the value of our common stock.

	Grant Date Fair Value($)			Intrinsic Market Value(1)($)
Name and Principal Position	2008 Stock Awards(2)	2008 Option Grants	Total Compensation(3)	2008 Stock Awards(2)	2008 Option Grants(4)	Total Compensation(3)
Daniel R. Hesse	9,006,226	2,315,195	15,460,037	3,284,457	—	7,423,073

Robert H. Brust	3,765,262	3,549,960	10,638,993	859,156	—	4,182,927

Keith O. Cowan	4,503,112	1,157,600	8,158,623	1,642,227	—	4,140,138

Steven L. Elfman	3,852,509	2,877,491	8,044,502	1,221,465	—	2,535,967

Robert L. Johnson	1,384,898	296,343	2,866,513	468,566	—	1,653,838
Former Executive Officers:
Paul N. Saleh	—	—	4,379,951	—	—	4,379,951

William G. Arendt	770,229	162,062	3,179,103	238,390	—	2,485,202

Leonard J. Kennedy	1,675,338	370,433	5,175,088	562,200	—	3,691,517

Mark E. Angelino	—	—	2,296,725	—	—	2,296,725

(1)	Intrinsic value determined using the closing price of our common stock on December 31, 2008, which was $1.83.
(2)	Amount includes the fair value for restricted stock awards granted in 2008 and restricted stock awards granted in February 2009 as a result of our fourth quarter 2008 ENTI award.
(3)	The Total Compensation amount in the table above includes the stock awards and options awards in the table, as well as the non-equity compensation components listed in the Summary Compensation Table.
(4)	All options granted in 2008 have an exercise price greater than the closing price of our common stock on December 31, 2008.

Grants of Plan-Based Awards

The table below summarizes awards under our short- and long-term incentive plans, and other stock and option awards, to our named executive officers in 2008. These awards consisted of the following:

•	Awards made under our 2008 STIC plan, our annual cash incentive compensation plan;

•

Stock option and RSU awards granted under our 2008 LTIC plan, our long-term, equity-based incentive plan, including RSU awards granted for the second, third and fourth quarters of 2008 under the ENTI portion of our 2008 LTIC plan;

•	Sign-on awards granted to Messrs. Brust and Elfman; and

•	Retention RSU awards granted to Messrs. Arendt, Johnson and Kennedy.

Mr. Angelino’s employment with us was terminated on January 25, 2008. Mr. Angelino’s outstanding options awarded under legacy Nextel Communications plans cancelled 30 days after his date of termination. Mr. Angelino will continue to vest in outstanding options and RSUs awarded under legacy Sprint plans through January 25, 2010, at which point all unvested options and RSUs will be cancelled. Mr. Angelino’s vested options will remain exercisable for 90 days from January 25, 2010.

Mr. Arendt’s employment with us was terminated on November 14, 2008. Pursuant to the terms of Mr. Arendt’s employment agreement, all of his outstanding options and RSUs vested upon his termination, although RSUs granted under our 2007 LTIC plan remain subject to a performance adjustment. Mr. Arendt’s vested options remain exercisable for 12 months.

Mr. Kennedy’s employment with us was terminated on December 19, 2008. Pursuant to the terms of Mr. Kennedy’s employment agreement, all of his outstanding options and RSUs vested upon his termination, although RSUs granted under our 2007 LTIC plan remain subject to a performance adjustment. Mr. Kennedy’s vested options remain exercisable for 12 months.

Mr. Saleh’s employment with us was terminated on January 25, 2008. Pursuant to the terms of Mr. Saleh’s employment agreement, all of his outstanding options and RSUs vested upon his termination, although RSUs granted under our 2007 LTIC plan remain subject to a performance adjustment. All of Mr. Saleh’s vested options expired on January 25, 2009.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards						All Other Stock Awards: Number of Shares of Stock or Units (#)		All Other Option Awards: Number of Securities Underlying Options (#)		Exercise or Base Price of Option Awards ($/Sh)		Grant Date Fair Value of Stock and Option Awards($)
		Threshold(1) ($)	Target(1) ($)	Maximum(1) ($)	Threshold (#)		Target (#)		Maximum (#)
Daniel R. Hesse	03/26/2008	1,020	510,000	1,020,000			322,581	(2)					513,347	(3)	6.52	(3)	4,418,423
	08/04/2008	25,500	510,000	1,275,000	10,250	(4)(5)	205,002	(4)(5)	512,505	(4)(5)							3,483,331
	11/05/2008	25,500	510,000	1,275,000	22,462	(4)(6)	449,236	(4)(6)	1,123,090	(4)(6)							2,193,000
	02/18/2009	25,500	510,000	1,275,000	30,750	(4)(7)	615,006	(4)(7)	1,537,515	(4)(7)							1,226,667

Robert H. Brust	05/01/2008										469,484	(8)	677,201	(8)	8.02	(8)	7,315,222
		10,888	217,750	544,375
		16,250	325,000	812,500
		16,250	325,000	812,500

Keith O. Cowan	03/26/2008	453	226,563	453,126			161,290	(2)					256,674	(3)	6.52	(3)	2,209,211
	08/04/2008	11,328	226,563	566,408	5,125	(4)(9)	102,501	(4)(9)	256,253	(4)(9)							1,741,666
	11/05/2008	11,328	226,563	566,408	11,231	(4)(10)	224,618	(4)(10)	561,545	(4)(10)							1,096,502
	02/18/2009	11,328	226,563	566,408	15,375	(4)(11)	307,503	(4)(11)	768,758	(4)(11)							613,333

Steven L. Elfman	05/04/2008						96,774	(2)					154,004	(3)	7.89	(3)	1,546,579
	05/04/2008										129,032	(12)	435,730	(12)	9.47	(12)	3,112,521
	08/04/2008	6,470	129,391	323,478	3,075	(4)(13)	61,501	(4)(13)	153,753	(4)(13)							1,044,998
	11/05/2008	10,156	203,125	507,813	6,739	(4)(14)	134,771	(4)(14)	336,928	(4)(14)							657,902
	02/18/2009	10,156	203,125	507,813	9,225	(4)(15)	184,502	(4)(15)	461,255	(4)(15)							368,000

Robert L. Johnson	03/26/2008	230	115,000	230,000			41,290	(2)					65,708	(3)	6.52	(3)	565,554
	06/09/2008										26,316	(16)					232,107
	08/04/2008	5,750	115,000	287,500	1,312	(4)(17)	26,240	(4)(17)	65,600	(4)(17)							445,865
	11/05/2008	5,750	115,000	287,500	2,875	(4)(18)	57,502	(4)(18)	143,755	(4)(18)							280,702
	02/18/2009	5,750	115,000	287,500	3,936	(4)(19)	78,721	(4)(19)	196,803	(4)(19)							157,013
Former Executive Officers:
Paul N. Saleh		488	243,750	487,500

William G. Arendt	03/26/2008	146	72,800	145,600			22,581	(20)					35,934	(21)	6.52	(21)	309,290
	06/09/2008										20,824	(22)					183,668
	08/04/2008	3,640	72,800	182,000	718	(4)(23)	14,350	(4)(23)	35,875	(4)(23)							243,835
	11/05/2008	3,640	72,800	182,000	1,572	(4)(24)	31,447	(4)(24)	78,618	(4)(24)							153,509
	02/18/2009	3,640	72,800	182,000	2,153	(4)(25)	43,051	(4)(25)	107,628	(4)(25)							41,989	(25)

Leonard J. Kennedy	03/26/2008	219	109,438	218,876			51,613	(26)					82,136	(27)	6.52	(27)	706,950
	06/09/2008										29,462	(28)					259,855
	08/04/2008	5,472	109,438	273,595	1,640	(4)(29)	32,800	(4)(29)	82,000	(4)(29)							557,336
	11/05/2008	5,472	109,438	273,595	3,594	(4)(30)	71,878	(4)(30)	179,695	(4)(30)							350,881
	02/18/2009	5,472	109,438	273,595	4,920	(4)(31)	98,401	(4)(31)	246,003	(4)(31)							170,752	(31)

Mark E. Angelino		272	135,844	271,688

1.

Represents the threshold, target and maximum estimated possible payouts under our 2008 STIC plan. Payouts under the 2008 STIC plan, which were based on our 2008 actual performance compared to the financial and operating objectives of the plan, were made at 105.70% to 138.23% of each named executive officer’s target opportunity, and are reflected in the Summary Compensation Table in the column entitled “Non-Equity Incentive Plan Compensation” and the “All Other Compensation” (Severance Benefits) for portions of the 2008 STIC for paid post-termination periods. Each performance objective under the plan had a threshold achievement level, below which there would be no payout, a target achievement level, at which the target opportunity would be paid, and a maximum achievement level, at which 200% of the target would be paid for the first quarter and 250% of the target would be paid for the second, third and fourth quarters. Mr. Hesse’s target is capped at 200% on an annual basis pursuant to his employment agreement. In addition, we intend for each of our executives’ quarterly payouts to comply with Section 162(m) of the Internal Revenue Code, which could result in additional limitations on quarterly payouts. For purposes of this table, the minimum estimated possible payout assumes that the threshold achievement level was satisfied for only one objective, with a payout of 0.2% of target for the first quarter and 5% of target for the second, third and fourth quarters. For more information on the 2008 STIC plan, see “Compensation Discussion and Analysis – Elements of Compensation – Short-term Incentive Compensation Plans.”

2.	Represents the payout of time-based RSU awards granted under our 2008 LTIC plan that are not subject to adjustment. Vesting occurs 100% on February 11, 2011.
3.	Represents the payout of option awards granted under our 2008 LTIC plan that are not subject to adjustment. Vesting occurs in equal installments on each of February 11, 2009, February 11, 2010 and February 11, 2011.
4.	Represents the threshold, target and maximum estimated possible payouts of time-based RSU awards granted under the ENTI portion of our 2008 LTIC plan, which are denominated in shares of our common stock. The 2008 ENTI provides that each initial award of RSUs is subject to an adjustment amount ranging from 5% to 250% based on our actual performance during the applicable period as compared to the financial or operating metrics established for each performance objective and relative weightings for each performance objective for each of the three quarterly performance periods in 2008 established with respect to our STIC plan. For more information on the 2008 ENTI portion of the LTIC plan, see “Compensation Discussion and Analysis – Elements of Compensation – Long-Term Incentive Compensation Plan – Enhanced Near-Term Incentive Compensation Opportunity.”
5.	Actual payout for the second quarter ENTI was 428,454 RSUs that vested on December 31, 2008.
6.	Actual payout for the third quarter ENTI was 591,105 RSUs that vest on March 31, 2009.
7.	Actual payout for the fourth quarter ENTI was 452,645 RSUs that vest on June 30, 2009.
8.	Represents an option and RSU award that was granted at the time of Mr. Brust’s employment and will vest in equal installments on May 1, 2009 and May 1, 2010.
9.	Actual payout for the second quarter ENTI was 214,227 RSUs that vested on December 31, 2008.
10.	Actual payout for the third quarter ENTI was 295,553 RSUs that vest on March 31, 2009.
11.	Actual payout for the fourth quarter ENTI was 226,322 RSUs that vest on June 30, 2009.
12.	Represents an option and RSU award that was granted at the time of Mr. Elfman’s employment and will vest in full on May 4, 2010. Pursuant to Mr. Elfman’s employment agreement, the options granted to him have an exercise price equal to 120% of the market value per share on the date of grant.
13.	Actual payout for the second quarter ENTI was 128,536 RSUs that vested on December 31, 2008.
14.	Actual payout for the third quarter ENTI was 177,332 RSUs that vest on March 31, 2009.
15.	Actual payout for the fourth quarter ENTI was 135,793 RSUs that vest on June 30, 2009.
16.	Represents an RSU award that was granted for retention purposes and will vest on June 9, 2009.
17.	Actual payout for the second quarter ENTI was 54,842 RSUs that vested on December 31, 2008.
18.	Actual payout for the third quarter ENTI was 75,661 RSUs that vest on March 31, 2009.
19.	Actual payout for the fourth quarter ENTI was 57,938 RSUs that vest on June 30, 2009.
20.	Represents the payout of time-based RSU awards granted under our 2008 LTIC plan that are not subject to adjustment. Vesting occurred 100% on November 24, 2008.
21.	Represents the payout of option awards granted under our 2008 LTIC plan that are not subject to adjustment. Vesting occurred 100% on November 24, 2008.
22.	Represents an RSU award that was granted for retention purposes and vested in full on November 24, 2008.
23.	Actual payout for the second quarter ENTI was 29,992 RSUs that vested on November 24, 2008.
24.	Actual payout for the third quarter ENTI was 41,377 RSUs that vested on November 24, 2008.
25.	Actual payout for fourth quarter ENTI was 15,494 RSUs. Because Mr. Arendt was no longer employed with us on the date of grant, the cash equivalent of $41,989 was provided to him.
26.	Represents the payout of time-based RSU awards granted under our 2008 LTIC plan that are not subject to adjustment. Vesting occurred 100% on January 14, 2009.
27.	Represents the payout of option awards granted under our 2008 LTIC plan that are not subject to adjustment. Vesting occurred 100% on December 19, 2008.

28.	Represents an RSU award that was granted for retention purposes and vested in full on January 14, 2009.
29.	Actual payout for the second quarter ENTI was 68,553 RSUs that vested on December 31, 2008.
30.	Actual payout for the third quarter ENTI was 94,577 RSUs that vested on January 14, 2009.
31.	Actual payout for fourth quarter ENTI was 63,008 RSUs. Because Mr. Kennedy was no longer employed with us on the date of grant, the cash equivalent of $170,752 was provided to him.

Outstanding Equity Awards at Fiscal Year-End

The table below summarizes option and stock awards outstanding as of December 31, 2008 held by each of our named executive officers, adjusted to include RSU awards earned under our 2008 fourth quarter ENTI that were awarded on February 18, 2009, if applicable.

This table does not reflect Mr. Angelino’s unvested option and RSU awards that will be cancelled on January 25, 2010 due to his involuntary termination without cause. For more information on the effects of Mr. Angelino’s termination on his outstanding option and RSU awards, see the introduction to the Grants of Plan-Based Awards table.

	Option Awards						Sprint Nextel Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested(1)($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout\ Value of Unearned Shares, Units or Other Rights That Have Not Vested(1)($)
Daniel R. Hesse			513,347	(2)	6.52	03/26/2018	1,845,603	(4)	3,377,453
	333,333	(3)	666,667	(3)	13.91	12/17/2017
	333,333	(3)	666,667	(3)	16.69	12/17/2017
	425,000	(3)	850,000	(3)	19.47	12/17/2017

Robert H. Brust			677,201	(5)	8.02	05/01/2018	469,484	(6)	859,156

Keith O. Cowan			256,674	(2)	6.52	03/26/2018	853,697	(8)	1,562,266
	105,219	(7)	210,438	(7)	21.48	07/09/2017
	52,609	(7)	105,219	(7)	21.48	07/09/2017

Steven L. Elfman			435,730	(9)	9.47	05/04/2018	538,931	(10)	986,244
			154,004	(2)	7.89	05/04/2018

Robert L. Johnson			65,708	(2)	6.52	03/26/2018	204,859	(14)	374,892	35,833	(15)	65,574
	25,201	(11)	50,404	(11)	18.78	02/27/2017
	43,666	(12)	21,834	(12)	20.72	02/07/2016
	95,535	(13)	4,156	(13)	20.65	02/24/2015
	5,341				19.99	12/01/2014
	4,451				16.29	08/31/2014
	3,561				16.24	05/28/2014
	18,694				19.20	02/11/2014
	1,781				17.79	11/28/2013
	891				13.58	08/29/2013
	14,241				25.15	11/16/2010
	28,483				25.81	11/01/2010
	105,388				43.49	02/17/2010

	Option Awards						Sprint Nextel Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested(1)($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout\ Value of Unearned Shares, Units or Other Rights That Have Not Vested(1)($)
Former Executive Officers:
Paul N. Saleh	403,226				18.78	01/25/2009
	349,335				20.72	01/25/2009
	142,417				20.65	01/25/2009
	21,362				19.99	01/25/2009
	21,362				16.29	01/25/2009
	21,362				16.24	01/25/2009
	249,229				19.20	01/25/2009
	21,362				17.79	01/25/2009
	21,362				13.58	01/25/2009
	21,362				10.53	01/25/2009

William G. Arendt	35,934				6.52	11/14/2009
	56,452				18.78	11/14/2009
	48,907				20.72	11/14/2009
	28,483				20.65	11/14/2009
	14,241				19.99	11/14/2009
	10,446				16.29	11/14/2009
	8,011				16.24	11/14/2009
	32,427				19.20	11/14/2009
	8,545				17.79	11/14/2009
	3,206				13.58	11/14/2009
	2,671				10.53	11/14/2009
	6,231				8.65	11/14/2009
	2,078				3.77	11/14/2009
	42,725				43.49	11/14/2009

Leonard J. Kennedy	82,136				6.52	12/19/2009
	129,032				18.78	12/19/2009
	104,800				20.72	12/19/2009
	99,691				20.65	12/19/2009
	14,241				19.99	12/19/2009
	14,241				16.29	12/19/2009
	14,241				16.24	12/19/2009
	99,691				19.20	12/19/2009
	14,241				17.79	12/19/2009
	14,241				13.58	12/19/2009
	12,050				10.53	12/19/2009
	21,472				8.65	12/19/2009

Mark E. Angelino	66,532	(16)	66,532	(16)	18.78	04/25/2010	9,647	(17)	17,654
	115,280	(12)	57,640	(12)	20.72	04/25/2010

1.	Market value is based on the closing price of a share of our common stock of $1.83 on December 31, 2008.
2.	Stock options vest 33 1/3% on each of February 11, 2009, February 11, 2010 and February 11, 2011.
3.	Stock options vest/vested 33 1/3% on each of December 17, 2008, December 17, 2009 and December 17, 2010.

4.	RSU awards vest as follows:
•	591,105 on March 31, 2009,
•	452,645 on June 30, 2009,
•	239,636 on December 17, 2009,
•	239,636 on December 17, 2010, and
•	322,581 on February 11, 2011.
5.	Stock options vest 50% on each of May 1, 2010 and May 1, 2011.
6.	RSU award vests 50% on each of May 1, 2010 and May 1, 2011.
7.	Stock options vest/vested 33 1/3% on each of July 9, 2008, July 9, 2009 and July 9, 2010.
8.	RSU awards vest as follows:
•	295,553 on March 31, 2009,
•	226,322 on June 30, 2009,
•	170,532 on July 9, 2010, and
•	161,290 on February 11, 2011.
9.	Stock options vest 100% on May 4, 2010.
10.	RSU awards vest as follows:
•	177,332 on March 31, 2009,
•	135,793 on June 30, 2009,
•	129,032 on May 4, 2010, and
•	96,774 on February 11, 2011.
11.	Stock options vest/vested 33 1/3% on each of February 27, 2008, February 27, 2009 and February 27, 2010.
12.	Stock options vest/vested 33 1/3% on each of February 7, 2007, February 7, 2008 and February 7, 2009.
13.	Stock options vest/vested over four years on a monthly basis from the date of grant with the first installment vesting on March 24, 2005.
14.	RSU awards vest as follows:
•	3,654 on February 7, 2009,
•	75,661 on March 31, 2009,
•	26,316 on June 9, 2009,
•	57,938 on June 30, 2009, and
•	41,290 on February 11, 2011.
15.	RSU award vests on February 27, 2010 and is subject to adjustment and forfeiture. Under the terms of our 2007 LTIC plan, RSU awards initially granted under the plan are subject to adjustment based on our actual performance compared to established performance objectives.
16.	Stock options vest 100% on February 27, 2009.
17.	RSU award vests 100% on February 7, 2009.

Option Exercises and Stock Vested

The table below summarizes option awards that were exercised and stock awards that vested in 2008 with respect to each of our named executive officers.

	Option Awards		Sprint Nextel Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise (1)($)	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting (2)($)
Daniel R. Hesse	0	0	668,089	(3)	1,255,135
Robert H. Brust	0	0	0		0
Keith O. Cowan	0	0	214,227	(4)	396,320
Steven L. Elfman	0	0	128,536	(5)	237,792
Robert L. Johnson	0	0	101,074	(6)	487,264
Former Executive Officers:
Paul N. Saleh	1,317,356	4,090,696	369,763	(7)	3,320,490
William G. Arendt	0	0	144,258	(8)	297,590
Leonard J. Kennedy	0	0	311,597	(9)	569,163
Mark E. Angelino	9,497	18,619	134,409	(10)	1,168,014

(1)	Amounts reflect the difference between the exercise price of the option and the market price of the underlying common stock at the time of exercise multiplied by the number of shares acquired on exercise.
(2)	Amounts reflect the market price of the underlying common stock on the day the RSU award vested multiplied by the number of shares that vested.
(3)	Pursuant to his employment agreement, 239,635 of these RSUs vested but the shares of common stock will not be delivered to Mr. Hesse until seven months after his date of termination. Mr. Hesse surrendered 181,879 shares of common stock receivable upon the vesting of the remaining 428,454 RSU awards to satisfy tax withholding obligations, resulting in Mr. Hesse receiving 246,575 shares of our common stock.
(4)	Mr. Cowan surrendered 88,798 shares of common stock receivable upon the vesting of this RSU award to satisfy tax withholding obligations, resulting in Mr. Cowan receiving 125,429 shares of our common stock.
(5)	Mr. Elfman surrendered 41,710 shares of common stock receivable upon the vesting of this RSU award to satisfy tax withholding obligations, resulting in Mr. Elfman receiving 86,826 shares of our common stock.
(6)	Mr. Johnson surrendered 41,013 shares of common stock receivable upon the vesting of these RSU awards to satisfy tax withholding obligations, resulting in Mr. Johnson receiving 60,061 shares of our common stock.
(7)	Under our 2007 LTIC plan, 191,110 of these RSUs vested but the shares of common stock will not be delivered until a potential performance adjustment is made in the first quarter of 2010. Mr. Saleh surrendered 75,392 shares of common stock receivable upon the vesting of the remaining RSU awards to satisfy tax withholding obligations, resulting in Mr. Saleh receiving 103,261 shares of our common stock.
(8)	Under our 2007 LTIC plan, 26,756 of these RSUs vested but the shares of common stock will not be delivered until a potential performance adjustment is made in the first quarter of 2010. Mr. Arendt surrendered 37,838 shares of common stock receivable upon the vesting of the remaining RSU awards to satisfy tax withholding obligations, resulting in Mr. Arendt receiving 79,664 shares of our common stock.
(9)	Under our 2007 LTIC plan, 61,155 of these RSUs vested but the shares of common stock will not be delivered until a potential performance adjustment is made in the first quarter of 2010.
(10)	Mr. Angelino surrendered 45,605 shares of common stock receivable upon the vesting of this RSU award to satisfy tax withholding obligations, resulting in Mr. Angelino receiving 88,804 shares of our common stock.

Pension Benefits

None of our named executive officers are entitled to pension benefits from us.

Nonqualified Deferred Compensation

The table below summarizes the information with respect to our nonqualified deferred compensation plans, and the activity and balances with respect to the account of each named executive officer who participates in one of our deferred compensation plans.

Name	Executive Contributions in Last FY (1)($)	Registrant Contributions in Last FY (2)($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE (3)($)
Daniel R. Hesse	162,301	162,301	-8,357	—	316,245
Robert H. Brust	—	—	—	—	—
Keith O. Cowan	—	—	—	—	—
Steven L. Elfman	—	—	—	—	—
Robert L. Johnson	—	—	—	—	—
Former Executive Officers:
Paul N. Saleh	31,444	—	-25,921	221,732	—
William G. Arendt	—	—	—	—	—
Leonard J. Kennedy	—	—	-274,328	490,247	—
Mark E. Angelino	—	—	—	—	—

(1)	Represents contributions by the named executive officers, the amounts of which are included in the Summary Compensation Table in the “Salary” or “Non-Equity Incentive Plan Compensation” columns.
(2)	Represents contributions by us, the amounts of which are included in the Summary Compensation Table in the “All Other Compensation” column.
(3)	Represents the aggregate balance as of December 31, 2008, adjusted to include contributions by us earned in 2008, but not credited to the account of the applicable named executive officer until January 2009.

Each named executive officer is entitled to participate in the Sprint Nextel Deferred Compensation Plan, a nonqualified and unfunded plan under which they may defer to future years the receipt of certain compensation. Messrs. Hesse and Saleh participated in this plan during 2008. For 2008, participants could defer up to 75% of base salary and 100% of STIC payments. Under the 2008 plan, we matched contributions made by participants in an amount up to 5% of eligible earnings above the applicable annual limit, which for 2008 was $230,000, to compensate highly-compensated employees for limitations placed on our 401(k) plan by federal tax law. Mr. Saleh’s sole deferral in 2008 occurred after his termination and was not eligible to receive a matching contribution.

Compensation deferred by participants and any matching contributions made by us are credited to a bookkeeping account that represents our unsecured obligation to repay the participant in the future. Participants elect to allocate deferred and matching contributions among one or more hypothetical investment options, which include one option that tracks our common stock and other options that track broad bond and equity indices. Participants may change hypothetical investment elections only four times a year and at least three months must elapse between each change. Under the plan, the amount of our unfunded obligation is determined by tracking the value in the bookkeeping account according to the performance of the hypothetical investments.

Potential Payments Upon Termination of Employment or Change of Control

The amounts shown in the tables and discussed in the narratives below do not include payments and benefits to the extent they are provided on a non-discriminatory basis to salaried employees upon termination of employment, including accrued salary and vacation pay, distribution of balances under our 401(k) and deferred compensation plans available for eligible employees. For more information on the deferred compensation benefits available to our named executive officers, see the Nonqualified Deferred Compensation table and related narrative disclosure beginning on page 51 of this proxy statement.

Definitions

For purposes of the discussion below regarding potential payments upon termination of employment or change of control, the following are the definitions for “change of control,” “cause” and “good reason.” These definitions are summaries and each applicable employment agreement between us and a named executive officer, and each applicable plan document, sets forth the relevant definition in full.

“Change of control” generally means (1) the acquisition by a person or group of 30% or more of Sprint Nextel’s voting stock; (2) a change in the composition of a majority of our directors; (3) the consummation of a merger, reorganization, business combination or similar transaction after which Sprint Nextel’s shareholders do not hold more than 50% of the combined entity; the members of Sprint Nextel’s board of directors do not constitute a majority of the directors of the combined entity; or a person or group holds 30% or more of the voting securities of the combined entity; or (4) the liquidation or dissolution of Sprint Nextel.

We generally have “cause” to terminate the employment of a named executive officer involuntarily where that officer materially breaches his employment agreement, fails to perform his duties, intentionally acts in a manner that is injurious to us or violates our code of conduct.

“Good reason” generally means, without the named executive officer’s consent, the occurrence of any of the following: (1) a material breach of his employment agreement by Sprint Nextel; (2) the reduction of an executive’s duties or responsibilities, organizational status, or title; (3) a reduction in salary, except for across-the-board salary reductions; (4) our failure to pay any current compensation due, except pursuant to across-the-board compensation deferral; (5) certain relocations; (6) our failure to continue any compensation plan (or, in some cases, the participation level) that is material to an executive’s total compensation; or (7) our failure to obtain an agreement from a successor to perform the employment agreement.

Mr. Hesse

The following table and narrative describe the potential payments upon termination of employment for Daniel R. Hesse, our President and CEO, assuming the date of termination of employment was December 31, 2008.

Executive Benefits and Payments Upon Termination	Termination Without Cause or for Good Reason	Change of Control: Termination Without Cause or for Good Reason	Disability	Death
Compensation:
Base Salary	$2,400,000	$2,400,000	$1,200,000	$0
Short-Term Incentive—4th Quarter 2008	$375,360	$375,360	$375,360	$375,360
Short-Term Incentive Plan—Target	$4,080,000	$4,080,000	$0	$0
4th Quarter 2008 Enhanced Near-Term Incentive Compensation	$1,226,667	$1,226,667	$1,226,667	$1,226,667
Long-Term Incentive—Accelerated/Continued Vesting(1)	$1,958,790	$2,549,113	$2,549,113	$2,549,113
Benefits:
Health and Welfare Benefits	$20,409	$20,409	$10,205	$0
Outplacement Services	$35,000	$35,000	$0	$0
TOTAL	$10,096,226	$10,686,549	$5,361,345	$4,151,140

(1)	The value of options is based on the intrinsic value of the options, which is the difference between the exercise price of the option and the market price of our common stock on December 31, 2008, multiplied by the number of options, and the value of RSUs is based on the market value of our stock on December 31, 2008, multiplied by the number of RSUs.

Termination Without Cause or Resignation for Good Reason

Had Mr. Hesse’s employment been terminated on December 31, 2008, either by us without cause or by Mr. Hesse for good reason (as defined in Mr. Hesse’s employment agreement), other than in connection with a change of control (as defined in Mr. Hesse’s employment agreement), he would have been entitled to receive the following severance benefits:

•	compensation through the second anniversary of the termination of his employment, paid in monthly installments, at an annual rate equal to his base salary at the time of termination;

•

payment of the short-term incentive award for (1) the year of his termination and (2) the two fiscal years following his termination, in each case at the lesser of the target amount or actual performance, with each annual payment being made after the Compensation Committee has determined whether targets have been achieved;

•	payment of the fourth quarter 2008 Enhanced Near-Term Incentive Compensation;

•	continued participation in our medical and welfare plans for a period of two years;

•

continued vesting of options granted and RSUs awarded to Mr. Hesse through the severance period and receipt of the Sign-On RSU Award (as defined in his employment agreement) on the first business day of the seventh month following his termination; and

•	outplacement services for two years in an amount not to exceed $35,000.

Termination Without Cause or For Good Reason Due to a Change of Control

Had Mr. Hesse’s employment been terminated on December 31, 2008, either by us without cause or by Mr. Hesse for good reason, and the termination date was within an 18-month period following a change of control, Mr. Hesse would have been entitled to receive, as soon as practicable:

•	an amount equal to two times the sum of: (1) his then current base salary and (2) his short-term incentive target opportunity;

•	payment of the fourth quarter 2008: (1) short-term incentive award and (2) Enhanced Near-Term Incentive Compensation;

•	outplacement services in an amount not to exceed $35,000;

•	continued participation in our medical and welfare plans for a period of two years; and

•

immediate vesting of all options granted and RSUs awarded to Mr. Hesse and receipt of the Sign-On RSU Award (as defined in his employment agreement) on the first business day of the seventh month following his termination.

Normal (Age 65) Retirement

At Mr. Hesse’s normal (age 65) retirement, he will be entitled to a pro-rata portion of his annual short-term incentive payment, based on our actual performance for the year, with payment being made after the Compensation Committee has determined whether targets have been achieved.

Voluntary Termination of Employment or Termination for Cause

Had Mr. Hesse voluntarily terminated his employment with us without good reason (as defined in Mr. Hesse’s employment agreement) or been terminated by us for cause (as defined in Mr. Hesse’s employment agreement) on December 31, 2008, he would not have been entitled to any benefits other than those available to our employees generally.

Termination as a Result of Disability

Had Mr. Hesse’s employment been terminated by reason of disability on December 31, 2008, he would have been entitled to receive:

•	an amount equal to his then-current salary for 12 months, through periodic payments with the same frequency as our payroll schedule;

•	payment of the fourth quarter 2008: (1) short-term incentive award and (2) Enhanced Near-Term Incentive Compensation;

•	continued participation in the medical and welfare plans that Mr. Hesse was participating in on his termination date for a period of one year; and

•

acceleration of options granted and RSUs awarded to Mr. Hesse and receipt of the Sign-On RSU Award (as defined in his employment agreement) on the first business day of the seventh month following his termination.

Termination as a Result of Death

Had Mr. Hesse’s employment been terminated by reason of death on December 31, 2008, his estate would have been entitled to receive the fourth quarter 2008 short-term incentive award, the fourth quarter 2008 Enhanced Near-Term Incentive Compensation and acceleration of options granted and RSUs awarded to Mr. Hesse.

Conditions Applicable to the Receipt of Severance Payments and Benefits

As a condition to Mr. Hesse’s entitlement to receive the amounts referenced in the above table, Mr. Hesse will:

•	be required to execute a release in favor of us;

•	be subject to confidentiality and non-disparagement provisions on a permanent basis following the termination of his employment;

•	for the 24-month period following the termination of his employment, be prohibited from:

•	engaging in certain employment activities with a competitor of ours;

•	soliciting our employees and certain other parties doing business with us to terminate their relationships with us; and

•	soliciting or assisting any party to undertake any action that would be reasonably likely to, or is intended to, result in a change of control or seek to control our board of directors.

If Mr. Hesse breaches any of these obligations, he will have no rights in, and we will have no obligation to provide, any severance benefits yet to be paid or provided under his employment agreement; and any outstanding equity-based award granted under his employment agreement will terminate immediately.

Mr. Brust

The following table and narrative describe the potential payments upon termination of employment for Robert H. Brust, our CFO, assuming the date of termination of employment was December 31, 2008.

Executive Benefits and Payments Upon Termination	Termination Without Cause or for Good Reason	Termination Without Cause or for Good Reason Due to Change In Control	Voluntary Termination or Termination for Cause	Disability	Death
Compensation:
Base Salary	$1,333,333	$1,333,333	$0	$1,000,000	$0
Sign-On Bonus Award	$700,000	$700,000	$-250,000	$700,000	$700,000
Short-Term Incentive—4th Quarter 2008	$239,200	$239,200	$239,200	$239,200	$239,200
Short-Term Incentive Plan—Target	$1,733,333	$1,733,333	$0	$0	$0
Long-Term Incentive—Accelerated/Continued Vesting(1)	$429,578	$859,156	$0	$859,156	$859,156
Benefits:
Health and Welfare Benefits	$3,184	$3,184	$0	$2,388	$0
Outplacement Services	$0	$0	$0	$0	$0
TOTAL	$4,438,628	$4,868,206	$-10,800	$2,800,744	$1,798,356

(1)	The value of options is based on the intrinsic value of the options, which is the difference between the exercise price of the option and the market price of our common stock on December 31, 2008, multiplied by the number of options, and the value of RSUs is based on the market value of our stock on December 31, 2008, multiplied by the number of RSUs.

Termination Without Cause or Resignation for Good Reason

Had Mr. Brust’s employment been terminated on December 31, 2008, either by us without cause (as defined in Mr. Brust’s employment agreement), or by Mr. Brust for good reason (as defined in Mr. Brust’s employment agreement), other than in connection with a change in control of Sprint Nextel, he would have been entitled to receive the following severance benefits:

•	his base salary for the remainder of his employment term, through periodic payments with the same frequency as our payroll schedule;

•	his Sign-On Bonus Award of $700,000;

•

his fourth quarter 2008 short-term incentive award and a pro rata payment under the then-applicable short-term incentive plan with respect to the remainder of his employment term equal to the lesser of his targeted opportunity as of the date of his termination of his employment and the payout determined by the Compensation Committee based on actual performance of Sprint Nextel compared to the targeted objectives under the plan;

•	continued participation in certain benefit plans for the remainder of his employment term; and

•

immediate vesting of the unvested portions of the Sign-On Option Award and Sign-On RSU Award scheduled to vest on the second anniversary of the date of grant and forfeiture of the remaining unvested portion scheduled to vest on the third anniversary of the date of grant.

Termination Without Cause or For Good Reason Due to a Change of Control

Had Mr. Brust’s employment been terminated on December 31, 2008, either by us without cause or by Mr. Brust for good reason, and the termination date was within an 18-month period following a change of control, Mr. Brust would have been entitled to receive, as soon as practicable:

•	his base salary for the remainder of his employment term, through periodic payments with the same frequency as our payroll schedule;

•	his Sign-On Bonus Award of $700,000;

•

his fourth quarter 2008 short-term incentive award and a pro rata payment under the then-applicable short-term incentive plan with respect to the remainder of his employment term equal to the lesser of his targeted opportunity as of the date of his termination of his employment and the payout determined by the Compensation Committee based on actual performance of Sprint Nextel compared to the targeted objectives under the plan;

•	continued participation in our medical and welfare plans for a period of two years; and

•	immediate vesting of all options granted and RSUs awarded to Mr. Brust.

Voluntary Termination of Employment or Termination for Cause

Had Mr. Brust voluntarily terminated his employment on December 31, 2008, he would have been entitled to receive his short-term incentive award for the fourth quarter of 2008, but he would have had to repay us the $250,000 Sign-On Bonus Award he received under the terms of his employment agreement.

Termination as a Result of Disability

Had Mr. Brust’s employment been terminated by reason of disability on December 31, 2008, he would have been entitled to receive:

•	an amount equal to his then-current salary for 12 months, through periodic payments with the same frequency as our payroll schedule (reduced by any amounts paid under our long-term disability plan);

•	his Sign-On Bonus Award of $700,000;

•	his fourth quarter 2008 short-term incentive award;

•	continued participation in the medical and welfare plans that Mr. Brust was participating in on his termination date for a period of one year; and

•	acceleration of options granted and RSUs awarded to Mr. Brust.

Termination as a Result of Death

Had Mr. Brust’s employment been terminated by reason of death on December 31, 2008, his estate would have been entitled to receive the Sign-On Bonus Award of $700,000, the fourth quarter 2008 short-term incentive award and acceleration of options granted and RSUs awarded to Mr. Brust.

Conditions Applicable to the Receipt of Severance Payments and Benefits

For 36 months following the end of his employment term, Mr. Brust may not to compete with Sprint Nextel or solicit employees or customers of Sprint Nextel. If Mr. Brust breaches any of these obligations, he would forfeit his right to any severance payments and benefits to which he otherwise would be entitled.

Mr. Cowan

The following table and narrative describe the potential payments upon termination of employment for Keith O. Cowan, our President, Strategic Planning and Corporate Initiatives and Acting President, CDMA, assuming the date of termination of employment was December 31, 2008.

Executive Benefits and Payments Upon Termination	Termination Without Cause or for Good Reason	Change of Control: Termination Without Cause or for Good Reason	Disability	Death
Compensation:
Base Salary	$1,450,00	$1,450,000	$725,000	$0
Short-Term Incentive—4th Quarter 2008	$166,750	$166,750	$166,750	$166,750
Short-Term Incentive Plan—Target	$1,812,500	$1,812,500	$0	$0
4th Quarter 2008 Enhanced Near-Term Incentive Compensation	$613,333	$613,333	$613,333	$613,333
Long-Term Incentive—Accelerated/Continued Vesting(1)	$852,936	$1,148,096	$1,148,096	$1,148,096
Benefits:
Health and Welfare Benefits	$19,151	$19,151	$9,575	$0
Outplacement Services	$35,000	$35,000	$0	$0
TOTAL	$4,949,669	$5,244,830	$2,662,755	$1,928,179

(1)	The value of options is based on the intrinsic value of the options, which is the difference between the exercise price of the option and the market price of our common stock on December 31, 2008, multiplied by the number of options, and the value of RSUs is based on the market value of our stock on December 31, 2008, multiplied by the number of RSUs.

Termination Without Cause or Resignation for Good Reason

Had Mr. Cowan’s employment been terminated on December 31, 2008, either by us without cause or by Mr. Cowan for good reason (as defined in Mr. Cowan’s employment agreement), other than in connection with a change of control (as defined in Mr. Cowan’s employment agreement), he would have been entitled to receive the following severance benefits:

•	an amount equal to his then-current base salary for a two-year period, through periodic payments with the same frequency as our payroll schedule;

•

payment of the short-term incentive award for (1) the fiscal year in which the termination occurred based on the actual performance level for the period before the beginning of his termination and (2) the two fiscal years following his termination at the lesser of the target amount or actual performance, with each annual payment being made after the Compensation Committee has determined whether targets have been achieved;

•	payment of the fourth quarter 2008 Enhanced Near-Term Incentive Compensation;

•	continued participation in our medical and welfare plans for a period of two years;

•	continued vesting of options granted and RSUs awarded to Mr. Cowan through his severance period; and

•	outplacement services in an amount not to exceed $35,000.

Termination Without Cause or For Good Reason Due to a Change of Control

Had Mr. Cowan’s employment been terminated on December 31, 2008, either by us without cause or by Mr. Cowan for good reason, and the termination date was within an 18-month period following a change of control, Mr. Cowan would have been entitled to receive, as soon as practicable:

•	an amount equal to two times the sum of: (1) his then current base salary and (2) his short-term incentive target opportunity;

•	payment of the fourth quarter 2008: (1) short-term incentive award and (2) Enhanced Near-Term Incentive Compensation;

•	outplacement services in an amount not to exceed $35,000;

•	continued participation in our medical and welfare plans for a period of two years; and

•	immediate vesting of all options granted and RSUs awarded to Mr. Cowan.

Voluntary Termination of Employment or Termination for Cause

Had Mr. Cowan voluntarily terminated his employment with us without good reason (as defined in Mr. Cowan’s employment agreement) or been terminated by us for cause (as defined in Mr. Cowan’s employment agreement) on December 31, 2008, he would not have been entitled to any benefits other than those available to our employees generally.

Termination as a Result of Disability

Had Mr. Cowan’s employment been terminated by reason of disability on December 31, 2008, he would have been entitled to receive:

•	an amount equal to his then-current salary for 12 months, through periodic payments with the same frequency as our payroll schedule;

•	payment of the fourth quarter 2008: (1) short-term incentive award and (2) Enhanced Near-Term Incentive Compensation;

•	continued participation in the medical and welfare plans that Mr. Cowan was participating in on his termination date for a period of one year; and

•	acceleration of options granted and RSUs awarded to Mr. Cowan.

Termination as a Result of Death

Had Mr. Cowan’s employment been terminated by reason of death on December 31, 2008, his estate would have been entitled to receive the fourth quarter 2008 short-term incentive award, the fourth quarter 2008 Enhanced Near-Term Incentive Compensation and acceleration of options granted and RSUs awarded to Mr. Cowan.

Conditions Applicable to the Receipt of Severance Payments and Benefits

The continued payment of the above amounts, except for benefits provided at normal retirement or death, is based on Mr. Cowan’s compliance with a confidentiality provision on a permanent basis following the termination of his employment and, for the 24-month period following the termination of his employment, with non-competition and non-solicitation provisions.

If Mr. Cowan breaches any of these obligations, he will have no rights in, and we will have no obligation to provide, any severance benefits yet to be paid or provided under his employment agreement; and any outstanding equity-based award granted under his employment agreement will terminate immediately.

Mr. Elfman

The following table and narrative describe the potential payments upon termination of employment for Steven L. Elfman, our President, Network Operations and Wholesale, assuming the date of termination of employment was December 31, 2008.

Executive Benefits and Payments Upon Termination	Termination Without Cause or for Good Reason	Change of Control: Termination Without Cause or for Good Reason	Disability	Death
Compensation:
Base Salary	$1,300,000	$1,300,000	$650,000	$0
Short-Term Incentive—4th Quarter 2008	$149,500	$149,500	$149,500	$149,500
Short-Term Incentive Plan—Target	$1,625,000	$1,625,000	$0	$0
4th Quarter 2008 Enhanced Near-Term Incentive Compensation	$368,000	$368,000	$368,000	$368,000
Long-Term Incentive—Accelerated/Continued Vesting(1)	$560,646	$737,743	$737,743	$737,743
Benefits:
Health and Welfare Benefits	$14,552	$14,552	$7,276	$0
Outplacement Services	$35,000	$35,000	$0	$0
TOTAL	$4,052,698	$4,229,795	$1,912,519	$1,255,243

(1)	The value of options is based on the intrinsic value of the options, which is the difference between the exercise price of the option and the market price of our common stock on December 31, 2008, multiplied by the number of options, and the value of RSUs is based on the market value of our stock on December 31, 2008, multiplied by the number of RSUs.

Termination Without Cause or Resignation for Good Reason

Had Mr. Elfman’s employment been terminated on December 31, 2008, either by us without cause (as defined in Mr. Elfman’s employment agreement), or by Mr. Elfman for good reason (as defined in Mr. Elfman’s employment agreement), other than in connection with a change in control of Sprint Nextel, he would have been entitled to receive the following severance benefits:

•	an amount equal to his then-current base salary and benefits for a two-year period, through periodic payments with the same frequency as our payroll schedule;

•

payment of the short-term incentive award for (1) the fiscal year in which the termination occurred based on the actual performance level for the period before the beginning of his termination and (2) the two fiscal years following his termination at the lesser of the target amount or actual performance, with each annual payment being made after the Compensation Committee has determined whether targets have been achieved;

•	payment of the fourth quarter 2008 Enhanced Near-Term Incentive Compensation;

•	continued participation in our medical and welfare plans for a period of two years;

•	continued vesting of options granted and RSUs awarded to Mr. Elfman through the severance period; and

•	outplacement services in an amount not to exceed $35,000.

Termination Without Cause or For Good Reason Due to a Change of Control

Had Mr. Elfman’s employment been terminated on December 31, 2008, either by us without cause or by Mr. Elfman for good reason, and the termination date was within an 18-month period following a change of control, Mr. Elfman would have been entitled to receive, as soon as practicable:

•	an amount equal to two times the sum of: (1) his then current base salary and (2) his short-term incentive target opportunity;

•	payment of the fourth quarter 2008: (1) short-term incentive award and (2) Enhanced Near-Term Incentive Compensation;

•	outplacement services in an amount not to exceed $35,000;

•	continued participation in our medical and welfare plans for a period of two years; and

•	immediate vesting of all options granted and RSUs awarded to Mr. Elfman.

Voluntary Termination of Employment or Termination for Cause

Had Mr. Elfman voluntarily terminated his employment with us without good reason (as defined in Mr. Elfman’s employment agreement) or been terminated by us for cause (as defined in Mr. Elfman’s employment agreement) on December 31, 2008, he would not have been entitled to any benefits other than those available to our employees generally.

Termination as a Result of Disability

Had Mr. Elfman’s employment been terminated by reason of disability on December 31, 2008, he would have been entitled to receive:

•	an amount equal to his then-current salary for 12 months, through periodic payments with the same frequency as our payroll schedule (reduced by any amounts paid under our long-term disability plan);

•	payment of the fourth quarter 2008: (1) short-term incentive award and (2) Enhanced Near-Term Incentive Compensation;

•	continued participation in the medical and welfare plans that Mr. Elfman was participating in on his termination date for a period of one year; and

•	acceleration of options granted and RSUs awarded to Mr. Elfman.

Termination as a Result of Death

Had Mr. Elfman’s employment been terminated by reason of death on December 31, 2008, his estate would have been entitled to receive the fourth quarter 2008 short-term incentive award, the fourth quarter 2008 Enhanced Near-Term Incentive Compensation and acceleration of options granted and RSUs awarded to Mr. Elfman.

Conditions Applicable to the Receipt of Severance Payments and Benefits

The continued payment of the above amounts, except for benefits provided at normal retirement or death, is based on Mr. Elfman’s compliance with a confidentiality provision on a permanent basis following the termination of his employment and, for the 24-month period following the termination of his employment, with non-competition and non-solicitation provisions.

If Mr. Elfman breaches any of these obligations, he will have no rights in, and we will have no obligation to provide, any severance benefits yet to be paid or provided under his employment agreement; and pursuant to his employment agreement, any outstanding equity-based award will terminate immediately.

Mr. Johnson

The following table and narrative describe the potential payments upon termination of employment for Robert L. Johnson, our Chief Service Officer, assuming the date of termination of employment was December 31, 2008.

Executive Benefits and Payments Upon Termination	Termination Without Cause or for Good Reason	Termination Without Cause or for Good Reason Due to Change In Control	Termination for Good Reason Due to Relocation	Disability	Death
Compensation:
Base Salary	$920,000	$920,000	$460,000	$460,000	$460,000
Short-Term Incentive—4th Quarter 2008	$84,640	$84,640	$84,640	$84,640	$84,640
Short-Term Incentive Plan—Target	$920,000	$920,000	$460,000	$0	$0
4th Quarter 2008 Enhanced Near-Term Incentive Compensation	$157,013	$157,013	$157,013	$157,013	$157,013
Long-Term Incentive—Accelerated Vesting(1)	$334,440	$334,440	$334,440	$334,440	$334,440
Benefits:
Health and Welfare Benefits	$20,140	$20,140	$10,070	$10,070	$0
Outplacement Services	$46,000	$46,000	$0	$0	$0
TOTAL	$2,482,223	$2,482,233	$1,506,163	$1,046,163	$1,036,093

(1)	The value of options is based on the intrinsic value of the options, which is the difference between the exercise price of the option and the market price of our common stock on December 31, 2008, multiplied by the number of options, and the value of RSUs is based on the market value of our stock on December 31, 2008, multiplied by the number of RSUs.

Termination Without Cause or Resignation for Good Reason

Had Mr. Johnson’s employment been terminated on December 31, 2008, either by us without cause (as defined in Mr. Johnson’s employment agreement), or by Mr. Johnson for good reason (as defined in Mr. Johnson’s employment agreement), other than in connection with a change in control of Sprint Nextel, he would have been entitled to receive the following severance benefits:

•	his base salary for a two-year period, through periodic payments with the same frequency as our payroll schedule;

•

payment of the short-term incentive award for (1) the fiscal year in which the termination occurred based on the actual performance level for the period before the beginning of his termination, (2) the next two fiscal years at the greater of the target amount or actual performance, with payment for the post-termination amounts being made after the Compensation Committee determined whether targets were achieved;

•	payment of the fourth quarter 2008 Enhanced Near-Term Incentive Compensation;

•	continued participation in our medical and welfare plans for a period of two years;

•	accelerated vesting of options granted and RSUs awarded to Mr. Johnson; and

•	outplacement services in an amount not to exceed 10% of base salary, or $46,000.

Termination Without Cause or For Good Reason Due to a Change of Control

Had Mr. Johnson’s employment been terminated on December 31, 2008, either by us without cause or by Mr. Johnson for good reason, and the termination date was within an 18-month period following a change of control, Mr. Johnson would have been entitled to receive, as soon as practicable:

•	an amount equal to two times the sum of: (1) his then current base salary and (2) his short-term incentive target opportunity;

•	payment of the fourth quarter 2008: (1) short-term incentive award and (2) Enhanced Near-Term Incentive Compensation;

•	outplacement services in an amount not to exceed 10% of his base salary, or $46,000;

•	continued participation in our medical and welfare plans for a period of two years; and

•	immediate vesting of all options granted and RSUs awarded to Mr. Johnson.

Termination for Good Reason Due to Relocation

Had Mr. Johnson terminated his employment with us on December 31, 2008 for good reason based on the relocation of his principal place of work more than 30 miles without his consent, he would have been entitled to receive:

•	an amount equal to his existing annual base salary and benefits for a one-year period, through periodic payments with the same frequency as our payroll schedule;

•

payment of the short-term incentive award for (1) the fiscal year of his termination and (2) the next fiscal year, in each case at the greater of the target amount or actual performance, with each annual payment being made after the Compensation Committee determined whether targets have been achieved;

•	payment of the fourth quarter 2008 Enhanced Near-Term Incentive Compensation;

•	accelerated vesting of options and RSUs, and any vested stock options will remain outstanding and exercisable for 12 months; and

•	continued participation in the medical and welfare plans that Mr. Johnson was participating in on his termination date for one year.

Voluntary Termination of Employment or Termination for Cause

Had Mr. Johnson voluntarily terminated his employment with us without good reason (as defined in Mr. Johnson’s employment agreement) or been terminated by us for cause (as defined in Mr. Johnson’s employment agreement) on December 31, 2008, he would not have been entitled to any benefits other than those available to our employees generally.

Termination as a Result of Disability

Had Mr. Johnson’s employment been terminated by reason of disability on December 31, 2008, he would have been entitled to receive:

•	an amount equal to his then-current salary for 12 months, through periodic payments with the same frequency as our payroll schedule (reduced by any amounts paid under our long-term disability plan);

•	payment of the fourth quarter 2008: (1) short-term incentive award and (2) Enhanced Near-Term Incentive Compensation;

•	continued participation in the medical and welfare plans that Mr. Johnson was participating in on his termination date for a period of one year; and

•	acceleration of options granted and RSUs awarded to Mr. Johnson.

Termination as a Result of Death

Had Mr. Johnson’s employment been terminated by reason of death on December 31, 2008, his estate would have been entitled to receive an amount equal to his then-current base salary for 12 months, the fourth quarter 2008 short-term incentive award, the fourth quarter 2008 Enhanced Near-Term Incentive Compensation and acceleration of options granted and RSUs awarded to Mr. Johnson.

Conditions Applicable to the Receipt of Severance Payments and Benefits

The continued payment of the above amounts, except for benefits provided at normal retirement or death, is based on Mr. Johnson’s compliance with a confidentiality provision on a permanent basis following the termination of his employment and, for the 24-month period following the termination of his employment, with non-competition and non-solicitation provisions.

If Mr. Johnson breaches any of these obligations, he will have no rights in, and we will have no obligation to provide, any severance benefits yet to be paid or provided under his employment agreement; and pursuant to his employment agreement, any outstanding equity-based award will terminate immediately.

Mr. Saleh

On January 25, 2008, we terminated Paul N. Saleh’s, our former Chief Financial Officer, employment without cause. The following table and narrative describe the payments Mr. Saleh is entitled to receive due to his termination.

Executive Benefits and Payments Upon Termination	Termination Without Cause or for Good Reason
Compensation:
Base Salary	$1,560,000
Short-Term Incentive Plan—January 26 – December 31, 2008	$1,196,356
Short-Term Incentive Plan—January 1, 2009 – January 26, 2010—Target	$1,056,250
Long-Term Incentive—Accelerated Vesting(1)	$3,468,377
Interim CEO/Severance Release Payment	$250,000
Benefits:
Health and Welfare Benefits	$25,242
Outplacement Services	$50,000
TOTAL	$7,606,225

(1)	The value of options is based on the intrinsic value of the options, which is the difference between the exercise price of the option and the market price of our common stock on January 25, 2008, multiplied by the number of options, and the value of RSUs is based on the market value of our stock on January 25, 2008, multiplied by the number of RSUs.

On March 15, 2008, Mr. Saleh entered into an amendment to his employment agreement to provide him a one-time payment of $250,000 conditioned upon execution of a release in recognition of his service as interim Chief Executive Officer.

Pursuant to his employment agreement and our benefit and compensation plans and programs, Mr. Saleh is entitled to receive the following severance benefits:

•	an amount equal to his then-current base salary and benefits for a two-year period, through periodic payments with the same frequency as our payroll schedule;

•

payment of the short-term incentive award for (1) the year of his termination and (2) the next fiscal year and (3) a portion of the short-term incentive award for the second fiscal year following his termination (based on the length of time served in the year that his employment was terminated), in each of (2) and (3) at the greater of the target amount or actual performance, with each annual payment being made after the Compensation Committee has determined whether targets have been achieved;

•	accelerated vesting of options and RSUs, and any vested stock options will remain outstanding and exercisable for 12 months;

•	continued participation in the medical and welfare plans that Mr. Saleh was participating in on his termination date for a period of two years; and

•	outplacement services in an amount not to exceed $50,000.

Conditions Applicable to the Receipt of Severance Payments and Benefits

As a condition to Mr. Saleh’s entitlement to receive the benefits discussed above, he has executed a release in favor of us. In addition, the continued payment of the above amounts is based on Mr. Saleh’s compliance with confidentiality and non-disparagement provisions on a permanent basis following the termination of his employment and, for the 24-month period following the termination of his employment, with non-competition and non-solicitation provisions.

Mr. Arendt

On November 14, 2008, we terminated William G. Arendt’s, our former Acting Chief Financial Officer, employment without cause. The following table and narrative describe the payments Mr. Arendt is entitled to receive due to his termination.

Executive Benefits and Payments Upon Termination	Termination Without Cause or for Good Reason
Compensation:
Base Salary	$728,000
Short-Term Incentive—November 15 – December 31, 2008	$27,380
Short-Term Incentive Plan—January 1, 2009 – November 15, 2010—Target	$558,133
4th Quarter 2008 Enhanced Near-Term Incentive Compensation	$41,989
Long-Term Incentive—Accelerated Vesting(1)	$331,793
Benefits:
Health and Welfare Benefits	$18,670
Outplacement Services	$36,400
TOTAL	$1,742,366

(1)	The value of options is based on the intrinsic value of the options, which is the difference between the exercise price of the option and the market price of our common stock on November 14, 2008, multiplied by the number of options, and the value of RSUs is based on the market value of our stock on November 14, 2008, multiplied by the number of RSUs.

Pursuant to his employment agreement and our benefit and compensation plans and programs, Mr. Arendt is entitled to receive the following severance benefits:

•	an amount equal to his then-current base salary for a two-year period, through periodic payments with the same frequency as our payroll schedule;

•

payment of the short-term incentive award for (1) the fiscal year in which the termination occurred based on the actual performance level for the period beginning before his termination, and (2) the next fiscal year and (3) a portion of the short-term incentive award for the second fiscal year following his termination (based on the length of time served in the year that his employment was terminated), in each of (2) or (3) at the greater of the target amount or actual performance, with each annual payment being made after the Compensation Committee has determined whether targets have been achieved;

•	payment of the fourth quarter 2008 Enhanced Near-Term Incentive Compensation;

•	accelerated vesting of options and RSUs, and any vested stock options will remain outstanding and exercisable for 12 months;

•	continued participation in the medical and welfare plans that Mr. Arendt was participating in on his termination date for a period of two years; and

•	outplacement services in an amount not to exceed 10% of his base salary, or $36,400.

Conditions Applicable to the Receipt of Severance Payments and Benefits

As a condition to Mr. Arendt’s entitlement to receive the benefits discussed above, he has executed a release in favor of us. In addition, the continued payment of the above amounts is based on Mr. Arendt’s compliance with confidentiality and non-disparagement provisions on a permanent basis following the termination of his employment and, for the 24-month period following the termination of his employment, with non-competition and non-solicitation provisions.

Mr. Kennedy

On December 19, 2008, we terminated Leonard J. Kennedy’s, our former General Counsel and Corporate Secretary, employment without cause. The following table and narrative describe the payments Mr. Kennedy is entitled to receive due to his termination.

Executive Benefits and Payments Upon Termination	Termination Without Cause
Compensation:
Base Salary	$1,030,000
Short-Term Incentive—December 20 – December 31, 2008	$10,471
Short-Term Incentive Plan—January 1, 2009 – December 20, 2010—Target	$875,500
4th Quarter 2008 Enhanced Near-Term Incentive Compensation	$170,752
Long-Term Incentive—Accelerated Vesting(1)	$471,505
Benefits:
Health and Welfare Benefits	$18,950
Outplacement Services	$50,000
TOTAL	$2,627,179

(1)	The value of options is based on the intrinsic value of the options, which is the difference between the exercise price of the option and the market price of our common stock on December 19, 2008, multiplied by the number of options, and the value of RSUs is based on the market value of our stock on December 19, 2008, multiplied by the number of RSUs.

Pursuant to his employment agreement and our benefit and compensation plans and programs, Mr. Kennedy is entitled to receive the following severance benefits:

•	an amount equal to his then-current base salary for a two-year period, through periodic payments with the same frequency as our payroll schedule;

•

payment of the short-term incentive award for (1) the year of his termination, (2) the next fiscal year and (3) a portion of the short-term incentive award for the second fiscal year following his termination (based on the length of time served in the year that his employment was terminated), in each of (2) and (3) at the actual performance, with payment for the post-termination amounts being made after the Compensation Committee determined whether targets were achieved;

•	payment of the fourth quarter 2008 Enhanced Near-Term Incentive Compensation;

•	continued participation in our medical and welfare plans for a period of two years;

•	accelerated vesting of options and RSUs, and any vested stock options will remain outstanding and exercisable for 12 months; and

•	outplacement services in an amount not to exceed $50,000.

Conditions Applicable to the Receipt of Severance Payments and Benefits

As a condition to Mr. Kennedy’s entitlement to receive the benefits discussed above, he has executed a release in favor of us. In addition, the continued payment of the above amounts is based on Mr. Kennedy’s compliance with a confidentiality provision on a permanent basis following the termination of his employment and, for the 24-month period following the termination of his employment, with non-competition and non-solicitation provisions.

Mr. Angelino

On January 25, 2008, we terminated Mark E. Angelino’s, our former President, Sales and Distribution, employment without cause. The following table and narrative describe the payments Mr. Angelino is entitled to receive due to his termination.

Executive Benefits and Payments Upon Termination	Termination Without Cause
Compensation:
Base Salary	$1,035,000
Short-Term Incentive Plan—January 26 – December 31, 2008	$506,018
Short-Term Incentive Plan—January 1, 2009 – January 26, 2010—Target	$588,656
Long-Term Incentive—Accelerated/Continued Vesting(1)	$1,351,245
Benefits:
Health and Welfare Benefits	$19,578
Outplacement Services	$35,000
TOTAL	$3,535,498

(1)	The value of options is based on the intrinsic value of the options, which is the difference between the exercise price of the option and the market price of our common stock on January 25, 2008, multiplied by the number of options, and the value of RSUs is based on the market value of our stock on January 25, 2008, multiplied by the number of RSUs.

Pursuant to his employment agreement and our benefit and compensation plans and programs, Mr. Angelino is entitled to receive the following severance benefits:

•	an amount equal to his then-current base salary for a two-year period, through periodic payments with the same frequency as our payroll schedule;

•

payment of the short-term incentive award for (1) the fiscal year in which the termination occurred based on the actual performance level for the period before the beginning of his termination, (2) the next fiscal year and (3) a portion of the short-term incentive award for the second fiscal year following his termination (based on the length of time served in the year that his employment was terminated), in each case at the lesser of the target amount or actual performance, with payment for the post-termination amounts being made after the Compensation Committee determined whether targets were achieved;

•	continued participation in our medical and welfare plans for a period of two years;

•

continued vesting of options granted and RSUs awarded to Mr. Angelino through his severance period, with the exception of his 2007 RSU retention award which accelerated upon his termination per the terms of his employment agreement; and

•	outplacement services in an amount not to exceed $35,000.

Conditions Applicable to the Receipt of Severance Payments and Benefits

As a condition to Mr. Angelino’s entitlement to receive the benefits discussed above, he has executed a release in favor of us. In addition, the continued payment of the above amounts is based on Mr. Angelino’s compliance with a confidentiality provision on a permanent basis following the termination of his employment and, for the 24-month period following the termination of his employment, with non-competition and non-solicitation provisions.

Certain Relationships and Related Transactions

In 2007, our board of directors adopted a written policy regarding the review and approval or ratification of transactions involving our company and our directors, nominees for directors, executive officers, immediate family members of these individuals, and shareholders owning five percent or more of our outstanding voting stock, each of whom is referred to as a related party. Our policy covers any related party transaction, arrangement or relationship where a related party has a direct or indirect material interest and the amount involved exceeds $120,000, except for approved compensation-related arrangements. Our corporate governance and legal staff are primarily responsible for the development and implementation of processes and procedures to obtain information from our directors and executive officers with respect to related party transactions.

We have a related party transaction committee comprised of members of management that reviews related party transactions to determine, based on the facts and circumstances, the potential amount involved and whether a related party has a direct or indirect material interest in the transaction. The related party transaction committee then makes a recommendation to the Audit Committee of our board of directors regarding the appropriateness of the related party transaction. The Audit Committee approves or ratifies the related party transaction only if it determines the transaction is in the best interests of our company and our shareholders. No related party transactions were brought before the Audit Committee in 2008.

Proposal 2. Ratification of Independent Registered Public Accounting Firm

(Item 2 on Proxy Card)

Our Audit Committee has voted to appoint KPMG LLP as our independent registered public accounting firm to audit the consolidated financial statements and the effectiveness of internal control over financial reporting for our company and our subsidiaries for the year ending December 31, 2009. Our shareholders are asked to ratify that appointment at the annual meeting. In keeping with good corporate governance, the Audit

Committee will periodically assess the suitability of our incumbent independent registered public accounting firm taking into account all relevant facts and circumstances, including the possible consideration of the qualifications of other accounting firms.

Representatives of KPMG will be present at the annual meeting and will have the opportunity to make a statement and to respond to appropriate questions. If the appointment of KPMG is not ratified at the meeting, the Audit Committee will consider the selection of another accounting firm.

The following paragraphs describe the fees billed for professional services rendered by our independent registered public accounting firm for the fiscal years ended December 31, 2008 and 2007.

Audit Fees

For professional services rendered for the audit of our 2008 consolidated financial statements, the report on the effectiveness of internal control over financial reporting as required by the Sarbanes-Oxley Act, the review of the consolidated financial statements included in our 2008 Form 10-Qs and the statutory audits of our international subsidiaries, KPMG billed us a total of $15.4 million.

For professional services rendered for the audit of our 2007 consolidated financial statements, the report on the effectiveness of internal control over financial reporting as required by the Sarbanes-Oxley Act, the review of the consolidated financial statements included in our 2007 Form 10-Qs and the statutory audits of our international subsidiaries, KPMG billed us a total of $14.4 million.

These amounts also include reviews of documents filed with the SEC, accounting consultations related to the annual audit and preparation of letters for underwriters and other requesting parties.

Audit-Related Fees

For professional audit-related services rendered to us, KPMG billed us a total of $1.3 million in 2008. Audit-related services in 2008 generally included the audits of our employee benefit plans, internal control reviews and other attestation services.

For professional audit-related services rendered to us, KPMG billed us a total of $1.4 million in 2007. Audit-related services in 2007 generally included the audits of our employee benefit plans, internal control reviews and other attestation services.

Tax Fees

For professional tax services rendered to us, KPMG billed us a total of $0.1 million in 2008. Tax services in 2008 primarily included tax consultation matters.

For professional tax services rendered to us, KPMG billed us a total of $0.1 million in 2007. Tax services in 2007 primarily included tax consultation matters.

All Other Fees

In 2008 and 2007, KPMG did not bill any fees in addition to the fees described above.

The Audit Committee determined that the non-audit services rendered by KPMG in 2008 and 2007 were compatible with maintaining its independence as auditors of our consolidated financial statements.

The Audit Committee has adopted policies and procedures concerning our independent registered public accounting firm, including the pre-approval of services to be provided. Our Audit Committee pre-approved all of the services described above. The Audit Committee is responsible for the pre-approval of all audit, audit-related, tax and non-audit services; however, pre-approval authority may be delegated to one or more members of the Audit Committee. The details of any services approved under this delegation must be reported to the full Audit Committee at its next regular meeting. Our independent registered public accounting firm is generally prohibited from providing certain non-audit services under our policy, which is more restrictive than the SEC rules. Any permissible non-audit service engagement must be specifically approved in advance by the Audit Committee. We provide quarterly reporting to the Audit Committee regarding all audit, audit-related, tax and non-audit services provided by our independent registered public accounting firm.

Our Board of Directors recommends that you vote “FOR” the ratification of the appointment of KPMG in this Proposal 2.

Proposal 3. Approval of the Amendment to the 1988 Employees Stock Purchase Plan.

(Item 3 on Proxy Card)

The following is a discussion of the Sprint Nextel Employees Stock Purchase Plan and the amendment of the plan to be submitted for shareholder approval at the annual meeting. You are urged to read carefully the Sprint Nextel Employees Stock Purchase Plan, as restated to incorporate the amendment, a copy of which is attached to this proxy statement as Annex A.

The Sprint Employees Stock Purchase Plan (or the ESPP) was established in 1988. Over time, the pool of shares reserved and authorized by shareholders for issuance under the ESPP becomes depleted. Accordingly, we have periodically asked shareholders to consider approving an increase in the number of shares of the applicable stock reserved and authorized for issuance under the ESPP in order to ensure that a sufficient number of shares are available to continue offerings under the ESPP. Our shareholders previously approved such increases in 1994, 1998, 2000, 2001 and 2003.

At its meeting on February 26, 2009, the Sprint Nextel board of directors approved an amendment, subject to the approval of our shareholders, increasing the number of shares of Sprint Nextel Series 1 Common Stock reserved and authorized for issuance under the ESPP by 80 million. The board simultaneously recommended that the ESPP, as so amended, be submitted to our shareholders at the next Sprint Nextel annual meeting of shareholders for their approval. If approved by our shareholders, the amended ESPP will be effective immediately upon approval.

Summary of Plan Provisions

Under the terms of the ESPP, eligible employees of Sprint Nextel and those subsidiaries designated by the Board of Directors can elect on a quarterly basis to receive an option to purchase shares of Sprint Nextel Series 1 Common Stock at a discounted exercise price. Each electing employee allocates a percentage of the employee’s compensation during the applicable calendar quarter to be used for the exercise of the option to purchase shares of Sprint Nextel Series 1 Common Stock on the last business day of that quarter, subject to restrictions described in the next paragraph. The price of shares purchased upon the exercise of the option is currently 95% of the average of the high and low prices of the Sprint Nextel Series 1 Common Stock for composite transactions for the last business day of the applicable calendar quarter.

The option grant date is the first business day of each calendar quarter. A participating employee may not purchase more than 9,000 shares in any offering, and the grant date value of shares purchased in any calendar year may not exceed $25,000 in total. If the number of shares available under the ESPP as of any particular purchase date is insufficient to meet the purchase requirements based on participants’ contributions for the quarter, the available shares will be allocated pro rata among participants based on their contributions.

If the amendment to the ESPP is approved, approximately 88 million shares will be available after the purchase of shares in the first quarter 2009 offering for purchases in the second quarter and subsequent offerings under the ESPP. It is anticipated that this number of shares will be sufficient through 2013.

Awards Under the ESPP

Participation in the ESPP is voluntary and is dependent on each eligible employee’s election to participate and his or her determination as to the level of payroll deductions. Accordingly, future purchases under the ESPP are not determinable. Non-employee directors are not eligible to participate in the ESPP. As of the date of this proxy statement, no purchases have been made under the amended and restated ESPP since its adoption by the board in February 2009. For illustrative purposes, however, during the fiscal year ended December 31, 2008, the following persons or groups purchased shares of Sprint Nextel Series 1 Common Stock under the ESPP as follows, at a weighted average price of $4.16 per share.

Name and Position	Dollar Value ($)	Number of Shares (#)
Daniel R. Hesse	0	0
Robert H. Brust	0	0
Keith O. Cowan	0	0
Steven L. Elfman	0	0
Robert L. Johnson	0	0
Former Executive Officers:
Paul N. Saleh	0	0
William G. Arendt	0	0
Leonard J. Kennedy	0	0
Mark E. Angelino	0	0

All executive officers as a group (8 persons)	15,943	2,672
All current non-employee directors as a group	0	0
All employees, excluding all executive officers	36,109,316	8,676,427

Tax Aspects of the ESPP

The ESPP is an “employee stock purchase plan” under section 423 of the Internal Revenue Code. Options issued under the ESPP qualify for special tax treatment such that no income is recognized by the employee at the time the option is granted or exercised and the recognition of gain is deferred until the disposition of the stock purchased.

If stock purchased is sold after being held for one year from the date of purchase and two years from the date of the grant of the option, the employee will recognize ordinary income to the extent of the lesser of (1) 5% (10% for shares purchased prior to April 1, 2009 and 15% for shares purchased prior to July 1, 2005) of the fair market value of the stock on the date of the option grant and (2) the excess, if any, of the fair market value of the stock on the date of disposition over the purchase price. Any further gain is capital gain. Any loss is treated as capital loss. There will be no tax effect on Sprint Nextel under these circumstances.

If the stock is sold before the holding period described above expires, the employee must recognize additional ordinary income. This ordinary income is reported as wages on the employee’s Form W-2. The amount to be treated as ordinary income is the difference between the fair market value of the stock on the date of exercise of the option and the purchase price. Any further gain is capital gain. If the selling price is less than the value of the stock at the time of exercise, the ordinary income amount remains the same and a capital loss is recognized. The early disposition of the stock entitles Sprint Nextel to a deduction to the extent that the employee recognizes ordinary income.

Our Board of Directors recommends a vote “FOR” the approval of the amendment to the ESPP in this Proposal 3.

Proposal 4. Shareholder Proposal Concerning Special Shareholder Meetings

(Item 4 on Proxy Card)

4—Special Shareowner Meetings

RESOLVED, Shareowners ask our board to take the steps necessary to amend our bylaws and each appropriate governing document to give holders of 10% of our outstanding common stock (or the lowest percentage allowed by law above 10%) the power to call special shareowner meetings. This includes that such bylaw and/or charter text will not have any exception or exclusion conditions (to the fullest extent permitted by state law) that apply only to shareowners but not to management and/or the board.

Statement of William Steiner

Special meetings allow shareowners to vote on important matters, such as electing new directors, that can arise between annual meetings. If shareowners cannot call special meetings, management may become insulated and investor returns may suffer. Shareowners should have the ability to call a special meeting when a matter is sufficiently important to merit prompt consideration.

This proposal topic won impressive support at the following companies based on 2008 yes and no votes:

Occidental Petroleum (OXY)	66%	Emil Rossi (Sponsor)
FirstEnergy (FE)	67%	Chris Rossi
Marathon Oil (MRO)	69%	Nick Rossi

The merits of this Special Shareowner Meetings proposal should also be considered in the context of the need for further improvements in our company’s corporate governance and in individual director performance. In 2008 the following governance and performance issues were identified:

•	The Corporate Library (TCL) www.thecorporatelibrary.com, an independent investment research firm, rated our company:

“D” overall.

“High Governance Risk Assessment.”

“Very High Concern” in Executive Pay – $40 million for Gary Forsee.

•	Our directors served on boards rated “D” by The Corporate Library:

Irvine Hockaday	Ford (F)

Irvine Hockaday	Estee Lauder (EL)

Irvine Hockaday	Crown Media (CRWN)

Rodney O’Neal	Goodyear (GT)

Rodney O’Neal	Delphi (DPHIQ.PK)

Gordon Bethune	Honeywell (HON)

Ralph Whitworth	Sovereign Bancorp (SOV)

Janet Hill	Wendy’s/Arby’s (WEN)

Robert Bennett	Liberty Media (LCAPA)

Larry Glasscock	WellPoint (WLP)

•

Irvine Hockaday (Sprint Nomination Committee Chairman) was designated a “Problem Director” by The Corporate Library due to his involvement with the proposed Sprint merger with WorldCom that led to the acceleration of $1.7 billion in stock options even though the merger ultimately failed.

•	Irvine Hockaday and Janet Hill were designated “Accelerated Vesting” directors by TCL due to their accelerating stock option vesting to avoid recognizing the related cost.

•	We had no shareholder right to:

Cumulative voting.

Act by written consent.

Call a special meeting.

Vote on executive pay.

•	Our management should have the leadership initiative to adopt the above Board accountability items instead of leaving it to shareholders to take the initiative in proposing such improvements.

The above concerns shows there is need for improvement. Please encourage our board to respond positively to this proposal:

Special Shareowner Meetings—

Yes on 4

Notes:

William Steiner, 112 Abbottsford Gate, Piermont, NY 10968 sponsored this proposal.

Our Response to the Shareholder Proposal

Under our bylaws, a special meeting of shareholders may be called at any time by the board, the chairman of the board, the chief executive officer or the president. For a company with as many shareholders as us, a special meeting of shareholders is a very expensive and time-consuming affair because of the legal costs in preparing required disclosure documents, printing and mailing costs, and the time commitment required of the board and members of senior management to prepare for and conduct the meeting. Calling special meetings of shareholders is not a matter to be taken lightly and should be extraordinary events that only occur when either fiduciary obligations or strategic concerns require that the matters to be addressed cannot wait until the next annual meeting.

Allowing a minority group of shareholders to call special meetings could impose substantial administrative and financial burdens on us, and significantly disrupt the conduct of our business. The current bylaws provision is an appropriate corporate governance provision for a public company of our size because it allows the directors and our chief executive officer and president, according to their fiduciary obligations, to exercise their business judgment to determine when it is in the best interests of shareholders to convene a special meeting.

In addition, our executives and Investor Relations department personnel maintain open lines of communications with large and small shareholders, financial analysts, and shareholder advisory services regarding important issues relating to our business and governance matters.

Under this proposal, holders of ten percent or more of our common stock would have the right to call a special meeting of shareholders. This could provide a forum for parties holding a minority portion of our shares to call meetings that would serve their narrow purposes rather than those of the majority of our shareholders. Controlling the timing of a regular or special meeting under such circumstances should be in the hands of our board and senior executives, as it is now, to enable them to discharge their fiduciary duties to all the shareholders of the company.

This proposal should also be viewed in the context of the numerous corporate governance initiatives that our board of directors has already implemented for the benefit of our shareholders. Our current corporate governance structure is a sound one that is reviewed annually to consider governance developments and best practices, and that empowers our shareholders to express their concerns on important corporate matters. Our corporate governance structure already provides for the following:

•	Declassified Board—All of our directors serve one-year terms and stand for re-election at each annual meeting.

•	Director Nomination Process—Our bylaws set forth a process by which a shareholder may nominate directors to our board at an annual meeting.

•	Majority Voting—Our bylaws provide for a majority vote standard for the election of directors in an uncontested election.

•

Shareholder Vote Required—Our shareholders have the ability to vote on important matters, such as takeover offers. The rules of the NYSE also require listed companies like us to seek shareholder consent to issue common stock that would amount to 20 percent or more of the outstanding shares of the company, and the Kansas General Corporation Code requires us to seek shareholder approval for certain mergers or the sale of all or substantially all of our assets and our charter documents provide for these matters to be voted on by our shareholders.

•	Strict Director Independence Standards—Our Corporate Governance Guidelines require that at least two-thirds of our board be independent.

•	Shareholder Communication Process—Our board has established a process that enables our shareholders to communicate with our directors. The process is described on page 18 of this proxy statement. As enumerated in our Corporate Governance Guidelines, our outside directors may also, from time to time, meet with outside parties on issues of significance to all shareholders.

Our Board of Directors recommends a vote “AGAINST” this proposal.

Proposal 5. Shareholder Proposal Concerning Political Contributions

(Item 5 on Proxy Card)

Resolved, that the shareholders of Sprint Nextel Corporation ( “Company”) hereby request that the Company provide a report, updated semi-annually, disclosing the Company’s:

1.	Policies and procedures for political contributions and expenditures (both direct and indirect) made with corporate funds.

2.	Monetary and non-monetary political contributions and expenditures not deductible under section 162 (e)(1)(B) of the Internal Revenue Code, including but not limited to contributions to or expenditures on behalf of political candidates, political parties, political committees and other political entities organized and operating under 26 USC Sec. 527 of the Internal Revenue Code and any portion of any dues or similar payments made to any tax exempt organization that is used for an expenditure or contribution if made directly by the corporation would not be deductible under section 162 (e)(1)(B) of the Internal Revenue Code. The report shall include the following:

a.	An accounting of the Company’s funds that are used for political contributions or expenditures as described above;

b.	Identification of the person or persons in the Company who participated in making the decisions to make the political contribution or expenditure; and

The report shall be presented to the board of directors’ audit committee or other relevant oversight committee and posted on the company’s website to reduce costs to shareholders.

Supporting Statement

As long-term shareholders of Sprint Nextel , we support transparency and accountability in corporate spending on political activities. These activities include direct and indirect political contributions to candidates, political parties or political organizations; independent expenditures; or electioneering communications on behalf of a federal, state or local candidate.

Disclosure is consistent with public policy and in the best interest of the company and its shareholders. Absent a system of accountability, company assets can be used for policy objectives that may be inimical to the long-term interests of and may pose risks to the company and its shareholders.

Sprint Nextel contributed at least $1.4 million in corporate funds since the 2002 election cycle. (CQ’s PoliticalMoneyLine: http://moneyline.cq.com/pml/home.do and the National Institute on Money in State Politics: http://www.followthemoney.org/index.phtml).

However, relying on publicly available data does not provide a complete picture of the Company’s political expenditures. For example, the Company’s payments to trade associations used for political activities are undisclosed and unknown. In many cases, even management does not know how trade associations use their company’s money politically. The proposal asks the Company to disclose all of its political contributions, including payments to trade associations and other tax exempt organizations. This would bring our Company in line with a growing number of leading companies, including Pfizer, Aetna, and American Electric Power that support political disclosure and accountability and present this information on their websites.

The Company’s Board and its shareholders need complete disclosure to be able to fully evaluate the political use of corporate assets. We urge your support for this critical governance reform.

Our Response to the Shareholder Proposal

Political contributions, where permitted, are an important part of the regulatory and legislative process. We are in a highly regulated industry and our operations are significantly affected by the actions of elected officials at the local, state and national levels, including rates we can charge customers, our profitability and even how we must provide services to competitors. It is important that we actively participate in the electoral and legislative processes in order to protect your interests as shareholders. We do so by contributing prudently to state and local candidates and by contributing to political organizations and trade associations when such contributions advance our business objectives and the interests of our shareholders. In making such contributions, we are committed to complying with campaign finance and lobbying laws, as well as changes that may be enacted in the future, including the laws requiring public disclosure of political contributions and lobbying expenses. The amount of our expenditures in this area is de minimis as compared to our total expenditures in a year. The adoption of this proposal would add unnecessary costs to our business.

We believe that significant information about our political contributions is already publicly available as required by applicable state and federal law. Moreover, we are continuing to improve the disclosure of our political expenditures so that we are even more transparent than required in this area. We also believe that this is in your best interests.

In addition, no company funds, in accordance with the law, are expended to make federal political contributions. Federal law has long prohibited corporate contributions to federal candidates or their political committees. With the enactment of the Bi-Partisan Campaign Finance Reform Act of 2002 (known as the McCain Feingold Act), corporate contributions to federal political parties and leadership committees are prohibited.

As to state and local contributions, state laws determine when and under what circumstances political contributions are permissible. Moreover, a number of states in which we operate have extensive reporting requirements. These rules, in general, are equally applicable to all participants in the political process. This proposal, on the other hand, would impose a set of rules only on us.

This proposal would impose unwarranted expenditures of funds and administrative burdens on us and would be uniquely applicable only to us and not to our competitors, unions or any other participants in the process. Your directors believe that any reporting requirements that go beyond those required under existing law should be applicable to all participants in the process, not just to us.

Our Board of Directors recommends a vote “AGAINST” this proposal.

Other Matters to Come Before the Meeting

We do not intend to bring any other matters before the meeting, and we do not know of any matters to be brought before the meeting by others. If, however, any other matters properly come before the meeting, the persons named in the proxy will vote the shares represented thereby in accordance with the judgment of management on any such matter.

Future Shareholder Proposals

The deadline for submitting shareholder proposals to be included in the proxy statement for our 2010 annual meeting of shareholders is November 30, 2009. If you intend to submit a proposal, it must be received by our Corporate Secretary at 6200 Sprint Parkway, Mailstop KSOPHF0302-3B424, Overland Park, Kansas 66251, no later than that date.

If you intend to submit a matter for consideration at next year’s meeting, other than by submitting a proposal to be included in our proxy statement, you must give timely notice according to our bylaws. Those bylaws provide that, to be timely, your notice must be received by our Corporate Secretary at 6200 Sprint Parkway, Mailstop KSOPHF0302-3B424, Overland Park, Kansas 66251, between December 13, 2009 and January 12, 2010. For each matter you intend to bring before the meeting, your notice must include a brief description of the business you wish to be considered, the reasons for conducting that business at the meeting, and any material interest you have in that business. The notice must also include your name, address, and the class and number of shares of our stock that you own.

Annex A

EMPLOYEES STOCK PURCHASE PLAN

AMENDED AND RESTATED

EFFECTIVE APRIL 1, 2009

1.	Purpose

The purpose of this Employees Stock Purchase Plan is to encourage and enable eligible employees of Sprint Nextel and its Subsidiaries to acquire proprietary interests in Sprint Nextel through the ownership of Common Stock in order to establish a closer identification of their interests with those of Sprint Nextel by providing them with another and more direct means of participating in its growth and earnings which, in turn, will provide motivation for participating employees to remain in the employ of and to give greater effort on behalf of Sprint Nextel. It is the intention of Sprint Nextel to have the Plan qualify as an “employee stock purchase plan” under Section 423 of the Code. The provisions of the Plan shall, accordingly, be construed so as to extend and limit participation in a manner consistent with the requirements of that Section of the Code.

2.	Definitions

The following words or terms, when used herein, shall have the following respective meanings:

(a) “Account” shall mean the funds accumulated with respect to an individual Employee as a result of deductions from his paycheck for the purpose of purchasing Common Stock under this Plan. The funds allocated to an Employee’s Account shall remain the property of the respective Employee at all times but may be commingled with the general funds of Sprint Nextel.

(b) “Average Market Price” shall mean the average of the high and low prices of the applicable Common Stock for composite transactions for the date in question or, if no trade of such Common Stock shall have been made on that date, the next preceding date on which there was a trade of such Common Stock.

(c) “Board” shall mean the Board of Directors of Sprint Nextel.

(d) “Code” shall mean the Internal Revenue Code of 1986, as amended.

(e) “Committee” shall mean the Compensation Committee of the Board unless the Board designates another committee consisting of three or more members of the Board who are not eligible to participate in this Plan.

(f) “Compensation” shall mean base pay and, if applicable, sales commissions and shall exclude all other forms of compensation.

(g) “Date of Grant” shall mean, with respect to each offering under the Plan, the first day of the calendar quarter during which the offering occurs. A different date may be set by resolution of the Board.

(h) “Date of Exercise” shall mean the date on which Options shall be deemed exercised, which shall be the last day of the Purchase Period. Different dates may be set by resolution of the Board.

(i) “Eligible Employee” or “Employee” shall mean all persons continuously employed by Sprint Nextel or a participating Subsidiary from the 14th day before the end of the month immediately preceding the Purchase Period through the Date of Grant for that offering; provided, however, persons whose customary employment is for less than twenty hours per week shall not be an “Employee” or an “Eligible Employee” as those terms are used herein; and provided further that the Committee may determine, as to any offering under this Plan, that the offer will not be extended to highly compensated employees (within the meaning of Section 414(q) of the Code or any successor Code section). An individual who is on sick leave or other company approved leave on the Date of Grant and who otherwise is an Eligible Employee may enroll in an offering under the Plan; provided, however, if on the Date of Grant such leave has exceeded a period of 90 days and the individual’s right to reemployment is not guaranteed either by statute or by contract, the individual shall not be permitted to enroll.

(j) “ESPP Broker” shall have the meaning assigned in Section 14(a).

(k) “Option” or “Options” shall mean the right or rights granted to Eligible Employees to purchase Common Stock under an offering made under this Plan.

(l) “Plan” shall mean this Employees Stock Purchase Plan, as amended.

(m) “Plan Administrator” shall mean the individual or individuals appointed under Section 4 to carry out certain administrative duties with respect to the Plan.

(n) “Purchase Period” shall mean, with respect to each offering under the Plan, the period from and including the first business day of each calendar quarter commencing on or after October 1, 2005, through the last business day of each such calendar quarter. A different Purchase Period may be set by resolution of the Board. The Purchase Period relates to the period during which payroll deductions for payment for stock purchased under an offering under this Plan are made.

(o) “Shares,” “Stock” or “Common Stock” shall mean shares of $.01 par value Sprint Nextel Series 1 Common Stock.

(p) “Subscription Period” shall mean, with respect to the offering commencing on October 1, 2005, the period from September 6, 2005 to September 23, 2005. Subscription Period for any subsequent offering shall mean the period from the first day of the calendar quarter preceding such offering to the 14th day before the end of the calendar quarter preceding such offering. A different Subscription Period may be set by resolution of the Board.

(q) “Sprint Nextel” shall mean Sprint Nextel Corporation, a Kansas corporation, or its successor.

(r) “Subsidiary” shall mean a corporation, domestic or foreign, of which not less than 50% of the voting securities are held by Sprint Nextel or by Sprint Nextel together with one or more of its Subsidiaries whether or not such corporation now exists or is hereafter organized or acquired by Sprint Nextel or a Subsidiary.

3.	Number of Shares Under the Plan

A total of 170 million shares of Stock may be sold to Eligible Employees under this Plan less shares of Stock previously sold under the Plan, as adjusted to reflect the effects of prior mergers, recapitalizations and stock splits. The Shares used under the Plan may be newly issued Shares or may be Shares purchased for the Plan on the open market or from private sources, at the option of Sprint Nextel. The number of shares of Stock that may be sold pursuant to each Subscription Period under the Plan is limited to 16 million shares of Stock, which number shall be appropriately adjusted by the Board for a Purchase Period on other than a quarterly basis. With respect to each offering, the Board of Directors will specify the Subsidiaries participating in the offering and such other terms and conditions not inconsistent with this Plan as may be necessary or appropriate.

In the event of reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, offerings of rights, or any other change in the structure of Common Stock, the Board may make such adjustment, if any, as it may deem appropriate in the number, kind, and the Option price of Shares available for purchase under the Plan, and in the number of Shares which an Employee is entitled to purchase.

4.	Administration of the Plan

This Plan shall be administered by the Committee. The Committee is vested with full authority to make, administer and interpret such equitable rules and regulations regarding this Plan as it may deem advisable. Its determinations as to the interpretation and operation of this Plan shall be final and conclusive.

To aid in administering the Plan, the Board or the Committee shall appoint a Plan Administrator and the Committee shall allocate to the Plan Administrator certain limited responsibilities to carry out the directives of the Committee in all phases of the administration of the Plan.

Sprint Nextel will pay all expenses incident to establishing and administering the Plan and purchasing or issuing Shares except as otherwise provided in the Plan.

5.	Participation; Payroll Deductions

(a) An Eligible Employee may become a participant by enrolling during the Subscription Period in the manner prescribed by the Plan Administrator.

(b) Payroll deductions for a participant shall commence with the first payday in the Purchase Period for an offering and shall end with the last payday during the Purchase Period for such offering or until the Employee terminates employment or terminates his participation in the offering as provided in Section 9.

(c) As part of his enrollment, the participant shall elect to have deductions made from his pay on each payday during the time he is a participant in an offering at a percentage (in whole numbers) of his Compensation, up to a maximum of 20% of Compensation. Payroll withholding in excess of the percentage designated by a participant is permitted in order to adjust for delays or mistakes in the processing of enrollments. If a participant’s pay on any payday is insufficient, after all other payroll deductions, to withhold the percentage of Compensation elected by such participant, the deduction for this Plan shall be the amount remaining after such other payroll deductions are taken.

(d) All payroll deductions made for a participant shall be credited to his Account under the Plan. A participant may not make any separate cash payment into such Account nor may payment for Shares be made other than by payroll deduction.

(e) A participant may discontinue his participation in an offering as provided in Section 9, but may not otherwise alter the rate of his payroll deductions for that offering.

6.	Granting of Option

On the Date of Grant for an offering, this Plan shall be deemed to have granted to each participating Employee an Option for as many full Shares as he will be able to purchase with the payroll deductions credited to his Account during the Purchase Period for that offering, subject to the provisions in the next two paragraphs. Notwithstanding the foregoing, no Employee may purchase more than 9,000 shares of Stock during any single offering; provided, further, that no Employee shall be granted an Option to purchase Shares under this Plan if such Employee, immediately after such Option is granted, owns stock (applying the rules of Section 424(d) of the Code) or holds Options to purchase stock possessing five percent or more of the total combined voting power or value of all classes of stock of Sprint Nextel or of any of its Subsidiaries; provided, further, that no Employee may be granted an Option to purchase Shares which permits his rights to purchase shares of stock under all employee stock purchase plans of Sprint Nextel and its Subsidiaries to accrue at a rate which exceeds in any one calendar year $25,000 of the fair market value of the stock determined as of the date the Option to purchase is granted.

If the total number of Shares for which Options are to be exercised on any Date of Exercise exceeds the number of Shares then available under the Plan for that offering, Sprint Nextel shall make a pro rata allocation of the available Shares based on the amount in each participant’s Account at the end of the Purchase Period.

All Shares of Common Stock included in any offering under this Plan in excess of the total number of Shares purchased in such offering shall be available for inclusion in any subsequent offering under this Plan.

7.	Purchase Price

The Option price per Share of Common Stock shall be 95% of the Average Market Price for a Share of Stock on the Date of Exercise.

8.	Exercise of Option

Subject to the availability of Shares as set forth in Section 6, each Employee who has sufficient funds in his Account on a Date of Exercise to purchase at least one full share of Common Stock shall be deemed to have exercised his Option on such date and shall be deemed to have purchased from Sprint Nextel such number of full shares of Stock reserved for the purpose of the Plan as the balance in his Account on the Date of Exercise will pay for at the Option price for that Stock.

The balance in an Employee’s Account not used to purchase Common Stock shall be paid to the Employee as soon as practicable after the Date of Exercise.

9.	Termination of Participation

An Employee may terminate participation in an offering, in whole but not in part, at any time before the end of the Purchase Period for such offering. To terminate participation, an Employee must deliver a notice to the Plan Administrator in the manner prescribed by the Plan Administrator. As soon as practicable after receipt of such notice, the Plan Administrator shall stop the Employee’s payroll deductions provided for in Section 5.

If an Employee’s participation is terminated as a provided above during the Purchase Period of an offering, the funds remaining in the Employee’s Account will be refunded to the Employee as soon as practicable after such termination.

If an Employee takes a 401(k) hardship withdrawal from the Sprint Nextel 401(k) Plan, his or her participation in the then Plan offering is automatically terminated as required under Federal tax laws. Also, the Employee will not be permitted to enroll in a quarterly offering if he or she has taken a 401(k) hardship withdrawal within the 6-month period before the Grant Date.

10.	Termination of Employment

If an Employee terminates employment for any reason or ceases to be an Eligible Employee during the Purchase Period of an offering, the funds remaining in the Employee’s Account will be refunded to the Employee as soon as practicable after termination.

11.	Automatic Re-enrollment

Eligible Employees must enroll in order to participate in the offering commencing on October 1, 2005. There will be no automatic reenrollment in such offering from any previous offering. For each offering subsequent to the offering commencing on October 1, 2005, each participant in an offering who is still an Eligible Employee shall automatically be re-enrolled in the next offering at the same percentage of Compensation in effect at the last day of the Purchase Period immediately preceding such next offering (if such an offering is authorized by the Board). If the Employee wants to change his payroll deductions in the new offering, he must re-enroll in the new offering during the Subscription Period for the new offering. If an Employee enrolled in a prior offering does not want to participate in the new offering, he must affirmatively elect not to participate in the new offering during the Subscription Period for the new offering.

The balances in the Employee’s Account at the end of an offering not used to purchase Common Stock shall be refunded to him. Upon termination of the Plan, the balances in each Employee’s Account not used to purchase Common Stock shall be refunded to him.

12.	Interest

No interest will be paid or allowed on any money in the Accounts of participating Employees.

13.	Rights to Purchase Shares Not Transferable

No Employee shall be permitted to sell, assign, transfer, pledge, or otherwise dispose of or encumber either the payroll deductions credited to his Account or any rights with regard to the exercise of an Option or to receive Shares under the Plan other than by will or the laws of descent and distribution, and such right and interest shall not be liable for, or subject to, the debts, contracts, or liabilities of the Employee. Any such action taken by the Employee shall be null and void.

14.	Rights as Stockholder and Evidence of Stock Ownership

(a) An Employee will not become a stockholder, and will have no rights as a stockholder, with respect to Shares being purchased under this Plan until after his Option is exercised and the Shares have been issued by Sprint Nextel. Promptly following each Date of Exercise, the number of shares of Common Stock purchased by each participant shall be deposited into an account established in the participant’s name at a stock brokerage or other financial services firm designated by Sprint Nextel (the “ESPP Broker”).

(b) A participant shall be free to undertake a disposition (as that term is defined in Section 424 of the Code) of the Shares in his ESPP Broker account at any time, whether by sale, exchange, gift, or other transfer of legal title, but in the absence of such a disposition of the Shares, the Shares must remain in the participant’s account at the ESPP Broker until the holding period set forth in Section 423(a) of the Code has been satisfied. With respect to Shares for which the Section 423(a) holding period has been satisfied, the participant may move those Shares to another brokerage account of participant’s choosing or request that a stock certificate be issued and delivered to him.

(c) A participant who is not subject to payment of U.S. income taxes may move his Shares to another brokerage account of his choosing or request that a stock certificate be issued and delivered to him at any time, without regard to the satisfaction of the Section 423(a) holding period.

(d) Participants shall be responsible for transaction fees charged by the ESPP Broker for transactions in their account.

15.	Application of Funds

All funds received by Sprint Nextel in payment for Shares purchased under this Plan may be used for any valid corporate purpose.

16.	Commencement of Plan

This Plan commenced on the first day of June, 1988. This Plan as amended and restated is effective for the offering commencing April 1, 2009 and subsequent offerings.

17.	Governmental Approvals or Consents; Amendments or Termination

This Plan and any offering and sales to Employees under it are subject to any governmental approvals or consents that may be or become applicable in connection therewith.

The Plan shall terminate on the effective date of a merger or consolidation in which Sprint Nextel is not the surviving corporation, if such merger or consolidation is not between or among corporations related to Sprint Nextel. If such event occurs during a Purchase Period for an offering, the Date of Exercise shall be the date determined by the Board. Any payroll deductions placed in an Employee’s Account after such Date of Exercise will be refunded to the Employee.

The Board may terminate the Plan or make such changes in the Plan and include such terms in any offering under this Plan as may be necessary or desirable, in the opinion of Counsel for Sprint Nextel, to comply with the rules or regulations of any governmental authority, or to be eligible for tax benefits under the Code or the laws of any state; or for any other reason provided that no termination or amendment may adversely affect the rights of any participant in any offering already commenced, nor may any amendment require the sale of more Shares than are authorized without prior approval of Sprint Nextel’s stockholders.

18.	Notices

All notices or other communications by a participant to Sprint Nextel under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by Sprint Nextel at the location, or by the person, designated for the receipt thereof.

ANNEX B

2009 Sprint Nextel Annual Meeting

B-1

SPRINT NEXTEL CORPORATION 6200 SPRINT PARKWAY OVERLAND PARK, KANSAS 66251

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern time on May 11, 2009 (May 6, 2009 for shares held through our 401(k) plan). Have the control number in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS

If you would like to reduce the environmental impact and the costs incurred by Sprint Nextel in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern time on May 11, 2009 (May 6, 2009 for shares held through our 401(k) plan). Have the control number in hand when you call and then follow the simple instructions the Vote Voice provides you.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Sprint Nextel Corporation, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	SPLJR1 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

SPRINT NEXTEL CORPORATION
Vote on Items
1.	Election of Ten Directors
	The Board of Directors recommends a vote FOR Item 1.		For	Against	Abstain
	1a)	Robert R. Bennett	☐	☐	☐
	1b)	Gordon M. Bethune	☐	☐	☐			For	Against	Abstain
	1c)	Larry C. Glasscock	☐	☐	☐	2.	To ratify the appointment of KPMG LLP as the independent registered public accounting firm of Sprint Nextel for 2009. The Board of Directors recommends a vote FOR Item 2.	☐	☐	☐
	1d)	James H. Hance, Jr.	☐	☐	☐
	1e)	Daniel R. Hesse	☐	☐	☐	3.	To approve amendments to the 1988 Employees Stock Purchase Plan. The Board of Directors recommends a vote FOR Item 3.	☐	☐	☐
	1f)	V. Janet Hill	☐	☐	☐
	1g)	Frank Ianna	☐	☐	☐	4.	To vote on a shareholder proposal concerning special shareholder meetings. The Board of Directors recommends a vote AGAINST Item 4.	☐	☐	☐
	1h)	Sven-Christer Nilsson	☐	☐	☐
	1i)	William R. Nuti	☐	☐	☐	5.	To vote on a shareholder proposal concerning political contributions. The Board of Directors recommends a vote AGAINST Item 5.	☐	☐	☐
	1j)	Rodney O’Neal	☐	☐	☐

Please sign exactly as your name(s) appear(s) above. If shares are held jointly, any one of the joint owners may sign. Attorneys-in-fact, executors, administrators, trustees, guardians or corporate officers should indicate the capacity in which they are signing. PLEASE VOTE THIS PROXY PROMPTLY whether or not you expect to attend the meeting.

						*NOTE* SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

ADMISSION TICKET

2009 ANNUAL MEETING OF SHAREHOLDERS

Tuesday, May 12, 2009

10:00 a.m. Central time

The Overland Park Convention Center

6000 College Boulevard

Overland Park, Kansas 66211

THIS ADMISSION TICKET ADMITS ONLY THE NAMED SHAREHOLDER AND A GUEST, OR PERSONS HOLDING PROXIES FROM SHAREHOLDERS.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

SPRINT NEXTEL CORPORATION

6200 SPRINT PARKWAY

OVERLAND PARK, KANSAS 66251

This Proxy is solicited on behalf of the Board of Directors for the Annual Meeting on May 12, 2009.

The undersigned hereby appoints Charles R. Wunsch and Timothy P. O’Grady, and each of them, with full power of substitution, as proxies, to vote all the shares of common and preferred stock of Sprint Nextel Corporation (“Sprint Nextel”) that the undersigned is entitled to vote at the 2009 Annual Meeting of Shareholders to be held May 12, 2009, and any adjournment thereof, upon the matters set forth, and in their discretion upon such other matters as may properly come before the meeting.

This Proxy, if signed and returned, will be voted as indicated. If this card is signed and returned without indication as to how to vote, the shares will be voted FOR items 1, 2 and 3 and AGAINST items 4 and 5. Any one of said proxies, or any substitutes, who shall be present and act at the meeting shall have all the powers of said proxies hereunder.